UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SVB FINANCIAL GROUP

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Notice of Annual Meeting of Stockholders

Thursday, April 24, 2014

4:30 P.M.

TO THE STOCKHOLDERS:

I am pleased to invite you to attend the 2014 Annual Meeting of Stockholders of SVB Financial Group, a Delaware corporation (the “Company”), which will be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054, on Thursday, April 24, 2014 at 4:30 p.m., Pacific Time. The purposes of the meeting are to:

1.	Elect eleven (11) directors to serve for the ensuing year and until their successors are elected;

2.	Approve our 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,000,000 shares of common stock for issuance thereunder;

3.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014;

4.	Approve, on an advisory basis, our executive compensation (“Say on Pay”); and

5.	Transact such other business as may properly come before the meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. To assure your representation at the meeting, you are encouraged to vote your shares as soon as possible. Voting instructions are included in: (i) for those stockholders receiving printed proxy materials, the enclosed Proxy Card, and (ii) for all other stockholders, the Notice Regarding the Availability of Proxy Materials (as further described in the Proxy Statement). Any stockholder attending the meeting may vote in person even if such stockholder has previously voted by proxy.

Only stockholders of record at the close of business on February 25, 2014 may vote at the meeting or any postponement or adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Roger F. Dunbar
Roger F. Dunbar
Chairman of the Board

Santa Clara, California

March 6, 2014

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS PROMPTLY AS POSSIBLE, IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. IF YOU HAVE RECEIVED PRINTED PROXY MATERIALS, A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. WE ENCOURAGE YOU TO VOTE: (I) FOR THE ELECTION OF ALL ELEVEN (11) NOMINEES FOR DIRECTOR, AND (II) IN FAVOR OF THE ABOVE REMAINING PROPOSALS.

PROXY STATEMENT—TABLE OF CONTENTS

¡	Indicates matters to be voted on at the Annual Meeting.

i

SUMMARY PERFORMANCE AND PROXY INFORMATION

This summary highlights our 2013 performance, as well as information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should review this entire Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2014.

2013 Financial Performance

2013 marked another year of strong financial performance for us: (as compared to 2012)

Continued GROWTH

•   All-time high of $23.2 billion in average total assets (up 9.0%).

•   Outstanding loan growth, reaching all-time high average loan balances of $9.4 billion (up 23.7%).

•   Higher average deposit balances of $19.6 billion (up 9.6%).

•   Higher off balance sheet average client investment funds of $24.2 billion (up 19.8%).

Continued PROFITABILITY

•   Earnings per diluted common share (“EPS”) of $4.70 (up 20.2%) and consolidated net income available to common stockholders of $215.9 million (up 23.3%).

•   All-time high net interest income of $697.3 million (up 12.8%).

•   Strong net gains on investment securities of $419.4 million (and net of noncontrolling interests (non-GAAP), $77.3 million*), and net gains on equity warrant assets of $46.1 million.

Focus on STOCKHOLDER Interests

•   Higher return on average equity (“ROE”) performance of 11.2% as compared to 10.1% in 2012.

•   2013 total stockholder return (“TSR”) of 81.9%, exceeded the one-year average of 45.9% of our Performance Peer Group. Our 2013 three-year TSR of 27.3% also exceeded the three-year average TSR of 15.4% of our Performance Peer Group. (For a list of those peer companies, see “Compensation Discussion and Analysis --- Competitive Benchmarking Against Peers”)

Maintained DISCIPLINE

•   Disciplined credit underwriting, with net charge offs of 0.33% of average total gross loans and non-performing assets of 0.20% of total assets for 2013.

•   Continued strong capital and liquidity levels.

* This is a non-GAAP financial metric; see Appendix A for reconciliation.

2013 Business Performance

Our 2013 business performance was driven by one single objective… to be the bank of the global innovation economy. We stayed focused on our long-term growth strategy and on our mission to help our clients. Our key 2013 highlights include:

•	Increased our client market share, targeting strong, performing clients in the innovation space
¡	We added more than 2,000 early stage clients.
¡	We grew the number of our larger clients (with annual revenue over $75 million), which added over $600 million in new outstanding loans.
¡	Approximately 64% of U.S. venture-backed technology and life science companies that went public in 2013 were our clients.

•	Continued growth of our business model globally
¡	We continued to grow our U.K. bank branch, which was again named service provider of the year at the European Investor AllStars. We also continued to make progress building out our joint venture bank in China.

•	Continued focus on client experience
¡	We continued to expand our products and services to simplify our clients’ banking experience, including mobile deposit solution, client onboarding systems, and online banking enhancements.

    SUMMARY INFORMATION

ANNUAL MEETING

Time and Date:	4:30 p.m. (Pacific Time), April 24, 2014
Place:	SVB Financial Group – Corporate Headquarters Kellogg Auditorium 3005 Tasman Drive Santa Clara, California 95054
Record Date:	February 25, 2014
Voting:	Stockholders as of record date are entitled to vote

PROPOSALS AND VOTING RECOMMENDATIONS

Proposal	Board Recommendation	Page Reference

Proposal No. 1 – Election of Eleven (11) Directors	For	2

Proposal No. 2 – Approval of 2006 Equity Incentive Plan to reserve an additional 2,000,000 shares for issuance	For	57

Proposal No. 3 – Ratification of KPMG LLP as our Independent Auditors for Fiscal Year 2014	For	65

Proposal No. 4 – Advisory Approval of Executive Compensation	For	66

DIRECTOR NOMINEES

We are seeking your vote FOR all of the director nominees listed below:

Name	Age	Year First Elected By Stockholders	Principal Occupation	Independent	Board Committee Membership*
					Audit	Compensation	Credit	Finance	Governance
Greg W. Becker	46	2011	President and Chief Executive Officer, SVB Financial Group and Silicon Valley Bank	No
Eric A. Benhamou	58	2005	Chairman and Chief Executive Officer, Benhamou Global Ventures, LLC	Yes				X	C
David M. Clapper	62	2005	Chief Executive Officer, Minerva Surgical, Inc.	Yes	X		C
Roger F. Dunbar	68	2005	Board Chairman SVB Financial Group; Retired, Former Global Vice Chairman, Ernst & Young, LLP	Yes	C			X	X
Joel P. Friedman	66	2005	Retired, Former President, Business Process Outsourcing, Accenture	Yes				C	X
C. Richard Kramlich	78	2005	Chairman and Co-Founder New Enterprise Associates	Yes		X		X
Lata Krishnan	53	2008	Chief Financial Officer, Shah Capital Partners	Yes	X			X
Jeffrey N. Maggioncalda	45	2012	Chief Executive Officer, Financial Engines	Yes		X	X
Kate D. Mitchell	55	2010	Co-Founder and Managing Director, Scale Venture Partners	Yes	X	C
John F. Robinson	67	2011	Former Deputy Comptroller of the Currency and former Executive Vice President, Washington Mutual Bank	Yes	X	X	X
Garen K. Staglin	69	2012	Proprietor, Staglin Family Vineyard	Yes			X		X

* “C” denotes committee chairperson

    SUMMARY INFORMATION

CORPORATE GOVERNANCE HIGHLIGHTS

•All independent directors, except for CEO director

•Seasoned Board with diverse experience

•Separate Board Chairperson and CEO roles

•Annual election of directors

•Majority voting standard in uncontested director elections**

•Board (and individual committee) oversight of risk management

•Annual Board and committee evaluations

•Regularly-held executive sessions of non-management directors

•Executive and director equity ownership guidelines

•Active stockholder engagement practices

•Annual Say on Pay vote

•Independent Board approval of CEO compensation

•No renewal of poison pill (expired January 2014)**

** New highlights effected in 2013 or 2014, as applicable

EQUITY PLAN INCREASE PROPOSAL

We are seeking stockholder approval of an increase of 2,000,000 shares to reserve for issuance under our 2006 Equity Incentive Plan. We continue to be subject to our annual equity burn rate of 2.5%. For 2013, we maintained a burn rate of 2.18%. Equity is a very important component of our compensation program, especially our executive compensation program. We believe equity awards help align our executives and other employees with stockholder interests and help drive our Company performance. We further believe our equity plan includes sound governance features as further described under “Proposal No. 2 – Approval of the 2006 Equity Incentive Plan, as Amended and Restated.”

AUDITOR MATTERS

As a matter of good corporate practice, we are seeking your ratification of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the 2014 fiscal year. The following table summarizes the fees billed or expected to be billed by KPMG for 2013 and 2012:

	2013	2012
Audit fees	$4,771,482	$4,361,548
Audit-related fees (1)	223,031	191,993
Tax fees (2)	609,361	557,412
All other fees (3)	120,000	398,985

Total	$5,723,874	$5,509,938

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and advice.
(3)	Represents fees for advisory services relating to the Company’s global banking initiatives, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

EXECUTIVE COMPENSATION/SAY ON PAY

Consistent with our Board’s recommendation and our stockholders’ preference, we submit an advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) on an annual basis. Accordingly, we are seeking your approval, on an advisory basis, of the compensation of our Named Executive Officers, as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement. For highlights of our 2013 executive compensation and a summary of key features of our executive compensation programs, please refer to the “Compensation Discussion and Analysis – Executive Summary” section.

Say on Pay

At our 2013 Annual Meeting, we received 94% of the votes cast in approval of our 2012 executive compensation program.

IMPORTANT DATES FOR 2015 ANNUAL MEETING

Stockholder proposals for inclusion in our 2015 proxy statement pursuant to SEC Rule 14a-8 must be received by us by November 14, 2014. Notice of stockholder proposals for the 2015 annual meeting outside of SEC Rule 14a-8 must be received by us no earlier than December 24, 2014 and no later than January 24, 2015.

* * * *

    SUMMARY INFORMATION

Mailed to Stockholders on or about March 14, 2014

PROXY STATEMENT

OF

SVB FINANCIAL GROUP

3003 Tasman Drive

Santa Clara, California 95054

PROXY STATEMENT GENERAL INFORMATION

General

This Proxy Statement is furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of SVB Financial Group (the “Company”) for use at our 2014 Annual Meeting of Stockholders to be held at our offices located at 3005 Tasman Drive, Santa Clara, California 95054 in the Kellogg Auditorium, on Thursday, April 24, 2014 at 4:30 p.m., Pacific Time, and at all postponements or adjournments thereof (the “Meeting”). (For directions to attend the Meeting in person, please contact us at the telephone number below.)

Record Date

Only stockholders of record on February 25, 2014 (the “Record Date”) will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 45,863,496 shares of our Common Stock, $0.001 par value (the “Common Stock”), outstanding.

Principal Executive Offices

The Company is a Delaware corporation and financial holding company for Silicon Valley Bank (the “Bank”) and its affiliates. Our principal executive offices are located at 3003 Tasman Drive, Santa Clara, California 95054, and our telephone number at that location is (408) 654-7400.

Important Notice Regarding the Availability of Proxy Materials for the Meeting

This Proxy Statement and our 2013 Annual Report on Form 10-K are available electronically at www.svb.com/proxy. See also “Information About Voting and Proxy Solicitation – Delivery of Proxy Materials” below.

    PROXY STATEMENT INFORMATION

Proposal No. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Pursuant to our bylaws, the Board of Directors (the “Board”) shall consist of at least eight (8), but no more than thirteen (13) members, with the exact number to be fixed by the Board of Directors. As of the Record Date, the number of directors authorized by the Board is fixed at eleven (11).

“Outside Directors.” Under our bylaws, the Board shall not have more than two directors who do not meet the definition of an “Outside Director.” An Outside Director is any director who meets the independence and experience requirements of the SEC and Nasdaq and who, in the opinion of the Board, has the ability to exercise independent judgment in carrying out the responsibilities of a director of the Company. All of our current directors, except for our Chief Executive Officer, are considered Outside Directors.

Majority Voting Policy. In 2013, in an effort to continually strengthen our corporate governance processes, the Governance Committee of our Board adopted a majority voting policy applicable to uncontested director elections (i.e., elections where the number of nominees is not greater than the number of directors to be elected). Under this policy, any of our director nominees in an uncontested election who receives a greater number of votes “withheld” his or her election than votes “for” such election shall, promptly following certification of the stockholder vote, offer his or her resignation to the Board for consideration. The Governance Committee will act within 90 days after certification of the stockholder vote to determine whether to accept the director’s resignation, and thereafter submit such resignation and its recommendation to the Board for consideration at its next scheduled meeting. The Board expects that the director whose resignation is under consideration abstain from participating in any decision or deliberation regarding that resignation. Following the Board’s decision, we will publicly disclose the decision made with respect to any resignation.

Director Qualifications

The Board recognizes that it is of utmost importance to assemble a body of directors that, taken together, has the skills, qualifications, experience and attributes appropriate for functioning effectively as a board. The Governance Committee of the Board is responsible for maintaining a well-rounded and diverse board that has the requisite range of skills and qualifications to oversee the Company effectively. The Governance Committee has not formally established any minimum qualifications for director candidates. However, in light of our business, the primary areas of experience and qualifications sought by the Governance Committee in director candidates include, but are not limited to, the primary areas identified on the right.

The Board believes that our incumbent directors, as a whole, have these areas of experience and each possesses particular attributes which qualify him or her to serve on the Board, as further noted in his or her respective biography below. (For each director, we have highlighted certain key areas of qualifications. The fact that an area is not highlighted does not mean that the director does not possess such qualification.)

PRIMARY AREAS OF DIRECTOR QUALIFICATIONS

•      Client Industry – Experience with our key client industries --- technology, life science, venture capital/private equity and premium wine --- to help deepen our knowledge of the innovation markets we do business in.

•      Banking/Financial Services – Experience with the banking or financial services industry, including regulatory experience, to support and grow our core business.

•      Global – Experience working outside of the United States and/or with global companies, to help the expansion of our global presence.

•      Leadership – Experience from holding significant leadership positions, including as a CEO of a successful company or a head of a significant business, to help us drive growth and performance.

•      Finance – Experience with finance and/or financial reporting processes to help drive operating and financial performance.

•      Risk Management – Experience with key risk management functions to help oversee the risks we face.

Moreover, the Board believes, and expects, that all of our directors demonstrate strong strategic and/or innovative thinking, and also possess the following attributes enabling the Board to function effectively as a collective body: integrity, collegial spirit, sound business judgment, professionalism, ability to generate public confidence, ability to act independently, and availability and commitment to serve. (For more information, see “Corporate Governance Principles and Board Matters –Consideration of Director Nominees” below.)

    BOARD & CORPORATE GOVERNANCE

Nominees for Director

All proxies will be voted “FOR” the election of the following eleven (11) nominees recommended by the Board for a term of one year, unless authority to vote for the election of directors (or for any particular nominee) is withheld. All of the nominees served as directors of the Company since the last annual meeting of stockholders in April 2013. All of our incumbent directors are nominees for re-election to the Board and were recommended by the Governance Committee.

If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those listed below. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Director Biographies

The biographical information for each of the director nominees is as follows:

Greg W. Becker	Board Committees:	Independent:
	N/A	No

Mr. Becker, age 46, was appointed the President and Chief Executive Officer of the Company and the Bank in April 2011. He first joined us in 1993 as part of the Northern California Technology Division, and since then, has served in a number of executive and senior management positions, including Division Manager of Venture Capital (1999-2002), Chief Banking Officer (2002-2003), Chief Operating Officer (2003-2008) and President of Silicon Valley Bank (since 2008). Mr. Becker has served as a director of the Company since 2011.

Private Directorships:

•  Vice Chairman, Silicon Valley Leadership Group, a non-profit organization with an emphasis on issues of importance to employers, employees and residents of Silicon Valley (since 2011)

•  Bay Area Council, a public policy advocacy organization (since 2011) (as director and executive committee member)

Other Prior Experience:	• President, Board of Trustees, Silicon Valley and Monterey Bay Area Chapter of the Leukemia & Lymphoma Society (2004-2011)

Education:	• Bachelor’s degree in Finance from Indiana University

Skills/ Qualifications:

In particular, Mr. Becker’s key areas of skills/qualifications include, but are not limited to:

•  Leadership – current role as the Company’s CEO, as well as held other prior leadership roles within the Company

•  Client Industry and Banking/Financial Services - extensive experience with the Company and within the banking industry working with public and private technology, life science and venture capital clients

    BOARD & CORPORATE GOVERNANCE

Eric A. Benhamou	Board Committees:	Independent:
	• Governance, Chair • Finance	Yes

Mr. Benhamou, age 58, is Chairman and CEO of Benhamou Global Ventures, LLC, which he founded in 2003. Benhamou Global Ventures, LLC invests and plays an active role in innovative high tech firms throughout the world. He also sits on various public and private technology company boards, and serves a variety of educational and philanthropic organizations. Mr. Benhamou has served as a director of the Company since 2005.

Public Directorships:	• Chairman, Cypress Semiconductor, a semiconductor company (since 1993) • Finjan Corporation, a global provider of proactive web security solutions (since 2006)

Private Directorships:

•  Load Dynamix (formerly SwiftTest, Inc.), a commercial IP network testing tool developer (since 2010)

•  Purewave, Inc., a developer of outdoor compact base stations for the 4G marketplace (since 2010)

•  ConteXtream, a carrier equipment vendor for intellectual property based media services (since 2007)

•  Qubell, an application deployment and configuration management platform (since 2014)

Other Experience:

•  Executive committee member, Stanford University School of Engineering (since 1996)

•  Chairman of the Israel Venture Network, a venture philanthropy organization for a stronger Israeli society (since 2000)

Prior Directorships:

•  RealNetworks, Inc., creator of digital media services and software (2003-2012)

•  Chairman, 3Com Corporation, a public networking solutions provider (1990-2010)

•  Voltaire Ltd., a public grid computing network solutions company (2007-2011)

•  Dasient, a security company that provides malware detection and prevention solutions (2010-2011)

•  Chairman of the Board of Directors of Palm, Inc., a public mobile products provider (1999-2007)

•  Other private directorships: Atrica, Go Networks, WisdomArk (various dates from 2000-2008)

Other Prior Experience:

•  Executive committee member, Ben Gurion University of Negev (2000-2013)

•  Visiting professor, INSEAD Business School (2003-2012)

•  Interim Chief Executive Officer of Palm, Inc. (2001-2003)

•  Chief Executive Officer, 3Com Corporation (1990-2000), and other various senior management positions

•  Executive committee member, Computer Science and Telecommunications Board (CSTB) (2003-2008)

•  Member, US-Israel Science and Technology Commission (2003)

•  Executive committee member, TechNet

Co-founder and Vice President of Engineering, Bridge Communications (1981-1987)

Education:

•  Engineering degree from l’École Nationale Supérieure d’Arts et Métiers in Paris, France

•  Master’s degree in Science from the School of Engineering at Stanford University

•  Several honorary doctorates

Skills/ Qualifications:

In particular, Mr. Benhamou’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – in-depth experience with both public and private technology companies (as part of management and/or as a director and venture capital investor); current role as Chairman and CEO of Benhamou Global Ventures

•  Global – strategic and operational experience in the global markets, particularly in Europe and Israel

•  Leadership – held a variety of key executive positions, including Chairman and CEO roles of 3Com Corporation and Palm, Inc.

    BOARD & CORPORATE GOVERNANCE

David M. Clapper	Board Committees:	Independent:
	• Credit, Chair • Audit	Yes

Mr. Clapper, age 62, has been the Chief Executive Officer of Minerva Surgical, a medical device company, since May 2011. He has had an extensive career in the healthcare and medical device industries, including serving as the President and Chief Executive Officer (2005-2008) of SurgRx, Inc., a privately held medical device manufacturer, until its acquisition by Ethicon Endo-Surgery in 2008, as well as a variety of public and private company directorships. Mr. Clapper has served as a director of the Company since 2005.

Private	•	Arqos Surgical, Inc., a technology holding company (since 2011)
Directorships:	•	IOGYN, Inc., a medical device company (since 2011)
•	CORRX, Inc., a medical device company (since 2011)
•	Corinth Medical, a medical device company (since 2011)
•	RELIGN Corporation, a medical device company (since 2011)
•	MOSIAX, Inc., a medical device company (since 2011)

Prior Directorships:	•	Neomend, a designer of surgical sealants and adhesion prevention products (acquired by CR Bard) (2010-2012)
•	Baxano, a private medical device manufacturer (2009-2011)
•	Dfine, Inc., a private electrosurgical system developer (2007-2011)
•	Sierra Surgical Technologies, a private surgical device company (2007-2011)
•

Other directorships completed prior to 2008 include: Pulmonx, a private medical device company (2003-2006); Conor Medsystems, a public developer of drug delivery technology (acquired by Johnson and Johnson) (2004-2007); St. Francis Medical Technology, a private medical device manufacturer (acquired by Kyphon/ Medtronic) (2006); Novacept, a private medical device company (acquired by Cytyc/Hologic) (1999-2004); Focal, Inc., a public company developer of surgical sealants (acquired by Genzyme/Sanofi) (1994-1999)

Other Prior	•	President and Chief Executive Officer, Novacept (1999-2004)
Experience:	•	President and Chief Executive Officer, Focal, Inc. (1994 to 1999)
•	Various management positions at Johnson & Johnson, a public company provider of professional consumer health care products and services (1977-1993)

Education:	•	Bachelor’s degree in Marketing from Bowling Green State University

Skills/	In particular, Mr. Clapper’s key areas of skills/qualifications include, but are not limited to:
Qualifications:	•	Client Industry – deep experience with both a variety of public and private life science companies (as part of management and/or as a director)
•	Leadership – current role as CEO of Minerva Surgical, as well as held other prior CEO positions of other life science companies

    BOARD & CORPORATE GOVERNANCE

Roger F. Dunbar	Board Committees:	Independent:
	• Audit, Chair • Finance • Governance	Yes

Mr. Dunbar, age 68, is our current Chairman of the Board of Directors, and subject to his election, he is expected to continue to serve as our Board Chairman during the 2014-2015 director term. Mr. Dunbar retired from Ernst and Young in 2004, where he served in a variety of positions since 1974, including key leadership positions. Mr. Dunbar has served as a director of the Company since 2005.

Private Directorships:	• Desert Mountain Property, Inc. (since 2009) • Desert Mountain Club, Inc. (since 2009)

Prior Experience with Ernst & Young:

•  Global Vice Chairman, Strategic Growth Markets and Venture Capital (2000-2004)

•  Member, Global Practice Council, London, United Kingdom (2000-2004)

•  Member, Global Management Committee, London, United Kingdom (2000-2004)

•  Member of US Area Managing Partners Leadership Group (1992-2000)

•  Client Service Partner and other key positions, including Partner-in-Charge and Area Managing Partner, Silicon Valley and the Pacific Northwest Area (1974-2000)

Prior Directorships:	• Advisory Board Member, SVB Financial Group and Silicon Valley Bank (2001-2004)

Other Prior Experience:

•  Teacher, Santa Clara University’s Graduate School of Business

•  Teacher, Ernst & Young’s National Education Program

•  Advisory Boards, Santa Clara University and Cal Poly San Luis Obispo

•  Joint Venture Silicon Valley’s 21st Century Education Board

•  U.S. Naval Officer (1967-1980)

Education:

•  Bachelor’s degree in Business from San Francisco State University

•  Master’s degree in Business Administration from Santa Clara University

•  Certified public accountant, inactive, and a member of the California State Board of Accountancy and the AICPA

Skills/ Qualifications:

In particular, Mr. Dunbar’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Global – deep experience working with both public and private companies and venture capital firms through Ernst & Young, as well as in the global markets, particularly in United Kingdom and Israel

•  Leadership – held a variety of key executive positions, including Global Vice Chairman of Ernst & Young

•  Finance and Risk Management – extensive domestic and international capital markets, finance, accounting and audit experience with Ernst & Young

    BOARD & CORPORATE GOVERNANCE

Joel P. Friedman	Board Committees:	Independent:
	• Finance, Chair • Governance	Yes

Mr. Friedman, age 66, retired from Accenture, a public company global management consulting firm in 2005, where he held the position of President of the Business Process Outsourcing (“BPO”) organization. Over the course of his 34-year career with Accenture, Mr. Friedman held a variety of senior leadership roles. Mr. Friedman has served as a director of the Company since 2005.

Public Directorships:	• NeuStar, a provider of essential clearinghouse services to the communications industry (since 2006)

Private Directorships:

•  Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2005)

•  Advisory Director, Community Gatepath, a non-profit organization dedicated to enabling persons with disabilities to live as fully integrated members of the community (since 2013; director from 1991-2012)

Prior Experience with Accenture:	• President of the BPO organization • Managing Partner, Banking and Capital Markets • Managing General Partner, Accenture Technology Ventures • Founder, Accenture strategy consulting practice

Prior Directorships:

•  EXL Service (Advisory Director), a provider of offshore business process outsourcing solutions (2008-2011)

•  Endeca Technologies, Inc., a provider of enterprise search solutions (2006-2011) (acquired by Oracle)

•  Junior Achievement of Northern California, a non-profit organization that assists young people understand the economics of life (2004-2010)

•  Other directorships completed prior to 2008 include: Accenture, a global management consulting firm (2001-2005); Seisint, Inc.; Calico Commerce, Inc.; Rivio Inc.; and TheBrain Technologies.

Other Prior Experience:	• Dean’s Advisory Council for Stanford Graduate School of Business (1998-2004)

Education:	• Bachelor’s degree in Economics from Yale University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Friedman’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Banking/Financial Services – extensive experience working with venture capital firms and within the banking industry through Accenture

•  Leadership – held a variety of key executive positions, including President of the Business Process Outsourcing organization within Accenture

•  Finance – deep experience with corporate finance and capital markets through Accenture

    BOARD & CORPORATE GOVERNANCE

C. Richard Kramlich	Board Committees:	Independent:
	• Compensation • Finance	Yes

Mr. Kramlich, age 78, is Chairman and Co-Founder of New Enterprise Associates (“NEA”), a venture capital firm founded in 1978. Prior to founding NEA, Mr. Kramlich held a variety of senior management positions with financial services firms. Mr. Kramlich has served as a director of the Company since 2005.

Public Directorships:	• Zhone Technologies, provider of broadband access equipment (since 1999) • Sierra Monitor Corporation, provider of hazardous gas detection systems (since 1984)

Private Directorships:

•  Kramlich Investment Co., an investment company (since 2013)

•  KIC – Co-Investment Co., an investment company (since 2013)

•  Tabula, a semiconductor company (since 2005)

•  Visual Edge Technologies, an imaging solutions company (since 2002)

•  Xoom, a money transfer company (since 2004)

•  TriAlpha Energy, a nuclear fusion research company (since 2006)

•  Movius, a messaging, collaboration and mobile media solutions company (since 2007)

Prior Directorships:

•  Financial Engines, an investment advisory firm (1997-2011)

•  Kor Technology, an aerospace defense technology company (acquired by Mercury Computer) (2006-2011)

•  Force10 Networks (acquired by Dell Inc.) (2000-2011)

•  Other directorships completed prior to 2008 include: Silicon Graphics; 3Com Corporation (acquired by Hewlett-Packard); Healtheon/WebMD; Immunex (acquired by Amgen); Juniper Networks; Macromedia (acquired by Adobe); Semiconductor Manufacturing International; Celetronix (acquired by Jabil); Decru (acquired by NetApp); Chalone Wine Group (acquired by Diageo); Ascend Communications (acquired by Lucent Technologies); Dallas Semiconductor (acquired by Maxim Integrated Products); Foveon (acquired by Sigma Corporation); InfoGear (acquired by Cisco Systems); NetSolve (acquired by Cisco Systems); NEXT HOP (acquired by U4EA Technologies); MaxiScale Technology; Fabric7 Systems; Informative (acquired by Satmetrix, Inc.)

Other Prior Experience:	• General Partner, Arthur Rock & Associates (1969-1977) • Executive Vice President, Gardner & Preston Moss (1964-1969) • Chairman and President, National Venture Capital Association

Education:	• Bachelor’s degree in History from Northwestern University • Master’s degree in Business Administration from Harvard University

Skills/ Qualifications:

In particular, Mr. Kramlich’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as chairman and co-founder of NEA

•  Global – strategic and operational experience in the global markets, particularly in China

    BOARD & CORPORATE GOVERNANCE

Lata Krishnan	Board Committees:	Independent:
	• Audit • Finance	Yes

Ms. Krishnan, age 53, is the Chief Financial Officer of Shah Capital Partners (“Shah Capital”), a leading mid-market technology private equity fund that she joined upon its inception in 2003. Prior to joining Shah Capital, Ms. Krishnan held various corporate accounting and finance positions with leading financial firms. Ms. Krishnan has served as a director of the Company since 2008.

Private Directorships:	• Chair, American India Foundation, an organization dedicated to accelerating social and economic development in India (since 2001) • The Commonwealth Club, a public affairs forum (since 2004)

Other Experience:	• Fellow, American Leadership Forum (since 1998)

Prior Directorships:

•  Enlighted, Inc., an information technology consulting firm (2010-2013)

•  TiE, a non-profit global network of entrepreneurs and professionals

•  Global Heritage Fund, an international heritage conservancy (2009-2011)

•  CEO Women, an organization to create economic opportunities for low-income immigrant and refugee women (2009-2011)

•  America’s Foundation for Chess, a foundation committed to children’s education (2003-2011)

•  Global Philanthropy Forum, a council on world affairs (2006-2011)

•  Narika, a shelter for abused women in the Asian community (1998-2011)

Other Prior Experience:

•  Co-Founder and Chief Financial Officer, SMART Modular Technologies, Inc., a manufacturer of computer memory modules (1989-1999)

•  Various corporate accounting and finance positions with Montgomery Services

•  Various corporate accounting and finance positions with Arthur Andersen & Company LLP

•  Various corporate accounting and finance positions with Hill Vellacott & Company in London

Education:	• Bachelor’s degree with honors from the London School of Economics • Member of the Institute of Chartered Accountants in England and Wales

Skills/ Qualifications:

In particular, Ms. Krishnan’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Finance – served as co-founder and chief financial officer of a technology company; experience with a leading technology private equity fund; served in a variety of accounting/finance positions

•  Global – deep experience in global markets, particularly in India and the United Kingdom

    BOARD & CORPORATE GOVERNANCE

Jeffrey N. Maggioncalda	Board Committees:	Independent:
	• Compensation • Credit	Yes

Mr. Maggioncalda, age 45, is the Chief Executive Officer of Financial Engines, an independent investment advisory firm. Mr. Maggioncalda has served in this role since Financial Engines’s inception in 1996. Mr. Maggioncalda has served as a director of the Company since 2011.

Public Directorships:	• Financial Engines, an independent investment advisory firm (since 1997)

Prior Directorships:	• Affinity Circles, a social networking developer

Other Prior Experience:	• Associate, Cornerstone Research, an economic and financial consulting firm (1991-1994)

Education:	• Bachelor’s degree in Economics and English from Stanford University • Master’s degree in Business Administration from Stanford University

Skills/ Qualifications:

In particular, Mr. Maggioncalda’s key areas of skills/qualifications include, but are not limited to:

•  Leadership – current role as CEO and director of Financial Engines

•  Banking/Financial Services – extensive experience in the investment advisory industry

Kate D. Mitchell	Board Committees:	Independent:
	• Compensation, Chair • Audit	Yes

Ms. Mitchell, age 55, is Managing Partner and Co-Founder of Scale Venture Partners (“Scale”), a venture capital firm where she leads investments in software and business services and is instrumental in building the firm’s team and strategic direction. Prior to founding Scale in 1996, Ms. Mitchell held a variety of senior management positions with Bank of America. Ms. Mitchell has served as a director of the Company since 2010.

Private Directorships:	• Jaspersoft, Inc., a manufacturer of business intelligence software (since 2009) • mBlox, Inc., a mobile transaction network provider (since 2010)

Other Experience:	• Member, Steering Committee, Private Equity Women Investor Network, a forum for senior women in private equity (since 2010)

Prior Directorships:

•  Wayport, Inc. (2000-2008)

•  Friends of the San Francisco Public Library (2007-2010)

•  Chairman, National Venture Capital Association (2010-2011)

•  Member of National Venture Capital Association Executive Committee (2007-2011)

•  Other directorships completed prior to 2008 include: Songbird Medical (1998-2005); Acusphere, Inc., a public pharmaceutical company (1999-2005); Tonic Software, Inc. (2000-2005); Pavilion Technologies, Inc. (2004-2007)

Other Prior Experience:

•  Silicon Valley Bank Venture Capital Advisory Board (2008 - 2013)

•  Various senior management positions in finance and technology (including Senior Vice President), Bank of America

•  Various finance and lending positions at Bank of California (now Union Bank of California)

Education:	• Bachelor’s degree in Political Science from Stanford University • Master’s degree in Business Administration from Golden Gate University

Skills/ Qualifications:

In particular, Ms. Mitchell’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry – deep experience and knowledge of the venture capital industry and innovation companies (as a venture capital investor and/or a director); current role as co-founder and partner of Scale Ventures

•  Banking/Financial Services – held a variety of key executive positions at a large global bank

•  Finance – extensive finance and asset/liability management experience at two nationally-recognized banks

    BOARD & CORPORATE GOVERNANCE

John F. Robinson	Board Committees:	Independent:
	• Audit • Compensation • Credit	Yes

Mr. Robinson, age 67, is a former Executive Vice President of Washington Mutual Bank, a financial lending institution. Prior to his position with Washington Mutual, Mr. Robinson served with the Office of the Comptroller of the Currency as a Deputy Comptroller. Mr. Robinson has served as a director of the Company since 2010.

Private Directorships:	• Federal Home Loan Bank of San Francisco (since 2011)

Other Experience:	• National Outdoor Leadership School Advisory Committee (since 2007)

Prior Directorships:

•  Operation HOPE, a non-profit organization focusing on economic improvements for poverty-stricken people in America (2004-2013)

•  Federal Home Loan Bank of San Francisco (2004-2005 and 2007-2008)

•  Long Beach Mortgage Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

•  Long Beach Securities Corporation, a wholly-owned subsidiary of Washington Mutual Bank (2004-2006)

Other Prior Experience:	• Executive Vice President, Washington Mutual Bank, a financial lending institution (2002-2008) • Deputy Comptroller, Office of the Comptroller of the Currency (1997-2002)

Education:	• Bachelor’s degree in Business Administration from Washington University in St. Louis • Master’s degree in Business Administration from Harvard University • Chartered Financial Analyst (CFA)

Skills/ Qualifications:

In particular, Mr. Robinson’s key areas of skills/qualifications include, but are not limited to:

•  Banking/Financial Services – deep banking and regulatory experience, especially as a former bank regulator

•  Risk Management – held a variety of executive risk management positions at a nationally-recognized bank

    BOARD & CORPORATE GOVERNANCE

Garen K. Staglin	Board Committees:	Independent:
	• Credit • Governance	Yes

Mr. Staglin, age 69, is the founder and proprietor of Staglin Family Vineyard, founded in 1985 in the Rutherford region of Napa Valley. Over the past 40 years, Mr. Staglin has also held a variety of positions in the financial and insurance services industries. Mr. Staglin has served as a director of the Company since 2011.

Public Directorships:	• Lead Director, EXL Services, a provider of outsourcing services to global companies (since 2005)

Private Directorships:

•  Advisory Director, Specialized Bicycle, a manufacturer of cycling equipment (since 1995)

•  Chairman, Free Run Technologies, an internet and technology services company (since 2003)

•  Senior Advisor and Advisory Director, FTV Capital (formerly Financial Technology Ventures), (since 2004)

•  Vice Chairman, Profit Velocity Solutions, a manufacturing analytics firm (since 2007)

•  Chairman, Nvoice Payments, an electronic payment service provider (since 2010)

Other Experience:

•  Founder and President, International Mental Health Research Organization, devoted to raising awareness and funding research to find a cure for major mental illnesses (since 1995)

•  Founder and President, Bring Change 2 Mind, an organization devoted to removing the stigma associated with mental illness (since 2009)

•  Founder and Co-Chairman, One Mind 4 Research, a non-profit organization devoted to accelerating cures and treatments for all brain disorders (since 2010)

Prior Directorships:

•  Bottomline Technologies, a provider of payment and invoice automation software and services (2007-2012)

•  Advisory Board, Blaze Mobile, a mobile payments company (2006-2011)

•  Global Document Solutions, a document processing outsourcing company (2005-2010)

•  Solera Holdings, Inc., an automotive insurance software service provider (2005-2011)

•  Other directorships completed prior to 2008 include: First Data Corporation, a payment solutions provider (1992-2003); Quick Response Services, a retail management and supply chain services company (1991-2001); CyberCash, Inc., a micro-payments and platform company (1996-2000); Chairman, Safelite Auto Glass, a national auto glass provider (1993-1999)

Education:

•  Bachelor’s degree in Engineering-Electrical and Nuclear from the University of California, Los Angeles

•  Master’s degree in Business Administration, Finance and Systems Analysis from Stanford University Graduate School of Business

Skills/ Qualifications:

In particular, Mr. Staglin’s key areas of skills/qualifications include, but are not limited to:

•  Client Industry and Banking/Financial Services – extensive experience working within the wine and transaction/payment processing industries, as well as experience working with innovation companies (as a director)

•  Leadership – held a variety of leadership roles, including his current lead director role with EXL Services as well as other founder and president roles with various non-profit organizations

Vote Required

Any nominee who receives a greater number of votes cast “for” his or her election than votes cast “withheld” his or her election will be elected.

    SECURITY OWNERSHIP INFORMATION

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We are committed to having sound corporate governance principles. These principles are important to the way in which we manage our business and to maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee, Credit Committee, Finance Committee and Governance Committee of our Board are available at www.svb.com under “Corporate Governance.” The contents of the website are not incorporated herein by reference and the website address provided above and throughout this Proxy Statement is intended to be an inactive textual reference only.

Board Independence, Leadership and Risk Oversight

The Board has determined that, with the exception of Mr. Becker, our President and Chief Executive Officer, all of our current directors and director nominees, are “independent” within the meaning of the director independence standards set by the Nasdaq Stock Market, Inc. (“Nasdaq”) and the SEC, as currently in effect.

Board Leadership – Separate Chairperson/CEO Roles

The Board has determined that it is in the best interests of the Company to maintain the Board chairperson and chief executive officer positions separately. It believes that having an outside, independent director serve as chairperson is the most appropriate leadership structure for the Board, as it enhances the Board’s independent oversight of management and our strategic planning, reinforces the Board’s ability to exercise its independent judgment to represent stockholder interests, and strengthens the objectivity and integrity of the Board. Moreover, an independent chairperson can more effectively lead the Board in objectively evaluating the performance of management, including the chief executive officer, and guide it through appropriate Board governance processes.

Mr. Dunbar, our current Chairman of the Board, is independent within the meaning of the director independence standards described above. Subject to his election, Mr. Dunbar is expected to serve as the Board’s Chairman for the 2014-2015 term.

Risk Oversight

Oversight of risks to the Company is carried out by the Board as a whole and by each of its various committees. The Board receives periodic reports from management on our risk management, including, on at least an annual basis, an assessment of our key risks.

The Board has expressly delegated to the Governance Committee the primary oversight responsibility for the Company’s enterprise-wide risk management (“EWRM”) function, which is responsible for managing, on an enterprise-wide basis, our credit, market/liquidity, operational, legal/regulatory, strategic/reputation and other risks. On at least a quarterly basis, our Chief Risk Officer reports to the Governance Committee on the EWRM function, including risk assessment and risk management. Based on management’s reports, the chairman of the Governance Committee reports to the Board any material changes or updates to our risk profile. The Chief Risk Officer also conducts a risk review with the full Board on at least an annual basis.

Additionally, each Board committee is engaged in overseeing the Company’s risks in its respective areas of oversight. For example, the Audit Committee regularly oversees our risks relating to our accounting and financial reporting. The Compensation Committee engages in periodic risk assessments to review and evaluate our compensation programs in relation to our risks. The Finance Committee actively oversees our capital, liquidity and financial management and the associated risks (whether as an ongoing matter or as it relates specifically to a transaction, such as an equity or debt securities offering). Moreover, the Credit Committee routinely oversees our management of credit risks. Each committee regularly reports back to the full Board on its risk oversight activities, and the Board routinely engages in discussions with management about our risks.

Executive Sessions

The Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Becker, our President and Chief Executive Officer, is generally not present at these executive sessions, but will from time to time, at the Board’s discretion, meet with the independent directors without other members of management present.

Committee Independence and Audit Committee Financial Experts

The Board has determined that each of the current members of the Audit Committee, Compensation Committee and Governance Committee are “independent” under Nasdaq director independence standards.

    BOARD & CORPORATE GOVERNANCE

In addition, the Board has determined that Mr. Dunbar and Ms. Krishnan meet all of the attributes of an “audit committee financial expert,” as those meanings are defined for purposes of audit committee members by the applicable rules and regulations of the SEC and Nasdaq.

Board Evaluation

The Governance Committee of the Board conducts, in coordination with the full Board, an evaluation of the Board’s performance and effectiveness, either the Board as a whole and/or on an individual director basis. The Governance Committee develops and implements a process for such evaluation and review, which may involve outside consultants or advisers and may include a review of how certain attributes affect Board effectiveness, such as Board size, meeting frequency, quality and timing of information provided to the Board, director communication, director education, director skills and qualifications, director independence and Board strategy sessions. The results of the evaluation are discussed with the Board. The Governance Committee also leads an evaluation of the performance and effectiveness of each of the Board’s committees. All Board and committee evaluations are typically conducted on an annual basis. See “Board Committees—Committee Governance” below.

Meeting Attendance

Board and Committee Meetings

The Board held eight (8) meetings during fiscal year 2013. For the number of committee meetings held in 2013, see “Board Committees – Committee Responsibilities and Meetings” below. Each director attended in person or via teleconference 75% or more of the total number of meetings of the Board, and of the committees on which he or she served, which were held during the period for which he or she was a director or committee member.

Stockholder Meetings

It is the Board’s policy that each director employs his or her best efforts to attend each of our annual stockholder meetings. Ten of our twelve then-serving Board members attended our 2013 Annual Meeting of Stockholders.

Consideration of Director Nominees

Stockholder Nominees

The Governance Committee will consider Board nominees proposed by stockholders. The Governance Committee has no formal policy with regard to stockholder nominees as it considers all nominees on their merits, as discussed below. Any stockholder nominations proposed for consideration by the Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attn: General Counsel and Corporate Secretary

Facsimile: (408) 969-6500

In addition, our bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for nominating directors in accordance with the bylaws, please see “Stockholder Proposals and Director Nominations” below.

Board Diversity; Selection and Evaluation of Director Candidates

While the Board has not formally adopted a policy governing board diversity, it recognizes the importance of assembling a well-rounded, diverse body of directors. The Governance Committee, with the participation of the full Board, is primarily responsible for reviewing the composition of the Board and for identifying candidates for membership on the Board, all in light of our ongoing requirements, its assessment of the Board’s performance and any input received from stockholders or other key constituencies. The Governance Committee makes determinations as to whether to recommend directors for re-election or director candidates’ nomination to the Board based on their skills, character, judgment and business experience, as well as their ability to diversify and add to the Board’s existing strengths. The Governance Committee typically seeks an appropriate mix of individuals with diverse

    BOARD & CORPORATE GOVERNANCE

backgrounds and skills complementary to our business and strategic direction. This assessment typically includes areas of expertise in industries important to us (such as technology, life sciences, premium wine and venture capital/private equity), functional expertise in areas such as banking/financial services, global markets, legal/regulatory, accounting, finance, operations, information technology and risk management, and an assessment of an individual’s abilities to work constructively with the other Board members and management. The Governance Committee also seeks certain characteristics common to all Board members, such as integrity, strong professional reputation, proven leadership, record of achievement, collegiality and ability and commitment to devote sufficient time and energy to Board service.

Communications with the Board

Individuals who wish to communicate with our Board may do so by sending an e-mail to our Board at bod@svb.com. Any communications intended for non-management directors should be sent to the e-mail address above to the attention of the Board Chairman. Board-related communications are reviewed by the Chairman of the Board and shared with the full Board as he determines appropriate.

Code of Ethics

We have a Code of Ethics that applies to our principal executive officer and our senior financial officers, including our principal financial officer and principal accounting officer. A copy of this Code of Ethics is available on our website at www.svb.com under “Corporate Governance,” or can be obtained without charge by any person requesting it. To request a copy of our Code of Ethics, please contact: Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054, or by telephone (408) 654-7400.

We intend to disclose any waivers from or changes to our Code of Ethics by posting such information on our website. No waivers or substantive changes were made during fiscal year 2013.

    BOARD & CORPORATE GOVERNANCE

BOARD COMMITTEES

Our Board has the following committees, each of which meets on a regular basis: (1) Audit Committee, (2) Compensation Committee, (3) Credit Committee, (4) Finance Committee and (5) Governance Committee.

Committee Members

As of the date of this Proxy Statement, the members of each of our Board committees are as follows:

Audit	Compensation	Credit	Finance	Governance
Roger Dunbar, Chair Dave Clapper Lata Krishnan Kate Mitchell John Robinson	Kate Mitchell, Chair Dick Kramlich Jeff Maggioncalda John Robinson	Dave Clapper, Chair Jeff Maggioncalda John Robinson Garen Staglin	Joel Friedman, Chair Eric Benhamou Roger Dunbar Dick Kramlich Lata Krishnan	Eric Benhamou, Chair Roger Dunbar Joel Friedman Garen Staglin

Committee Governance

Committee Charters

Each committee is governed by a charter that is approved by the Board, which sets forth each committee’s purpose and responsibilities. The Board reviews the committee’s charters, and each committee reviews its own charter, on at least an annual basis, to assess the charters’ content and sufficiency, with final approval of any proposed changes required by the full Board. Stockholders and other interested persons may view a copy of each committee’s charter on our website, www.svb.com under “Corporate Governance.”

Committee Evaluations

The Governance Committee, in coordination with the Board, implements and develops a process to conduct an assessment of committee performance and effectiveness. Typically, the assessments are conducted on annual basis, and include a self-assessment by each committee, as well as a performance review of each committee by non-committee members. The review includes an evaluation of various areas that may include committee sizes, committee composition, committee performance, committee coordination with one another and committee involvement of the full Board. The results of the committee performance assessments are reviewed by each committee, as well as by the Governance Committee, and discussed with the full Board.

Committee Responsibilities and Meetings

The key oversight responsibilities of the Board’s committees, and the number of meetings held by each committee during 2013, are as follows:

Audit Committee	Number of meetings held in 2013: 12

•	Our corporate accounting and financial reporting processes and the quality and integrity of our financial statements and reports.

•	The selection, engagement and termination of our independent auditors.

•	The qualification, independence and performance of our independent auditors.

•	Our internal auditing function and other functions, including information technology, security, legal and regulatory matters.

Compensation Committee	Number of meetings held in 2013: 8

•	Our overall compensation strategies, plans, policies and programs.

•	The approval of director and executive compensation.

•	The assessment of compensation-related risks.

    BOARD & CORPORATE GOVERNANCE

Credit Committee	Number of meetings held in 2013: 6

•	The credit and lending strategies, objectives and risks of the Company and the Bank.

•	The credit management and lending practices of the Company and the Bank, including reviewing internal credit policies and establishing portfolio limits.

•	The quality and performance of the credit portfolio of the Company and the Bank.

Finance Committee	Number of meetings held in 2013: 6

•	The financial strategies and objectives of the Company and the Bank.

•	The financial risk management of the Company and the Bank.

•	The capital and liquidity management of the Company and the Bank.

•	The review of the Company and Bank’s financial performance and compliance with applicable financial regulatory requirements.

•	The review of certain corporate development matters, such as proposed mergers and acquisitions.

Governance Committee	Number of meetings held in 2013: 6

•	Our general corporate governance practices, including review of our Corporate Governance Guidelines.

•	The annual performance evaluation of our Board and its committees.

•	The identification and nomination of director candidates.

•	Our key risk control functions, including regulatory compliance and enterprise-wide risk management.

    BOARD & CORPORATE GOVERNANCE

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

Our Audit Committee has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is governed by a Board-adopted charter, a copy of which is available on our website at www.svb.com. The charter specifies, among other things, the scope of the committee’s responsibilities and how those responsibilities are performed. The Audit Committee members are “independent” as defined by Nasdaq, the listing standard applicable to us.

The primary responsibility of the Audit Committee is to act on behalf of the Board in fulfilling the Board’s responsibility with respect to overseeing our accounting and reporting practices and the quality and integrity of our financial statements and reports, and our internal control over financial reporting. The committee also reviews the qualifications, independence, and performance of the registered public accounting firm engaged as our independent auditors. Management has the primary responsibility for the financial statements and the reporting process, as well as for our internal controls. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting principles, as well as an opinion on the effectiveness of our internal control over financial reporting. In addition, the Audit Committee oversees our internal audit function, which is responsible for reviewing and evaluating the effectiveness of our internal controls.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of our internal control over financial reporting as of December 31, 2013, which it made using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in “Internal Control – Integrated Framework (1992).” The committee also has reviewed and discussed with KPMG LLP its review and report on our internal control over financial reporting.

Moreover, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, including Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from us and our management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

This report is included herein at the direction of the members of the Audit Committee.

AUDIT COMMITTEE

Roger Dunbar (Chair)

David Clapper

Lata Krishnan

Kate Mitchell

John Robinson

    BOARD & CORPORATE GOVERNANCE

COMPENSATION COMMITTEE REPORT

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Act or the Exchange Act, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on this review and these discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ending December 31, 2013 and this Proxy Statement.

This report is included herein at the direction of the members of the Compensation Committee.

COMPENSATION COMMITTEE

Kate Mitchell (Chair)

C. Richard Kramlich

Jeff Maggioncalda

John Robinson

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee performed all compensation functions of the Board, except for the approval of CEO compensation, which was approved by the independent members of the Board based on the Compensation Committee’s recommendation. (See discussion above under “Board Committees – Committee Responsibilities” for additional information on the Compensation Committee.) None of the members of the Compensation Committee has ever been one of our officers or employees. Mr. Becker does not participate in any of the Board or Compensation Committee discussions related to the evaluation of his performance or the recommendation/determination of his compensation. See descriptions of related transactions between us and each of the members of the Compensation Committee, if any, under “Certain Relationships and Related Transactions” below.

None of our executive officers serves, or in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board or the Compensation Committee.

    BOARD & CORPORATE GOVERNANCE

COMPENSATION FOR DIRECTORS

The following table sets forth the amounts earned or paid to each non-employee member of our Board of Directors during the year ended December 31, 2013.

Name	Fees Earned or Paid in Cash	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Roger F. Dunbar	$197,500	$200,003	$-	$-	$-	$-	$397,503
Eric A. Benhamou	73,750	100,001	-	-	-	-	173,751
David M. Clapper	81,500	100,001	-	-	-	-	181,501
Joel P. Friedman	73,750	100,001	-	-	-	-	173,751
C. Richard Kramlich	63,250	100,001	-	-	-	-	163,251
Lata Krishnan	73,750	100,001	-	-	-	-	173,751
Jeffrey N. Maggioncalda	63,750	100,001	-	-	-	-	163,751
Kate D. Mitchell	96,000	100,001	-	-	-	-	196,001
John F. Robinson	90,750	100,001	-	-	-	-	190,751
Garen K. Staglin	60,750	100,001	-	-	-	-	160,751
Kyung H. Yoon (2)	10,750	-	-	-	-	-	10,750

(1)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. These stock awards represent annual equity grants of restricted stock units made to directors for the 2013-2014 director term. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our 2013 Annual Report on Form 10-K. For more information about the annual director equity grant, see “Equity” below.

(2)	Ms. Yoon’s directorship ended as of April 25, 2013, and did not have any awards outstanding at December 31, 2013.

The Compensation Committee establishes the compensation arrangement for directors, using a combination of annual retainer fees, meeting fees and annual equity awards.

The current annual term for directors began on April 25, 2013, following their election by stockholders at our Annual Meeting on that date. For the 2013 fiscal year, we paid a total of $2.0 million in compensation to our non-employee directors, as compared to $2.1 million for the 2012 fiscal year.

Elements of Director Compensation

The elements of compensation paid to each non-employee director for 2013 are as follows:

Fees

Each of our non-employee directors received:

•	An annual retainer fee of $35,000;

•	A fee of $1,000 for each Board meeting attended in person and a fee of $500 for each Board meeting held by telephone; and

•	A fee for each Board strategic planning meeting of $3,000 per day (which is typically held annually over two days).

In addition to the above:

•	The chairperson of the Board received an additional annual fee of $90,000;

•

The chairperson of the Audit Committee received an additional annual fee of $20,000, the chairperson of the Compensation Committee received an additional annual fee of $15,000, and the chairpersons of each of the Credit Committee, Finance Committee and Governance Committee received an additional annual fee of $10,000;

    BOARD & CORPORATE GOVERNANCE

•	Each member of the Audit Committee received a fee of $2,500 for each Audit Committee meeting attended in person, and $1,250 for each Audit Committee meeting held by telephone;

•	For members of all other committees, each committee member received a fee of $1,500 for each committee meeting attended in person and $750 for each committee meeting held entirely by telephone; and

•	Audit Committee members and all other committee members received a fee for each committee strategic planning meeting held, if any, of $5,000 and $3,000 per day, respectively.

The members of the Board are also eligible for reimbursement for their reasonable expenses incurred in connection with attendance at meetings or the performance of their director duties in accordance with Company policy.

Equity

Each year, the Chairman of the Board and the other non-employee directors receive annual equity awards with a total grant value of approximately $200,000 and $100,000, respectively, which are scheduled to vest in full upon the completion of their director term. For the 2013-2014 director term, we granted on May 22, 2013, 2,698 restricted stock units to the Chairman of the Board and 1,349 restricted stock units to each of the other non-employee directors elected at our annual stockholder’s meeting. These awards are currently expected to vest on April 24, 2014.

The Compensation Committee previously approved a voluntary deferral arrangement and form of agreement under the 2006 Equity Incentive Plan which allows non-employee directors to elect an irrevocable deferral of the receipt of restricted stock unit awards until the earliest of: (a) a specific future settlement date that meets the requirements of Internal Revenue Code 409A, (b) separation from service, (c) the date of a change in control, (d) death, or (e) date of disability. Elections will apply to restricted stock unit awards received during 2013. Ms. Krishnan and Ms. Mitchell elected to defer the receipt of their 2013 equity grants.

Director Equity Ownership Guidelines

Under our equity ownership guidelines for our non-employee directors, as adopted by the Compensation Committee, within five years of assuming the role, the Chairperson of the Board is expected to own a minimum of 12,000 shares of our common stock, and that other non-employee directors are each expected to own a minimum of 3,000 shares of our common stock.

As of December 31, 2013, all directors met the guidelines, by ownership of the requisite number of shares or having served less than five years either on the Board or as Board Chairperson.

Compliance with these guidelines is reviewed by the Governance Committee on a quarterly basis. These levels are based upon a competitive review and subsequent recommendations of stock ownership guidelines performed by Pay Governance, the Compensation Committee’s independent compensation consultant.

    BOARD & CORPORATE GOVERNANCE

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

We currently have in place a written policy on related party transactions (“Related Party Policy”), which governs the transactions involving us and certain related persons that are required to be disclosed under Item 404 of Regulation S-K (“S-K 404”). Under the Related Party Policy, any transaction, arrangement or relationship in which:

•	we are a participant;

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; and

•	a related person has or will have a direct or indirect material interest,

will be considered an interested transaction and will be required to be approved by the Audit Committee of the Board of Directors. Transactions not required to be disclosed under S-K 404 are excluded from this policy. Any of the following persons is considered a related person under the Related Party Policy:

•	Any director or executive officer of the Company;

•	Any nominee for director of the Company;

•	Any holder of more than 5% of our Common Stock; and

•	Any immediate family member of any of the above.

Our management has primary responsibility for identifying such related party transactions, which may include, from time to time, loan transactions by the Company or the Bank, investments through SVB Capital, or other business transactions involving us or our subsidiaries. The Audit Committee has responsibility for reviewing these transactions for potential conflicts of interests and approving them (or denying approval, as the case may be). The Credit Committee also reviews related party loan transactions. Under the Related Party Policy, the Audit Committee’s approval may be granted in advance, ratified, or based on certain standing approvals previously authorized by resolution. The Audit Committee may delegate its approval authority under the Related Party Policy to the committee chairperson.

Insider Loan Policy

The Bank has in place a policy, as approved by the Credit Committee, which permits the Bank to make loans to directors, executive officers and principal stockholders (“Insiders”) and the related interests of those Insiders (“Insider Loans”). The Insider Loan policy is designed to comply with Regulation O of the Federal Reserve Act. Insider Loans qualify for an exemption from Section 402 of the Sarbanes-Oxley Act of 2002 as they are made by the Bank and subject to the insider lending restrictions of Section 22(h) of the Federal Reserve Act.

Pursuant to Regulation O, the Insider Loan policy authorizes the Bank to make Insider Loans if such Insider Loans: (a) are approved in advance by a majority of the Board of Directors of the Bank for Insider Loans where the aggregate amount of all outstanding extensions of credit exceeds $500,000; (b) are extended under the same terms and conditions and rates as those prevailing at the time of the Insider Loan for comparable transactions with other Bank clients; and (c) do not have more than a normal risk of failure of repayment to the Bank or other unfavorable features. The Insider whose credit extension is subject to Board approval must not participate either directly or indirectly in the voting to approve such extension of credit. Prior approval of the Board of Directors of the Bank is not required for an extension of credit made pursuant to a line of credit that was approved by the Board of Directors within 14 months of the date of the extension.

The Insider Loan policy also limits the aggregate amount of all loans to any Insider and his or her related interests. The Insider Loan policy also prohibits the Bank from paying an overdraft on a personal bank account of an Insider except if the overdraft is inadvertent, the aggregated amount of all overdrafts to the Insider at any time is $1,000 or less and the overdraft is outstanding for less than five business days.

Loan Transactions

Additionally, during 2013, the Bank made loans to related parties, including certain companies in which certain of our directors or their affiliated venture funds are beneficial owners of ten percent or more of the equity securities of such companies. Such loans: (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and

    BOARD & CORPORATE GOVERNANCE

collateral, as those prevailing at the time for comparable transactions with other persons; and (c) did not involve more than the normal risk of collectibility or present other unfavorable features.

Prior to their respective appointments as executive officers, each of Mr. China and Mr. Cox received a mortgage loan through the Bank’s Employee Home Ownership Program (“EHOP”), an employee benefit program whereby eligible employees of the Bank and its affiliates receive preferential terms on mortgage loans. Mr. China’s EHOP mortgage loan amount was $1,176,000, with a principal balance of $1,026,719 as of December 31, 2013. Mr. China’s loan matures April 1, 2016. Mr. Cox’s EHOP mortgage loan amount was $310,533, with a principal balance of $269,209 as of December 31, 2013. Mr. Cox’s loan matures October 1, 2018.

Fund Investments

Managed Funds

In 2000, we formed Silicon Valley BancVentures, LP (“SVBV”). The fund is managed by its general partners, which is a subsidiary of the Company and holds an interest in the fund. Mr. Kramlich invested in the fund ($1.0 million) and holds a noncontrolling interest.

In 2006, we created SVB India Capital Partners I, LP (“SICP”), a $53.9 million direct equity investment fund that invests in privately-held companies in India. SICP is managed by its general partner, which is a subsidiary of the Company and holds an interest in the fund. Certain of our directors have invested in SICP and hold a noncontrolling interest as a limited partner: Messrs. Benhamou (through Benhamou Global Ventures) ($0.3 million), and Friedman (through his family trust) ($0.1 million) and Ms. Krishnan (through her family trust) ($0.3 million).

Employee Funds

In 2000, we created SVB Qualified Investors Fund, LLC (“QIF”), a $7.6 million investment fund of funds for employees that met certain eligibility requirements. QIF invests capital provided by current or former SVB employees into venture capital funds, most of which are managed by us or our affiliates. All employee participants are required to invest in this fund with their own money, but we manage the fund and pay all administrative costs associated with the fund. The following executive officers participated in QIF, each with individual commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker, Jones, Kellogg and Verissimo, and Ms. Parsons. QIF is also a limited partner of, and holds an interest in, SVBV ($2.0 million).

In 2005, we formed SVB Qualified Investors Fund II, LLC (“QIF II”), a $5.1 million investment fund of funds following the same strategy as QIF. The following current and former executive officers participate in QIF II, each with individual commitment amounts ranging between $50 thousand and $0.3 million: Messrs. Becker, Jones, Kellogg and Verissimo, Ms. Parsons and our former General Counsel, Mary Dent.

In 2013, we formed SVB Qualified Investors Fund III, LLC (“QIF III”), a $4.0 million investment fund for employees meeting certain eligibility requirements, including those that were directly engaged in providing services to our funds business. QIF III’s principal purpose is to invest in a select number of venture capital funds managed by us or third parties. Certain of our current and former executive officers participate in QIF III, each with commitment amounts ranging between $50 thousand and $0.5 million: Messrs. Becker, China, Descheneaux, Jones, Verissimo and Wallace and Ms. Parsons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe, based on a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC and other information known to us, that during fiscal year 2013 our directors, officers (as defined in the rules under Section 16 of the Exchange Act), and any greater than 10% stockholders have complied with all Section 16(a) filing requirements in a timely manner.

    BOARD & CORPORATE GOVERNANCE

INFORMATION ON EXECUTIVE OFFICERS

Our executive officers perform policy-making functions for us within the meaning of applicable SEC rules. They may also serve as officers of the Bank and/or our other subsidiaries. There are no family relationships among our directors or executive officers.

The following information outlines the name and age of each of our executive officers (as of the date of this Proxy Statement) and his or her principal occupation with the Company, followed by biographical information of each such executive officer:

Name	Age	Principal Occupation
Greg W. Becker	46	President and Chief Executive Officer
Marc C. Cadieux	47	Chief Credit Officer
John D. China	48	Head of Relationship Banking
Philip C. Cox	47	Head EMEA and India and President of the UK Branch
Michael R. Descheneaux	46	Chief Financial Officer
Michelle A. Draper	46	Chief Marketing Officer
Christopher D. Edmonds-Waters	51	Head of Human Resources
Joan S. Parsons	55	Head of Specialty Banking
Marc J. Verissimo	58	Chief Risk Officer
Bruce E. Wallace	49	Chief Operations Officer
Michael S. Zuckert*	55	General Counsel

* Joined March 3, 2014

Executive Biographies

Mr. Greg W. Becker’s biography can be found under “Proposal No. 1—Election of Directors” above.

Mr. John D. China joined us in 1996 as a Senior Relationship Manager and has held a variety of positions with the Company, including Head of Venture Capital Group and Head of Private Equity Group. Mr. China was appointed the Head of Relationship Management in 2010. In 2014, Mr. China was appointed the Head of Relationship Banking, where he is responsible for overseeing all aspects of our relationships within the venture capital and private equity, private bank and commercial bank communities.

Other Experience:	•	Director, California Israel Chamber of Commerce (“CICC”), a non-profit organization dedicated to strengthening business and trade relations between California and Israel (since 2011)
•	Advisory Board Member, DEMO, an organization dedicated to emerging technology development (since 2010)
•	Director, Astia.org, a not-for-profit organization dedicated to the success of women-led, high-growth ventures (since 2009)
•	Advisory Council, Advancing Science in America (“ARCS”), a non-profit organization dedicated to advancing science and technology in the United States (since 2013)

Other Prior Experience:	•	Director, Executive Council of New York City, a global community of senior executives (2001-2003)

Education/ Other:	•	Bachelor’s degree in Industrial Engineering from Stanford University

    EXECUTIVE OFFICERS & COMPENSATION

Mr. Marc C. Cadieux joined us in 1992 as an Assistant Vice President and has held a variety of positions with us, including Division Risk Manager for the Company’s Eastern Division, where he was responsible for overseeing our commercial lending activities in the eastern United States, eastern Canada, the United Kingdom and Israel. Mr. Cadieux was appointed Assistant Chief Credit Officer in 2009 and was later appointed as Chief Credit Officer in 2013, where he currently oversees our credit administration function.

Other Prior	•	Loan Workout Officer, Pacific Western Bank (1990-1992)
Experience:	•	Various credit positions with Bank of New England (1988-1990)

Education/ Other:	•	Bachelor’s degree in economics from Colby College

Mr. Philip C. Cox joined us in 2009 as Head of UK, Europe & Israel, where he was responsible for the overall strategic direction of the Company in the UK, Europe and Israel, as well as the establishment of our UK Branch banking business. He was appointed as Head EMEA and India and President of the UK Branch in 2012, where he is focused on the international development of our business and is responsible for our UK branch.

Private Directorships:	•	Entrepreneur First, an organization devoted to developing high-growth tech startups in London (since 2011)

Other Prior	•	Head of Commercial Banking, Bank of Scotland (2008-2009)
Experience:	•	Chief Executive Officer, European Business, Torex Retail PLC, a manufacturing and industrial software company (2005-2008)

Education/	•	Associate of the Association of Corporate Treasurers, UK
Other:	•	Member of the Chartered Institute of Bankers, UK

Mr. Michael R. Descheneaux joined us in 2006 as the Managing Director of Accounting and Financial Reporting, and was appointed as Chief Financial Officer in 2007, where he is responsible for all our finance, treasury and accounting functions, as well as our funds management business. He also plays a key role in our global strategy and growth.

Private Directorships:	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (since 2012)

Other Prior	•	Managing Director, Navigant Consulting, a business consulting firm (2004-2006)
Experience:	•	Independent consultant (2002-2004)
•	Various leadership positions with Arthur Andersen for the Central and Eastern Europe Region (1995-2002)
¡	Lead Partner of financial services practice
¡	Lead audit partner of telecommunications/high-tech practice
•	Technical expert on U.S. GAAP and generally accepted auditing standards matters

Education/	•	Bachelor’s degree in Business Administration from Texas A&M University
Other:	•	Certified public accountant
•	Member of the Texas State Board of Public Accountancy and the American Institute of Certified Public Accountants
•	Associate member of the Association of Certified Fraud Examiners

    EXECUTIVE OFFICERS & COMPENSATION

Ms. Michelle A. Draper joined us in 2013 as Chief Marketing Officer, where she is responsible for the strategy and execution of our global marketing initiatives. Prior to joining us, she was Senior Vice President of Institutional Services Marketing at Charles Schwab & Co. (“Schwab”).

Other Prior Experience:	•	Various senior-level marketing positions at Charles Schwab & Co., overseeing advertising, brand marketing and other key marketing strategies (1992-2013)

Education/ Other:	•	Bachelor’s degree in journalism from California Polytechnic State University – San Luis Obispo

Mr. Christopher D. Edmonds-Waters joined us in 2003 as Director of Organization Effectiveness, and in 2007, was appointed to his current role as Head of Human Resources, where he oversees our human resources function, which includes our compensation, global mobility, recruiting and learning and development functions.

Other Prior Experience:	•	Various senior-level positions at Charles Schwab & Co. (1996-2003), launching the company’s online training system
•	Various leadership roles with Macy’s California, managing corporate training programs

Education/	•	Bachelor’s degree in Intercultural Communications from Arizona State University
Other:	•	Master’s degree in Human Resources and Organization Development from the University of San Francisco

Ms. Joan S. Parsons joined us in 1994 and has served in a variety of leadership positions throughout the Company, including Eastern Division Manager and Chief Banking Officer. Ms. Parsons was appointed Head of U.S. Banking in 2008, and was appointed Head of Specialty Banking in 2014, where she is responsible for all specialty debt products, sponsor finance, mezzanine finance, our life science and Energy/Resource Innovation practices, loan syndications, non-credit product sales and SVB Analytics.

Private	•	Director, Leukemia & Lymphoma Society (since 2011)
Directorships:	•	Director, Planstrong Investment Management (since 2005)

Other Prior	•	Vice President of Corporate Banking, Fleet Bank of Massachusetts (1992-1994)
Experience:	•	Vice President, Barclays Bank PLC (1984-1992)
•	Banking Officer, Mellon Bank (1981-1983)

Education/ Other:	•	Bachelor’s degree in Economics and Art History from Wheaton College

Mr. Marc J. Verissimo joined us in 1993 and has served in a variety of leadership positions throughout the Company, including Manager of our Corporate Finance Group and our Risk Management Group. Mr. Verissimo was named Chief Strategy Officer in 2002. He is currently the Chief Risk Officer, where he is responsible for overseeing our credit, enterprise-wide risk management, corporate compliance and security functions.

Prior Directorships:	•	Entrepreneurs Foundation, a non-profit organization dedicated to strengthening the ties between entrepreneurial companies in the Bay Area and the communities in which they operate and their employees reside (2005-2012)
•	High Street Partners, Inc., a cross-border finance and administrative services firm (2009-2010)

Education/	•	Bachelor’s degree in Agricultural Economics from the University of California, Davis
Other:	•	Master’s degree in Business Administration from Harvard University

    EXECUTIVE OFFICERS & COMPENSATION

Mr. Bruce E. Wallace joined us in 2008 as the Head of Global Services, where he was responsible for our operations, product management, global transaction banking and service delivery. He was later appointed Chief Operations Officer in 2011, where he is responsible for leading all bank and non-bank operations and information technology services.

Private Directorships:	•	Director, SPD Silicon Valley Bank, our joint venture bank in China (since 2012)

Other Prior Experience:	•	Senior Vice President and Manager of Treasury Management Operations, Wells Fargo & Company (2005-2008)
•	Various senior management positions in banking operations, Wells Fargo & Company (1987-2005)

Education/ Other:	•	Bachelor’s degree in Accounting from California State University, Sacramento

Mr. Michael S. Zuckert joined us in 2014 as General Counsel, where he is responsible for all our legal matters. Prior to joining us, he served in a wide range of legal positions within the financial services industry. Most recently, he served as Deputy General Counsel of Citigroup from 2009-2014, where he served as general counsel for its non-core assets business, Citi Holdings, and also focused on mergers and acquisitions.

Other Prior	•	Various senior-level legal positions at Citigroup Inc. (2002-2014)
Experience:	•	Various senior-level positions at Morgan Stanley & Co. Inc. (2000-2002 and 1987-1999)
•	Vice President and General Counsel, TheStreet.com, Inc., an online financial news provider (1999-2000)

Education/	•	Bachelor’s degree in History and Law and Society from Brown University
Other:	•	Juris Doctor degree from New York University School of Law

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses our 2013 executive compensation program, as it relates to our five “named executive officers” that are currently serving as executive officers (each, an “NEO”): (i) Greg Becker, President and Chief Executive Officer (“CEO”), (ii) Michael Descheneaux, Chief Financial Officer (“CFO”), (iii) John China, Head of Relationship Banking, (iv) Joan Parsons, Head of Specialty Banking, and (v) Bruce Wallace, Chief Operations Officer. We also discuss 2013 compensation for David Jones. Mr. Jones served as our Chief Credit Officer until September 1, 2013. He has since relocated to China, where he has assumed the position of President of Asia and is leading and expanding our Asia strategy and building out our Chinese joint venture bank.

Executive Summary

Our executive compensation program is based on our philosophy that pay should be aligned with our business objectives and stockholder interests and that incentive compensation should be based on company and individual performance without encouraging undue risk-taking. Under the primary oversight of our Board’s Compensation Committee (the “Committee”), our program is designed to attract, incent and retain talented individuals to lead our corporate growth and to deliver sustained strong performance over the long term.

As discussed under “2013 Company Performance Highlights” of the Summary Information section at the beginning of this Proxy Statement, we continued to deliver strong performance in 2013, focusing on the long-term global growth of our franchise. As further discussed in this CD&A, our NEOs were compensated to reflect that strong performance.

2013 Executive Compensation Highlights

H I G H L I G H T S

¿ Strong 2013 Company Financial Performance ¿ Performance in Excess of Incentive Plan Targets ¿

Continued Pay for Performance Alignment ¿ Continued Emphasis of Performance-Based and Long-Term Pay ¿

Strong Support for 2013 Say on Pay Vote

•

Continued pay for performance --- strong incentive compensation and performance alignment.  In 2013, the key elements of our executive incentive compensation continued to be tied to: (i) annual return on average equity (“ROE”) and annual total stockholder return (“TSR”), and (ii) our company stock price.

Element of Incentive Compensation		Earnings Opportunity	Relevant Performance Metric	2013 Outcomes

Cash	Annual Cash Incentives (“ICP”)	Executive pool subject to maximum aggregate funding of 200% of corporate target __________________ Actual payout dependent on company/individual performance	ROE against our corporate target and against peer performance	151% of executive pool funded based on ROE performance ________________ Individual payouts varied	Above-Target Performance

Equity	Performance-Based Restricted Stock Units (“PRSUs”)*	0% to 150% of target award	TSR against peer performance Company stock price**	150% of target award earned based on TSR performance	Above-Target Performance
	Restricted-Stock Units (“RSUs”)*	Fixed award	Company stock price**	Value subject to company stock price performance	87% Increase in Stock Price in One Year (2013)
Stock Options*

*   Subject to multi-year vesting

** Earnings opportunity is generally based on economic benefit derived from Company stock price performance

    EXECUTIVE OFFICERS & COMPENSATION

•

Correlated relationship between CEO pay and Company performance.  The graphs below illustrate the general directional relationship between our CEO’s total compensation (as reported in our 2013 Summary Compensation Table) and two of our key financial performance measures, earnings per share (“EPS”) and ROE.

*	Excludes a special one-time equity grant for the CEO for his promotion to that position in 2011, which was then valued at $1.1 million.

•

Continued emphasis of target performance-based pay and balance of short-term/long-term pay amongst our CEO and other NEOs.  As compared to our Compensation Peer Group, we generally allocate more target pay on performance-based and long-term pay for our CEO and our other NEOs.

*	Based on estimated average target pay mix of Compensation Peer Group. Other NEOs do not include Mr. Jones.

Performance-Based: Annual cash incentives, PRSUs and stock options	Fixed Pay: Base salary and RSUs	Long-Term Pay: PRSUs, RSUs and stock options	Short-Term Pay: Base salary and annual cash incentives

•

Refinement of Incentive Payout Formula.  We refined the payout formulas for our ICP and PRSU awards relative to peer performance. These payout formulas are based on our corporate performance ranking within four quartile or five quintile groups of our peers. In 2013, we continued to cap payouts for ranking within the top group and to withhold any payouts for falling within the bottom group, but we modified the payout formula for the middle groups on a more linear basis to incentivize incremental performance.

•	Continued emphasis of long-term incentives on equity-based awards. To align with stockholder interests, we have continued to grant long-term incentives in the form of equity awards.

•

Strong stockholder support of 2013 Say on Pay vote.  We received 94% of the votes cast in approval of our 2012 executive compensation program (as described in last year’s proxy statement). We submit an advisory Say on Pay vote to our stockholders on an annual basis.

Executive Compensation Governance and Practices

•

Independent oversight of executive compensation.  Our Board of Directors (comprised of all independent directors except for our CEO) oversees and approves the compensation of our CEO. (Our CEO does not participate in the Board’s discussions or decisions regarding his compensation.) Our Compensation Committee (comprised of all independent directors) makes recommendations to the Board about our CEO’s compensation, and oversees and approves the compensation of all other executive officers.

•

Our incentives are subject to certain minimums and maximum limits.[1]  We establish minimum thresholds for certain incentives where awards/payouts may not be earned or made unless actual performance meets or exceeds thresholds,

    EXECUTIVE OFFICERS & COMPENSATION

such as our PRSUs. We also establish maximum limits, such as for our executive PRSU awards, our annual cash incentives and our broad-based profit sharing plan.

•	Our executives’ equity awards are made under our equity plan and have the following features/practices:

¡	No evergreen provision
¡	No repricing without stockholder approval
¡	Annual burn rate maximum of 2.5%
¡	Each full value award share counted as 2 shares
¡	Minimum 100% fair market value exercise price for options
¡	Minimum 3 year time-based vesting for full value awards
¡	Minimum 1 year vesting for performance-based full value awards
¡	Additional 2 year time-based vesting requirement on earned performance-based equity awards for NEOs
¡	Maximum seven-year term for options

•

Robust executive equity ownership guidelines.  Our executives are subject to robust equity ownership guidelines. The minimum requirement applicable to the CEO was established based on a multiple of over five (5) times his annual base salary at the time the standard was adopted.

•

No hedging or pledging.  Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of our publicly-traded securities at any time. Additionally, we have not permitted any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

•	No employment agreements. We do not have any individual employment contracts with any of our executive officers.

•

Competitive benchmarking against peers.  In making compensation decisions, we consider compensation and performance data from our benchmarking reference peer groups and routinely review the composition of the companies within the peer groups. To enhance our peer benchmarking, we have separate compensation and performance peer groups.

•

Compensation risk management.  The Committee, together with its compensation consultant and our Chief Risk Officer, conduct annual compensation risk assessments. Based on those assessments, we do not believe that our compensation program creates risks that are reasonably likely to have a material adverse effect on the Company. In addition, our compensation program is regularly reviewed as part of our enterprise-wide risk management and internal audit programs.

•	Double trigger change in control severance. Our executive Change in Control Plan encourages continued commitment and alignment with stockholders’ interests through a potential change in control event.

•

No 280G excise tax gross-ups. In 2012, we eliminated a Section 280G excise tax gross-up provision under our Change in Control Plan for executives and as a result, no executives are entitled to any such gross-ups.

•

No executive perquisite program.  We do not have any executive perquisite programs or special executive benefits. As typical for global companies, we provided certain benefits to Mr. Jones primarily relating to his international assignment and relocation to China, which may be deemed perquisites for purposes of disclosure under the Summary Compensation Table under the “Compensation for Named Executive Officers” section.

•

No executive benefit programs.  We do not have any programs that offer benefits exclusively to our executives, except our executive Change in Control Plan. Our executives receive the same retirement, health, welfare and other benefits that are generally available to our employees, and may also participate in certain programs that are available to members of senior management, such as our Deferred Compensation Plan.

•

No pensions or SERPs.  We do not provide any pension, excess retirement, or supplemental executive retirement (“SERP”) plans to any executive. Executives are eligible to participate in our broadly-available 401(k) plan.

•

Active stockholder engagement.  As part of our proxy statement preparation process, we routinely and proactively reach out to our larger stockholders to solicit their feedback about our executive compensation program, including our equity incentive plan.

•	Independent compensation consultant to the Committee. The Committee utilizes an independent compensation consulting firm that does not provide any other services to the Company.

*  *  *  *

1 Subject to the Committee’s sole discretion.

    EXECUTIVE OFFICERS & COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation practices continue to be grounded by our overarching compensation philosophy, the key principles of which are:

•	Align compensation with business objectives and stockholder interests. Our executive compensation plans are designed to:

¡	Tie pay to Company and individual performance through appropriate performance metrics.
¡	Provide for executive equity ownership to align economic interests with stockholders.
¡	Provide the opportunity for compensation based upon stockholder returns and key financial measures.
¡	Take into account the dynamics of the market and business environment within which the Company and management operate.

•

Establish an appropriate mix of pay between performance-based and non-performance-based pay, as well as long-term and short-term compensation, with emphases on performance-based pay and long-term incentive compensation.

•	Design incentive compensation on Company and individual performance without encouraging undue risk-taking.

•

Pay competitively, relying primarily on external market standards while also considering internal parity and the importance of recruiting and maintaining a cohesive, top-talent executive management team.

•	Maintain strong governance practices over our program, including independent Board-level oversight.

Our compensation philosophy and program take into consideration our business objectives, the relative complexity this business diversity represents in an organization of our size, stockholder interests, appropriate risk management practices, emerging trends in executive compensation (particularly for financial institutions), applicable regulatory requirements, and market practices.

Compensation Governance

The Company’s executive compensation program is supported by strong corporate governance and Board oversight:

•

Role of Compensation Committee.  All members of the Committee are “independent” under applicable Nasdaq rules. The Committee has primary oversight of our executive compensation program as provided in its charter, including the design and administration of executive compensation plans in a manner consistent with the executive compensation philosophy described above. The Committee reviews and approves the compensation of all executive officers (except for the CEO), and recommends the compensation of the CEO for the approval of the independent members of the Board. In carrying out its oversight responsibilities, the Committee routinely reports to the Board on the actions it has taken, as well as confers with the Board on compensation matters, as necessary. The Committee also makes recommendations for all other compensation-related matters that require Board approval. During 2013, the Board did not reject or modify in any material way any action of or recommendation by the Committee.

Committee members hold meetings on a regular basis (8 meetings in 2013), and routinely meet in executive session without management present.

•

Role of the Board.  All members of the Board, except the CEO, are “independent” under applicable Nasdaq rules. Subject to the recommendation of the Committee, the Board (except for the CEO) reviews and approves the compensation for the CEO. Such review and approval are typically conducted during the executive session portion of the Board’s meetings, where neither the CEO nor any other member of management is present.

•

Role of Compensation Committee Consultant.  The Committee has retained Pay Governance LLC, an independent executive compensation consultant, to provide advice and recommendations on all compensation matters under its oversight responsibilities as defined in the Committee’s charter. The Committee in its sole discretion selects the consultant, and determines its compensation and the scope of its responsibilities.

In 2013, Pay Governance assisted the Committee with advice and recommendations regarding the Company’s compensation philosophy and strategies; advice on executive and director compensation levels and practices, including

    EXECUTIVE OFFICERS & COMPENSATION

review and recommendations on CEO compensation and evaluation of CEO pay and realizable pay and Company performance; advice on the Company’s Compensation and Performance Peer Groups; guidance on the design of our compensation plans and executive/director stock ownership guidelines; evaluation of performance metrics and peer performance; assistance with the Committee’s periodic review of potential risks associated with our compensation programs; analysis of Company equity utilization; recommendations regarding our equity incentive plan; and periodic reports to the Committee on market and industry compensation trends and regulatory developments. The Committee did not engage Pay Governance for any additional services outside of executive and director compensation consulting during 2013. In addition, the Committee does not believe there were any potential conflicts of interest that arose from any work performed by Pay Governance during 2013.

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Role of Chief Executive Officer.  At the Committee’s request, our CEO will attend portions of the Committee’s meetings and executive sessions to discuss the Company’s performance and compensation-related matters. While he does not participate in any deliberations relating to his own compensation, he shares his performance reviews for the other executive officers with the Committee. Based on these reviews and the Company’s overall performance, our CEO makes recommendations to the Committee on any compensation changes for the other executive officers. The Committee considers the CEO’s recommendations, as well as data and analyses provided by management, but retains full discretion to approve or recommend for the independent members of the Board to approve all executive compensation.

2013 Advisory Vote on 2012 Executive Compensation (Say on Pay)

We submit an advisory vote on executive compensation, or Say on Pay, to our stockholders on an annual basis. In 2013, we received 94% of the votes cast in approval of our 2012 executive compensation program (as described in our 2013 proxy statement). (This level of support was consistent with the prior two years, where we received 94% and 95% of the votes cast in 2012 and 2011, respectively.) In light of the strong support and other feedback we solicited from our stockholders last year, the Committee made no material changes to our compensation philosophy, policies or overall program. Nevertheless, the Committee continues to pursue its pay-for-performance approach in determining executive compensation. The Committee will continue to consider changes to the program on an ongoing basis, as appropriate, in light of evolving factors such as business environment and competition for talent.

    EXECUTIVE OFFICERS & COMPENSATION

Competitive Benchmarking Against Peers

Consistent with 2012, the Committee continued to utilize two peer benchmarking groups to compare our compensation and performance to the market:

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In making compensation decisions, the Committee considers competitive compensation data from its Compensation Peer Group, which includes companies that are similarly-sized, have some business model similarities and compete with us for our talent.

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In measuring performance for purposes of compensation decisions, the Committee considers performance data from its Performance Peer Group, which includes companies with similar business models and some larger companies.

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We measure our relative performance against our peers for funding our Incentive Compensation Plan and PRSU awards. (See “Annual Cash Incentives – ICP Funding – ROE Against Performance Peer Group” and “Equity Incentive – TSR Against Compensation Peer Group.”

The Committee, with the Committee’s compensation consultant and management, reviews on at least an annual basis, the composition of companies for both peer groups. In determining the composition of each peer group, the Committee considers various factors and characteristics including market capitalization, asset size, assets under management, number of employees, business model and complexity of the platform, and performance on financial and market-based measures. For 2013, they determined that the named companies continued to be appropriate and did not make any changes to either group.

Company	Peer Group
	Compensation	Performance
Associated Banc-Corp	✓	✓
Bank of Hawaii Corp	✓	✓
BOK Financial Corp	✓	✓
CapitalSource Inc.	✓
City National Corporation	✓	✓
Comerica Incorporated		✓
Commerce Bancshares, Inc.	✓	✓
Cullen/Frost Bankers, Inc.	✓	✓
CVB Financial Corp.	✓
East West Bancorp, Inc.	✓	✓
First Citizens Bancshares, Inc.	✓
FirstMerit Corporation	✓	✓
First Republic Bancorp	✓	✓
Huntington Bancshares		✓
Investors Bancorp, Inc.	✓
MB Financial, Inc.	✓	✓
Prosperity Bancshares, Inc.	✓	✓
Raymond James Financial, Inc.	✓
Signature Bank	✓	✓
TCF Financial Corporation	✓	✓
UMB Financial Corporation	✓	✓
Umpqua Holdings Corporation	✓	✓
Valley National Bancorp	✓	✓
Webster Financial Corp.	✓	✓
Zions Bancorporation		✓
Total Companies	22	20

It is important to note that in determining executive compensation, the Committee does not solely rely on comparative data from these peer groups. The Committee also utilizes other resources, including published compensation surveys and proxy data. All such comparative peer data and supplemental resources are considered, along with the Company’s pay for performance and internal parity objectives. All applicable information is reviewed and considered in aggregate, and the Committee does not place any particular weighting on any one factor.

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2013 Executive Compensation

Summary of 2013 Executive Compensation Components

	Component and Purpose	2013 Key Highlights
Annual Cash Compensation	Base Salary Provides ongoing fixed cash pay.	• Each NEO received a limited merit increase. • Mr. Jones received a merit increase and a promotion increase in connection with his new role as President of Asia.
Annual Cash Incentives Provides short-term (annual) performance-based cash incentive compensation opportunity under our ICP.

Funding of 2013 ICP Pool

•  Funding of our annual ICP pool is determined and approved by the Committee and is subject to:

¡   ROE performance against our annual target ROE (2/3 of the pool); and

¡    Relative ROE performance against Performance Peer Group performance (1/3 of the pool)

•  Annual ICP funding accruals are made and monitored by the Committee on a quarterly basis, and adjusted for non-recurring or other extraordinary items, to the extent determined by the Committee (in consultation with the Audit Committee).

•  Based on the Company’s ROE performance above its annual target and within the fourth quintile of the Performance Peer Group, 151% of the 2013 executive incentive pool was funded. This funding is also based on the Company’s overall performance in 2013.

Individual 2013 ICP Awards

•  Individual ICP awards were determined subject to the extent of pool funding, and overall Company and individual performance.

•  For 2013, each NEO and Mr. Jones received between 157% to 180% of his or her target payout.

Long-Term Equity Incentive Compensation	Stock Options Provides incentives for long-term creation of stockholder value over a four-year period.

•  No material changes in our executive equity compensation practices from prior year.

•  Continued to emphasize long-term incentives on equity to align executives with stockholder interests.

•  Continued to use a mix of equity awards which included PRSUs, RSUs, and stock options.

•  2013 PRSUs were subject to TSR performance relative to peer performance. Based on the Company’s 2013 TSR ranking within the top quartile of the Compensation Peer Group, the Committee deemed 150% of the PRSUs earned, which then are subject to further time-based vesting through December 20, 2015.

Performance-Based Restricted Stock Units (“PRSUs”) Provides incentives to motivate and retain executives and to reward for our TSR performance relative to peer performance.
Restricted Stock Units (“RSUs”) Provides incentives for retention and long-term creation of stockholder value over a four-year period.
Benefits / Perks

Health/Welfare and Retirement Programs; Perquisites

As further discussed below, executives receive health, welfare and retirement benefits that are generally available to employees. (See also “Other Post-Employment Benefits” below.)

We do not have any executive perquisite programs or special executive benefits.

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Elements of Compensation

Base Salary

We provide base salaries in order to provide executives with a reasonable level of fixed short-term compensation. Executive base salary levels are typically reviewed at least annually by the Committee and adjusted as appropriate. When determining any base salary increases, the Committee considers an individual’s total compensation package, his or her performance, Company performance, comparative peer and market compensation data, internal parity, and other relevant factors, including the scope of the executive’s responsibilities relative to peers and other executives, and retention concerns.

In 2013, each NEO received merit increase adjustments to their base salaries based on individual performance, salary market positioning relative to peers, and internal parity, as appropriate. None of Messrs. Becker, Descheneaux and Jones and Ms. Parsons had any changes to base salary during the prior year 2012. Moreover, half of the increase to Mr. Jones’s salary reflected his promotion to the President of Asia position in September 2013.

NEO/Other Executive	Percentage Increase	2013 Annual Base Salary
Greg Becker *	5.0%	$ 840,000
Michael Descheneaux*	3.1	500,000
John China	7.1	375,000
Joan Parsons *	3.9	400,000
Bruce Wallace	6.7	400,000
David Jones*	12.5	450,000

* No base salary increases were made in 2012.

Annual Cash Incentives

Our executives participate in the Company’s Incentive Compensation Plan (“ICP”), an annual cash incentive plan that rewards performance against individual and Company objectives.

NEO/Other Executive	Annual ICP Target
Greg Becker*	70%
Michael Descheneaux**	50
John China*	80
Joan Parsons**	50
Bruce Wallace*	50
David Jones**	50

* No changes were made in 2013 or 2012.

** No changes were made in 2012.

Each executive participant is assigned an incentive target, stated as a percentage of the individual’s annual base salary. In 2013, annual ICP targets for Messrs. Descheneaux and Jones increased from 40% to 50%, and Ms. Parsons increased from 45% to 50%. These increases were made in order to align targets with their scope of job responsibilities and to maintain internal parity among the executive team, as appropriate.

ICP Funding

Each year, the Committee establishes one or more metrics that it will use to measure Company performance for ICP funding purposes. Based on those metrics and overall Company performance, the Committee will also determine the extent to which the Company will fund the incentive pool. For 2013, the Committee continues to believe that ROE is an appropriate indicator of financial performance that is directly related to the creation of stockholder value, especially if the Company measures performance against its own objectives as well as peer performance. Accordingly, the Committee established the following two performance metrics:

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ROE Against our Annual Target ROE (Two-Thirds (2/3) of Pool) - Similar to prior years, for 2013, the Committee established ROE relative to our Board-approved annual target ROE as an ICP performance metric. Two-thirds (2/3) of the total incentive pool is funded based on performance against this metric. The graph below illustrates the relationship in 2013 between (i) achieved ROE as a percentage of the annual plan, and (ii) the percentage of the target incentive pool accrued for the NEOs. There is a maximum funding amount of 200% of target payment for achievement of 150% or over of our target ROE under our annual plan.

The Committee retains discretion to fund up to 50% of the target ICP pool for performance below the 90% threshold, if and when it believes that making partial ICP payments are in the Company’s interests. The Committee decides whether and to what extent it will fund or spend the provisional pool and in no way does this pool represent a form of guaranteed

    EXECUTIVE OFFICERS & COMPENSATION

incentive payments. The Committee did not approve any provisional funding pool for 2013 because of the Company’s above-target ROE performance.

In addition, the Committee retains discretion to determine the extent to which the Company met its ICP performance target, including discretion to consider adjustments for certain out of the ordinary items, such as non-recurring accounting items. During 2013, per management’s recommendation and in consultation with the Audit Committee, the Committee continued to make adjustments, as appropriate. For 2013 and consistent with prior years, the Committee excluded 50% of the gains on non-marketable securities over budget (net of noncontrolling interests) and the sale of certain available-for-sale securities.

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ROE Against Performance Peer Group (One-Third (1/3) of Pool) - For 2013, the Committee also established ROE relative to the Performance Peer Group as an additional ICP performance metric to fund 1/3 of the total pool. As illustrated in the graph below, there is no payout if our performance falls in the bottom quintile and a payout maximum in the top quintile. In 2013, the Committee modified the payout formula for the middle groups on a more linear basis to incentivize incremental performance.

For 2013, the Committee determined that: (i) 2/3 of the executive ICP pool would be funded at 151% of target, based on the Company’s ROE performance, as adjusted, after taking into account the adjustments as discussed above; and (ii) 1/3 of the executive ICP pool would be funded at 150% of target, based on the Company’s relative ROE performance, ranking within the fourth quintile of the Performance Peer Group. In addition to these two ROE metrics, the Committee took into consideration the overall strong performance of the Company and the executive team in 2013. In particular, they took into consideration: overall strong executive leadership as a team, outstanding annual financial performance, strong progress towards global expansion efforts, significant efforts towards long-term strategic planning, and continued focus on risk management. As a result, the Committee approved funding the overall executive ICP pool at 151% of total target.

2013 NEO ICP Awards

The Committee determines actual annual cash incentive awards for the NEOs based upon the individual’s target incentive level, the Company’s performance, and the NEO’s individual performance. ICP awards for NEOs may be at, above, or below the target incentive and are determined by the Committee (or in the case of the CEO, by the Board).

In determining each NEO’s performance, the Committee considered a variety of factors that it believed to be relevant, including each NEO’s contributions to (i) the Company’s business and financial results, (ii) the Company’s successful execution of its 2013 corporate initiatives, and (iii) broader leadership within the organization. For Mr. Becker, the Committee considered the performance assessment conducted by the independent members of the Board. For the other NEOs, the Committee considered the performance assessments conducted by Mr. Becker. In addition to these management assessments, the Committee considered its direct observations and assessments of each NEO’s performance, with input from the Board.

The independent members of the Board had determined that the CEO, and the Committee determined that the other NEOs, had earned the following incentive awards for 2013:

    EXECUTIVE OFFICERS & COMPENSATION

Greg Becker	ICP Amount: $925,000

Primary factors considered in determining award:

•  Profitable 2013:

¡      Earnings per diluted common share of $4.70 (up 20.2% from 2012)

¡      Annual consolidated net income available to common stockholders of $215.9 million (up 23.3% from 2012)

¡      Strong fee income growth

•  Continued Company growth

¡     All-time high average total assets of $23.2 billion

¡      All-time high average loan, deposit and total client investment fund balances

•  Continued strong credit quality --- disciplined credit underwriting and loan portfolio management

•  Growth in market share; positive client satisfaction survey results

•  Continued global focus, including the growth of our U.K. branch and the progress of our joint venture bank in China

•  Business growth, including our Private Bank, our new wealth management business and our payments initiative

•  Continued focus on enterprise-wide risk management, including regulatory compliance

•  Development and recruitment of strong executive team

•  Being named by a nationally-recognized financial publication as a top 10 bank in the U.S.

Michael Descheneaux	ICP Amount: $450,000

Primary factors considered in determining award:

•  Excellent execution of our overall financial management, including continued strong capital and liquidity

•  Strong leadership in capital stress testing initiative

•  Effective management of our available-for-sale investment portfolio

•  Continued enhancements of finance operations to increase efficiencies

•  Proactive management of relations with investors, credit ratings agencies and other key constituents

•  Significant contribution towards long-term strategic planning

•  Strong global expansion efforts

•  Joint oversight of SVB Capital operations

John China	ICP Amount: $475,000

Primary factors considered in determining award:

•  Strong leadership of our Private Bank, including outstanding Private Bank loan growth and formation of new wealth advisory business

•  Strengthening of client relationships, especially within our venture capital and private equity client base

•  Continued expansion of our private equity services practice

•  Continued focus on SVB Capital, including on profitability and fundraising

•  Significant contribution towards long-term strategic planning and global expansion efforts

Joan Parsons	ICP Amount: $350,000

Primary factors considered in determining award:

•  Continued growth in market share

•  Strong loan and deposit growth

•  Positive client satisfaction survey results

•  Continued focus on improving client experience

•  Effective cross–selling; growth in core fee income

•  Significant contribution towards long-term strategic planning and global expansion efforts

    EXECUTIVE OFFICERS & COMPENSATION

Bruce Wallace	ICP Amount: $350,000

Primary factors considered in determining award:

•  Growth in core fee income

•  Expanded products and services, including mobile deposit solution, client onboarding systems, and online banking enhancements

•  Outstanding leadership of our payments initiative

•  Enhancements of our global treasury capabilities

•  Effective oversight of our information technology function

•  Significant contribution towards long-term strategic planning and global expansion efforts

David Jones	ICP Amount: $375,000

Primary factors considered in determining award:

•  Strong credit quality and maintenance of our disciplined credit underwriting and loan portfolio management*

•  Growth in loan portfolio*

•  Significant contribution towards long-term strategic planning and global expansion efforts

•  Strong start in his new position as President of Asia and progress made thus far on our Asia strategy and the continued buildout of our Chinese joint venture bank (from September 1, 2013)

* Through September 1, 2013

Equity Incentives

The Company believes that equity-based awards, particularly in combination with the Company’s equity ownership guidelines as discussed below, tie each of the NEOs’ compensation to the Company’s long-term financial performance and align the interests of the NEOs and our stockholders.

NEO/Other Executive	Allocation of Total Long-Term Equity Award
	Restricted Stock Units	Performance- Based Restricted Stock Units (Target)	Stock Options
CEO	27%	31%	42%
Other NEOs*	29%	30%	41%

* Excluding Mr. Jones

In 2013, the Committee continued to focus on long-term, sustainable performance and alignment with stockholders. As a result, it continued its emphasis on long-term equity compensation. The Committee determined a target equity award total value for each NEO, and granted a mix of performance-based and non-performance based equity awards based on the allocation as set forth to the left. Grants were made effective as of April 30, 2013. See “Compensation for Named Executive Officers – Outstanding Equity Awards at Fiscal Year End.”

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The stock options and restricted stock units (RSUs) are subject to annual vesting over a four-year period. The stock options have a maximum term of seven years. The Committee did not establish performance-based criteria, as the value of these stock options, and any increase in the value of the RSUs, are inherently tied to the future performance of the Company’s common stock.

•	The performance-based restricted stock units (PRSUs) are subject to performance-based vesting over a one-year period and to the extent earned, additional time-based vesting.

The Committee determines the performance conditions upon which the awards are earned, which for 2013 was the Company’s TSR performance as measured against the Compensation Peer Group (“Relative TSR”).

    EXECUTIVE OFFICERS & COMPENSATION

Relative TSR Performance (Against Peer Group)	Bottom Quartile (0-25% of 2013 Compensation Peer Group Performance)	Second Quartile (26-50% of 2013 Compensation Peer Group Performance)	Third Quartile (51-75% of 2013 Compensation Peer Group Performance)	Top Quartile (>75% of 2013 Compensation Peer Group Performance)
Extent of PRSUs Earned	0% of Target	50% to 100% of Target	110% to 130% of Target	150% of Target (Maximum)

After the end of the year, the Committee determined whether (and to what extent) the NEOs had earned the PRSUs, based on the Company’s Relative TSR.

For 2013, as calculated for purposes of the PRSUs, the Company’s TSR1 ranked within the top quartile of the Compensation Peer Group. Accordingly, the Board and the Committee did not exercise any discretion, and approved the actual performance which resulted in the CEO and the other NEOs, respectively, earning 150% of their respective target PRSUs. The earned PRSUs are subject to additional time-based vesting and will all vest on December 20, 2015, subject to each respective NEO’s continued employment or other service to the Company.

The Committee typically makes equity awards to each NEO at the time the individual is hired or promoted, and annually thereafter. The size of the awards reflects the overall number of shares available to the Company under our equity incentive plan, the Committee’s determination of an appropriate annual equity burn rate (the percentage of total shares outstanding that the Company has issued during the year in the form of equity compensation), the NEO’s role and performance, and the market compensation data for the NEO’s external peers.

Long-Term Cash Retention Award for John China

In 2010, the Company awarded Mr. China a special one-time long-term cash retention program. He received a target award of $500,000 to be earned over a three-year performance period from 2011 through 2013. Payouts under the award were not guaranteed and were made at the discretion of the Company. At the time Mr. China was granted the award in 2010, he was not an executive officer of the Company.

The award is funded based on two performance metrics over a three-year period. Of the award: (i) 50% is measured by the extent of achievement of the Company’s annual book value targets established for the 2011-2013 Performance Period, and (ii) 50% is measured by the Company’s total shareholder return as compared to the total shareholder return of the Compensation Peer Group. The Company established the following payout range, based on the extent achievement of two performance metrics.

Award Payment
	75% of Target Award	100% of Target Award	125% of Target Award (Maximum Payment)
Book Value Growth* (50%)	90% of Book Value Growth Target	100% of Book Value Growth Target	110% of Book Value Growth Target
Relative Company TSR (50%)	Lower 35% of Compensation Peer Group TSR	Middle 30% of Compensation Peer Group TSR	Upper 35% of Compensation Peer Group TSR

* Based on the average annual book value growth rate over the three year performance period; the calculation of the actual award is intended to be calculated on a linear basis based on the achievement against established book value goals.

To the extent deemed earned based on our performance of those metrics and on Mr. China’s individual performance, payouts are made after the performance period.

The Company: (i) achieved 99% of its average annual book value target over the three year performance period, and (ii) ranked within the upper 35% of the Compensation Peer Group. Based on that, and on its review of Mr. China’s individual performance, the Committee decided to award Mr. China a payment of $597,500 (120% of his target award.)

1 Based on the differential between the average daily closing stock prices over the last two months of each of years 2012 and 2013.

    EXECUTIVE OFFICERS & COMPENSATION

Executive Benefits

Deferred Compensation

We do not provide NEOs with any Company-funded deferred compensation benefits. However, in order to help them achieve their retirement objectives, we offer each NEO the opportunity to tax-defer a portion of their income, beyond what is allowed to be deferred in the Company’s qualified retirement plan. Specifically, under our Deferred Compensation Plan (“DCP”), each individual may defer 5% to 50% of their base pay and 5% to 100% of eligible incentive payments during each plan year. The DCP is an unfunded plan, and participating executives bear the risk of forfeiture in the event that we cannot fund DCP liabilities. We do not match executive deferrals to the DCP, nor do we make any other contributions to the DCP. See “Compensation for Named Executive Officers—Non-Qualified Deferred Compensation” below.

We establish and maintain a bookkeeping account for each participant which reflects compensation deferrals made by the executive along with any associated earnings, expenses, gains and losses. The amount in a participant’s account is adjusted for hypothetical investment earnings or losses in an amount equivalent to the gains or losses reported by the investment options selected by the participant from among the investment options designated for this purpose by the Company. A participant may, in accordance with rules and procedures we establish, change the investments to be used for the purpose of calculating future hypothetical investment adjustments to the participant’s account. The account of each participant is adjusted each business day to reflect: (a) the hypothetical investment earnings and/or losses described above; (b) participant deferrals; and (c) distributions or withdrawals from the account. Distributions or withdrawals from the DCP shall be made in full accordance with the requirements of Internal Revenue Code Section 409A.

No NEOs participated in the DCP in 2013. Among the NEOs, only Mr. Becker holds a balance due to deferrals made under the plan in 2005.

Employee Retirement Benefits

Our NEOs are eligible to participate in our SVB Financial Group 401(k) and Employee Stock Ownership Plan, our qualified retirement plan that is generally available to all of the Company’s U.S. employees. Our NEOs participate in the plan on the same terms as all other eligible employees. Other than our 401(k) plan, SVB Financial Group does not provide any pension, excess retirement, or SERPs to our NEOs.

Under our 401(k) plan, our U.S. employees, including our NEOs, may make voluntary pre-tax deferrals up to the maximum provided for by IRS regulations. The Company provides dollar-for-dollar matching contributions up to a maximum of 5% of cash compensation or the Internal Revenue Section 401(a) compensation limit, whichever is less. Company 401(k) matching contributions vest immediately upon deposit into the individual’s 401(k) account.

The plan also includes an Employee Stock Ownership Plan (“ESOP”). Under the plan, we may make discretionary annual contributions for U.S. employees, as determined by the Committee. ESOP contributions may be in the form of cash, the Company’s common stock, or a combination of both, and are subject to certain vesting conditions. Contributions are determined based on the Company’s performance and are not adjusted to reflect individual performance.

For 2013, the Committee established performance criteria based on the Company’s ROE, similar to the ICP, to fund the ESOP contribution, and set the funding level to a 2.5% (of eligible compensation) funding level based on target ROE performance, up to a maximum funding of 5%. Based on the Company’s 2013 above-target ROE performance, the Committee approved a contribution of 3.78% of eligible compensation in cash (50%) and the Company’s common stock (50%).

Health and Welfare Benefits

Our U.S. employees, including our NEOs, are eligible to participate in our standard health and welfare benefits program, which provides insured medical, dental, life, accident, and disability coverage to all of our eligible U.S.-based employees. We do not provide executives with any health and welfare benefits that are not generally available to other Company employees.

Time Away From Work

Under our “time away from work” policy, exempt employees, including our NEOs, do not accrue vacation benefits. Rather, such employees are expected to manage their time away from work, subject to the demands and needs of their jobs. Non-exempt employees continue to accrue vacation, sick and other paid time off benefits formulaically.

Executive Termination Benefits

See “Compensation for Named Executive Officers—Other Post-Employment Payments” below.

    EXECUTIVE OFFICERS & COMPENSATION

Perquisites

We do not have any executive perquisite programs. From time to time, on a limited or exception basis, we may provide other benefits that we believe are related to a business purpose that may otherwise be considered perquisites, and we disclose those benefits as required by applicable rules.

Stock Option and Other Equity Grant Practices

Grant Practices for Executive Officers

The Committee approved all equity grants in 2013 made to executive officers of the Company, except that the independent members of the Board approved equity grants made to the Chief Executive Officer. Typically, annual equity compensation grants to executives are approved during the second quarter of the year, and grants are made effective during an open trading window pursuant to our Insider Trading Policy. The exercise price for stock option grants is equal to the closing market price on the grant’s effective date and grants typically have an annual vesting period of four years, subject to continued employment or service. All 2013 grants to our NEOs were made in accordance with this practice.

For newly-hired executive officers, the Committee approves an equity grant amount prior to, or shortly after, the executive’s start of employment, and the effective grant date is typically set during an open trading window after they commence employment. This approach ensures that the exercise price of stock options reflects a fair market price, since the exercise price for stock option grants is equal to the closing market price on the grant’s effective date.

Grant Practices for Other Employees

The Board has delegated authority to the Equity Awards Committee to make equity grants to non-executive employees under our 2006 Equity Incentive Plan. The Equity Awards Committee is a committee of two, comprised of our Chief Executive Officer and the Chair of our Board. The Equity Awards Committee may not make equity grants to executives or any non-executive employee that reports directly to the Chief Executive Officer.

The Equity Awards Committee may make grants only within established individual employee and aggregate share limits and in accordance with established requirements regarding the term, vesting period, exercise price and other terms and conditions for the grant. In addition, all grants of stock options, stock appreciation rights, and restricted stock units made by the Equity Awards Committee must be made (or become effective) on the first Monday of each month or, where the first Monday is a Company-observed U.S. holiday, on the first Tuesday of such month. The Equity Awards Committee must approve all grants in writing on or before the date of grant, subject to the respective employee remaining an employee as of the date of grant. Finally, management updates the Committee regarding all grants made by the Equity Awards Committee on a regular basis. Any grant that does not meet the requirements established for the Equity Awards Committee must be made by the Board, the Committee or other authorized committee.

The Committee typically approves annual grants to all eligible employees, as well as any other grants that the Equity Awards Committee is not authorized to approved.

Prohibitions Against Hedging

Pursuant to our Insider Trading Policy, our directors, executive officers (including our NEOs) and employees are not permitted to “hedge” ownership by selling puts in or selling short any of the Company’s publicly-traded securities at any time. Additionally, we discourage, and have not permitted, any of our executive officers to pledge, or use as collateral, our securities to secure personal loans or other obligations.

    EXECUTIVE OFFICERS & COMPENSATION

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits our deductibility of compensation paid to our CEO and each of the next three most highly compensated executive officers (excluding the Chief Financial Officer) in excess of $1,000,000, but excludes “performance-based compensation” from this limit. Stock options qualify for this tax deductibility. However, in order to maintain flexibility and promote simplicity in the Committee’s administration of and oversight over executive compensation arrangements, other compensation arrangements, such as time-based restricted stock units that vest based solely on continued service, and performance-based restricted stock units that vest solely upon achievement of performance goals (as determined by the Committee), and ICP payments, do not qualify for tax deductibility. This design allows the Committee to balance tax deductibility with other business priorities that affect stockholder value.

Equity Ownership Guidelines for Executive Officers

The Company maintains stock ownership guidelines for the Company’s executive officers, including the NEOs. These stock ownership guidelines reflect the Board’s belief in the importance of aligning the economic interests of stockholders and management.

The Compensation Committee is responsible for setting and periodically reviewing, at least on an annual basis, the guidelines. Guidelines for each executive position are determined based on factors including the executive role, scope of responsibilities, base salary levels, Company stock price performance and market data. The guidelines are as follows:

Minimum Equity Ownership of SIVB shares*
Chief Executive Officer	80,000 shares
Chief Financial Officer Chief Credit Officer General Counsel Head of U.S. Banking	20,000 shares
Chief Operations Officer Chief Risk Officer Head of Relationship Management	14,000 shares
Head of Marketing Head of Human Resources Head EMEA India & President UK Branch	9,500 shares

* The minimum equity ownership standards for executive officers under these guidelines are based on a position-specific multiple of current salary, calculated using a trailing twelve-month average share price. For example, the 80,000 shares requirement applicable for the Chief Executive Officer is based on a multiple of over 5 times his annual base salary at the time the standards were adopted.

Under the revised guidelines, if any current executive officer (as of the date of adoption) has not yet attained the minimum requirement, he or she is expected to attain the minimum level of ownership by May 23, 2017. New executive officers will be expected to attain the minimum level of ownership by the fifth anniversary of the date of his or her assumption of the applicable position.

The Governance Committee monitors compliance with these guidelines and reviews executive equity holdings on a quarterly basis. In evaluating whether executives are meeting the ownership guidelines, the Governance Committee considers the following as shares owned: (1) shares privately held, (2) shares owned through investment in the Company’s stock fund in the SVB Financial Group 401(k) and Employee Stock Ownership Plan, and (3) earned but unvested awards of restricted stock and restricted stock units. The Committee does not count vested or unvested stock options towards the ownership guidelines. Exceptions to meeting the guidelines due to personal financial or other reasons are reviewed and determined by the Governance Committee.

As of December 31, 2013, all of our NEOs were in compliance with the applicable ownership guidelines or have made significant progress towards meeting the guidelines, as determined by the Governance Committee.

    EXECUTIVE OFFICERS & COMPENSATION

COMPENSATION FOR NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs for the years ended December 31, 2011, 2012 and 2013.

Name and Principal Position	Year	Salary ($) (1)		Bonus ($) (2)		Stock Awards ($) (3)		Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Plan Compensation ($) (4)	All Other Compensation ($) (5)		Total ($)
Greg Becker,	2013	835,613		925,000		1,336,868		867,018	-	-	22,389	(6)	3,986,889
President and Chief Executive Officer	2012 2011	932,713 781,696	(7) (10)	820,119 1,183,780	(8) (11)	901,180 1,992,210	(12)	766,556 618,929	- -	- -	27,699 24,500	(9) (13)	3,448,267 4,601,115

Michael Descheneaux,	2013	499,780		450,000		739,544		474,665	-	-	23,094	(14)	2,187,083
Chief Financial Officer	2012	576,198	(15)	335,907	(16)	540,708		474,664	-	-	25,608	(17)	1,953,085
	2011	488,749		532,340	(18)	543,330		412,619	-	-	24,500	(19)	2,001,538

John China,	2013	373,113		1,072,500	(20)	412,438		235,961	-	-	23,028	(21)	2,117,040
Head of Relationship	2012	404,109	(22)	375,000		205,984		180,045	-	-	61,063	(23)	1,226,201
Banking	2011	325,013		500,000		131,030		60,034	-	-	121,563	(24)	1,137,640

Joan Parsons,	2013	399,780		350,000		405,327		257,910	-	-	22,389	(25)	1,435,407
Head of Specialty	2012	443,146	(26)	332,548	(27)	296,102		250,972	-	-	27,047	(28)	1,349,814
Banking	2011	380,640		454,450	(29)	301,850		180,521	-	-	24,500	(30)	1,341,961

Bruce Wallace,	2013	398,113		350,000		398,216		257,910	-	-	22,389	(31)	1,426,629
Chief Operations	2012	403,017	(32)	230,000		276,791		245,516	-	-	54,335	(33)	1,209,659
Officer	2011	338,450		400,000		181,110		154,732	-	-	121,773	(34)	1,196,066

David Jones,	2013	431,447		375,000		504,881		323,760	-	-	187,501	(35)	1,822,589
President of Asia	2012	466,547	(36)	334,750	(37)	379,783		324,627	-	-	56,764	(38)	1,562,471
	2011	404,631		445,000	(39)	362,220		257,887	-	-	24,500	(40)	1,494,238

(1)

Includes charitable donations of vacation time. Also includes for 2012, one-time payouts for unused and accrued vacation time in light of the adoption of our time away from work policy and our elimination of vacation accruals for exempt employees (“Accrued Vacation Payout”). See “Executive Benefits – Time Away From Work” below.

(2)

We have reflected values for the Company’s ICP, Long-Term Cash Retention Award and Long-Term Cash incentive (“Cash LTIP”) programs under the “Bonus” column because these programs provide for the Committee’s discretion to make final determinations on individual incentive payments. We therefore have reported these payments as part of a discretionary incentive plan under “Bonus” (as opposed to “Non-Equity Incentive Plan Compensation”). See “Elements of Compensation – Annual Cash Incentives” under “Compensation Discussion and Analysis” above. Our Cash LTIP was a long-term cash incentive plan for executives, which was terminated in early 2013. Only Mr. China received a Long-Term Cash Retention Award in 2013.

(3)

Values indicated for equity awards reflect the fair value of grants made during the fiscal year. Such values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Share-Based Compensation” in our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

(4)

We do not provide NEOs with any Company-funded deferred compensation benefits but do offer each NEO the opportunity to tax-defer a portion of their income. Among the NEOs, only Mr. Becker participates in the Deferred Compensation Plan. There was no above-market or preferential earnings on compensation deferred by Mr. Becker under the Deferred Compensation Plan during 2011, 2012 or 2013. Amounts previously reported in our past proxy statements (2012 and earlier) under this table were actual changes in value of the underlying assets and not required to be disclosed in the Summary Compensation Tables. For more information about the Deferred Compensation Plan, see “Executive Benefits – Deferred Compensation” under “Compensation Discussion and Analysis” above and the table below entitled “Non-Qualified Deferred Compensation.”

(5)

Included in this column for 2013 are reimbursement payments of income taxes incurred by the NEOs on imputed income (“Imputed Income Tax Reimbursements”). For 2013, such imputed income was primarily associated with spousal travel and attendance to our business events where our NEOs’ spouses or significant others were invited, and expected to, attend.

(6)	Other compensation for Mr. Becker in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) plan matching contribution of $12,750.

(7)	Salary compensation for Mr. Becker in 2012 includes a one-time Accrued Vacation Payout of $124,615.

(8)	Bonus compensation for Mr. Becker in 2012 is comprised of: (a) Cash LTIP payment of $120,119; and (b) ICP payment of $700,000.

(9)	Other compensation for Mr. Becker in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $2,699.

(10)	Salary compensation for Mr. Becker in 2011 includes his salary increase in connection with his promotion to CEO.

    EXECUTIVE OFFICERS & COMPENSATION

(11)	Bonus compensation for Mr. Becker in 2011 is comprised of: (a) Cash LTIP payment of $63,780; and (b) ICP payment of $1,120,000.

(12)	Stock compensation for Mr. Becker in 2011 includes his one-time CEO promotional grant of 19,000 restricted stock units (subject to four-year cliff vesting).

(13)	Other compensation for Mr. Becker in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) plan matching contribution of $12,250.

(14)	Other compensation for Mr. Descheneaux in 2013 includes: (a) ESOP contribution of $9,639; (b) 401(k) plan matching contribution of $12,750; and (c) an Imputed Income Tax Reimbursement of $336.

(15)	Salary compensation for Mr. Descheneaux in 2012 includes a one-time Accrued Vacation Payout of $70,283.

(16)	Bonus compensation for Mr. Descheneaux in 2012 is comprised of: (a) Cash LTIP payment of $60,907; and (b) ICP payment of $275,000.

(17)	Other compensation for Mr. Descheneaux in 2012 is comprised of: (a) ESOP contribution of $12,500; (b) 401(k) plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $608.

(18)	Bonus compensation for Mr. Descheneaux in 2011 is comprised of: (a) Cash LTIP payment of $32,340; and (b) ICP payment of $500,000.

(19)	Other compensation for Mr. Descheneaux in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) plan matching contribution of $12,250.

(20)	Bonus compensation for Mr. China in 2013 is comprised of: (a) Cash long-term retention program payment of $597,500; and (b) ICP payment of $475,000.

(21)	Other compensation for Mr. China in 2013 includes: (a) ESOP contribution of $9,639; (b) 401(k) Savings Plan matching contribution of $12,750; and (c) an Imputed Income Tax Reimbursement of $240.

(22)	Salary compensation for Mr. China in 2012 includes a one-time Accrued Vacation Payout of $57,885.

(23)

Other compensation for Mr. China in 2012 is comprised of: (a) Retention Plan (“RP”) payment of $34,815 (Mr. China is no longer a participant under the RP); (b) ESOP contribution of $12,500; (c) 401(k) plan matching contribution of $12,500; and (d) an Imputed Income Tax Reimbursement of $1,248.

(24)

Other compensation for Mr. China in 2011 is comprised of: (a) RP payment of $46,193; (b) special retention program payment of $50,000; (c) ESOP contribution of $12,250; (d) 401(k) plan matching contribution of $12,250; and (e) a business referral bonus of $870.

(25)	Other compensation for Ms. Parsons in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) plan matching contribution of $12,750.

(26)	Salary compensation for Ms. Parsons in 2012 includes a one-time Accrued Vacation Payout of $66,638.

(27)	Bonus compensation for Ms. Parsons in 2012 is comprised of: (a) Cash LTIP payment of $102,548; and (b) ICP payment of $230,000.

(28)

Other compensation for Ms. Parsons in 2012 is comprised of: (a) ESOP contribution of $12,500; and (b) 401(k) plan matching contribution of $12,500; and (c) an Imputed Income Tax Reimbursement of $2,047.

(29)	Bonus compensation for Ms. Parsons in 2011 is comprised of: (a) Cash LTIP payment of $54,450; and (b) ICP payment of $400,000.

(30)	Other compensation for Ms. Parsons in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) plan matching contribution of $12,250.

(31)	Other compensation for Mr. Wallace in 2013 is comprised of: (a) ESOP contribution of $9,639; and (b) 401(k) plan matching contribution of $12,750.

(32)	Salary compensation for Mr. Wallace in 2012 includes a one-time Accrued Vacation Payout of $34,484.

(33)

Other compensation for Mr. Wallace in 2012 is comprised of: (a) RP payment of $29,182 (Mr. Wallace is no longer a participant under the RP); (b) ESOP contribution of $12,500; (c) 401(k) plan matching contribution of $12,500; and (d) an Imputed Income Tax Reimbursement of $153.

(34)

Other compensation for Mr. Wallace in 2011 is comprised of: (a) RP payment of $32,273; (b) special retention program payment of $65,000; (c) ESOP contribution of $12,250; and (d) 401(k) plan matching contribution of $12,250.

(35)

Other compensation for Mr. Jones in 2013 includes: (a) ESOP contribution of $9,639; and (b) 401(k) plan matching contribution of $12,750. In addition, other compensation includes costs of $165,112, primarily associated with his assignment to China, comprised of (i) $99,418 associated with housing; (ii) $52,448 primarily associated with relocation and (iii) an Imputed Income Tax Reimbursement of $13,245.

(36)	Salary compensation for Mr. Jones in 2012 includes a one-time Accrued Vacation Payout of $66,154.

(37)	Bonus compensation for Mr. Jones in 2012 includes: (a) Cash LTIP payment of $84,750; and (b) ICP payment of $250,000.

(38)

Other compensation for Mr. Jones in 2012 includes: (a) ESOP contribution of $12,500; and (b) 401(k) plan matching contribution of $12,500. In addition, other compensation includes $31,764, representing: (i) $21,266 in costs primarily associated with spousal travel and attendance to our business events or for business trips, where Mr. Jones’s spouse was invited, and expected to, attend, and (ii) an Imputed Income Tax Reimbursement of $10,498.

(39)	Bonus compensation for Mr. Jones in 2011 is comprised of: (a) Cash LTIP payment of $45,000; and (b) ICP payment of $400,000.

(40)	Other compensation for Mr. Jones in 2011 is comprised of: (a) ESOP contribution of $12,250; and (b) 401(k) plan matching contribution of $12,250.

    EXECUTIVE OFFICERS & COMPENSATION

Grants of Plan-Based Awards

The following table sets forth all plan-based awards, including both equity awards and non-equity incentive awards under plans, made to our NEOs during the year ended December 31, 2013.

	Grant Date	Compensation Committee or Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards; Number of Shares of Stock or Units (2)	All Other Option Awards; Number of Securities Underlying Options	Exercise or Base Price of Option Awards (3)	Grant Date Fair Value of Stock and Option Awards (4)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Greg Becker	April 30, 2013	April 25, 2013							15,000	-	$-	$1,066,650
Greg Becker	April 30, 2013	April 25, 2013							8,800	-	-	625,768
Greg Becker	April 30, 2013	April 25, 2013							-	31,600	71.11	867,018
Michael Descheneaux	April 30, 2013	April 24, 2013							8,250	-	-	586,658
Michael Descheneaux	April 30, 2013	April 24, 2013							4,900	-	-	348,439
Michael Descheneaux	April 30, 2013	April 24, 2013							-	17,300	71.11	474,665
John China	April 30, 2013	April 24, 2013							4,050	-	-	287,996
John China	April 30, 2013	April 24, 2013							3,100	-	-	220,441
John China	April 30, 2013	April 24, 2013							-	8,600	71.11	235,961
Joan Parsons	April 30, 2013	April 24, 2013							4,500	-	-	319,995
Joan Parsons	April 30, 2013	April 24, 2013							2,700	-	-	191,997
Joan Parsons	April 30, 2013	April 24, 2013							-	9,400	71.11	257,910
Bruce Wallace	April 30, 2013	April 24, 2013							4,500	-	-	319,995
Bruce Wallace	April 30, 2013	April 24, 2013							2,600	-	-	184,886
Bruce Wallace	April 30, 2013	April 24, 2013							-	9,400	71.11	257,910
David Jones	April 30, 2013	April 24, 2013							5,550	-	-	394,661
David Jones	April 30, 2013	April 24, 2013							3,400	-	-	241,774
David Jones	April 30, 2013	April 24, 2013							-	11,800	71.11	323,760

(1)

For the performance-based restricted stock unit grants to the NEOs made in 2013, the performance achievement was determined as of December 31, 2013 based upon the performance criteria presented under “Compensation Discussion and Analysis – Equity Incentives” above. Since the achievement under this performance-based restricted stock grant was determined as of December 31, 2013, there are no estimated future payouts to be disclosed in the table above. See “Compensation Discussion and Analysis – Equity Incentives” above.

(2)

The stock awards reported above reflect performance-based restricted stock unit awards granted to each NEO. The Committee determined in January 2014 that 150% of the target for these awards had been earned for 2013. The target payout of the awards to Mr. Becker, Mr. Descheneaux, Mr. China, Ms. Parsons, Mr. Wallace and Mr. Jones were 10,000, 5,500, 2,700, 3,000, 3,000 and 3,700 shares, respectively. The achievement resulted in a 150% payout of target, which is subject to further time-based vesting until December 20, 2015.

(3)	Only the exercise price of the stock option awards is reported in the table above.

(4)

The fair values reported above are also reported in the “Summary Compensation Table” under the “Stock Awards” and “Stock Option Awards” columns, except that performance-based restricted stock unit awards are reported at 150% of target. Amounts shown represent the grant date fair values of awards of stock options and stock awards granted in the fiscal year indicated which were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation (“ASC Topic 718”). The amounts disclosed may never be realized. Assumptions used in calculating these amounts are included in the note entitled “Stockholders’ Equity” of our audited financial statements included in our Annual Report on Form 10-K for the applicable year.

Option Exercises and Stock Vested

The following table sets forth the number of securities underlying equity awards that vested (in the case of restricted shares) or were exercised (in the case of stock options) by the NEOs during the year ended December 31, 2013, and the value realized upon such vesting or exercise.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Greg Becker	32,066	$1,439,844	7,050	$646,895
Michael Descheneaux	28,950	1,223,073	4,525	418,994
John China	1,750	26,985	1,363	109,018
Joan Parsons	4,830	140,128	4,056	347,059
Bruce Wallace	7,000	234,639	2,480	208,477
David Jones	31,544	1,181,954	3,050	281,638

    EXECUTIVE OFFICERS & COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following tables set forth all outstanding equity awards to the NEOs as of December 31, 2013. The exercise price for each of the stock option grants reported below is equal to the closing market price on the grant date. The vesting schedule for each outstanding equity award is provided in the footnotes to the tables below. Outstanding stock awards are valued based upon the closing market price of our stock as of December 31, 2013, which was $104.86 per share.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Greg Becker	16,450	-		-	$48.76	April 29, 2015
	4,450	-		-	27.84	May 12, 2016
	12,784	4,261	(1)	-	45.19	July 27, 2017
	12,000	12,000	(2)	-	60.37	April 27, 2018
	7,025	21,075	(3)	-	64.37	May 1, 2019
	-	31,600	(4)	-	71.11	April 30, 2020
									2,500	(5)	$262,150
									19,000	(6)	1,992,340
									3,900	(7)	408,954
									8,800	(8)	922,768
									8,800	(9)	922,768
									15,000	(10)	1,572,900

(1)	4,261 options will vest on July 27, 2014.

(2)	6,000 options will vest on April 27, 2014; and 6,000 options will vest on April 27, 2015.

(3)	7,025 options will vest on May 1, 2014; 7,025 options will vest on May 1, 2015; and 7,025 options will vest on May 1, 2016.

(4)	7,900 options will vest on April 30, 2014; 7,900 options will vest on April 30, 2015; 7,900 options will vest on April 30, 2016; and 7,900 options will vest on April 30, 2017.

(5)	1,250 restricted stock units will vest on April 27, 2014; and 1,250 restricted stock units will vest on April 27, 2015.

(6)	19,000 restricted stock units will vest on April 27, 2015.

(7)	1,300 restricted stock units will vest on May 1, 2014; 1,300 restricted stock units will vest on May 1, 2015; and 1,300 restricted stock units will vest on May 1, 2016.

(8)

2,200 restricted stock units will vest on April 30, 2014; 2,200 restricted stock units will vest on April 30, 2015; 2,200 restricted stock units will vest on April 30, 2016; and 2,200 restricted stock units will vest on April 30, 2017.

(9)	8,800 performance-based restricted stock units will vest on December 20, 2014.

(10)	15,000 performance-based restricted stock units will vest on December 20, 2015.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Michael Descheneaux	2,000	-		-	$48.76	April 29, 2015
	6,400	-		-	27.84	May 12, 2016
	5,301	3,267	(1)	-	45.19	July 27, 2017
	8,000	8,000	(2)	-	60.37	April 27, 2018
	4,350	13,050	(3)	-	64.37	May 1, 2019
	-	17,300	(4)	-	71.11	April 30, 2020
									1,500	(5)	$157,290
									2,325	(6)	243,800
									4,900	(7)	513,814
									5,300	(8)	555,758
									8,250	(9)	865,095

(1)	3,267 options will vest on July 27, 2014.

(2)	4,000 options will vest on April 27, 2014; and 4,000 options will vest on April 27, 2015.

(3)	4,350 options will vest on May 1, 2014; 4,350 options will vest on May 1, 2015; and 4,350 options will vest on May 1, 2016.

(4)	4,325 options will vest on April 30, 2014; 4,325 options will vest on April 30, 2015; 4,325 options will vest on April 30, 2016; and 4,325 options will vest on April 30, 2017.

(5)	750 restricted stock units will vest on April 27, 2014; and 750 restricted stock units will vest on April 27, 2015.

(6)	775 restricted stock units will vest on May 1, 2014; 775 restricted stock units will vest on May 1, 2015; and 775 restricted stock units will vest on May 1, 2016.

(7)

1,225 restricted stock units will vest on April 30, 2014; 1,225 restricted stock units will vest on April 30, 2015; 1,225 restricted stock units will vest on April 30, 2016; and 1,225 restricted stock units will vest on April 30, 2017.

(8)	5,300 performance-based restricted stock units will vest on December 20, 2014.

(9)	8,250 performance-based restricted stock units will vest on December 20, 2015.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
John China	2,000	-		-	$48.15	April 2, 2014
	1,890	-		-	48.76	April 29, 2015
	174	-		-	45.11	July 7, 2015
	3,704	-		-	19.48	April 28, 2016
	1,875	625	(1)	-	49.18	April 30, 2017
	152	-		-	54.88	January 3, 2018
	1,108	1,260	(2)	-	54.88	January 3, 2018
	1,650	4,950	(3)	-	64.37	May 1, 2019
	-	8,600	(4)	-	71.11	April 30, 2020
									250	(5)	$26,215
									624	(6)	65,433
									900	(7)	94,374
									3,100	(8)	325,066
									2,000	(9)	209,720
									4,050	(10)	424,683

(1)	625 options will vest on April 30, 2014.

(2)	630 options vested on January 3, 2014; and 630 options will vest on January 3, 2015.

(3)	1,650 options will vest on May 1, 2014; 1,650 options will vest on May 1, 2015; and 1,650 options will vest on May 1, 2016.

    EXECUTIVE OFFICERS & COMPENSATION

(4)	2,150 options will vest on April 30, 2014; 2,150 options will vest on April 30, 2015; 2,150 options will vest on April 30, 2016; and 2,150 options will vest on April 30, 2017.

(5)	250 restricted stock units will vest on April 30, 2014.

(6)	312 restricted stock units vested on January 3, 2014; and 312 restricted stock units will vest on January 3, 2015.

(7)	300 restricted stock units will vest on May 1, 2014; 300 restricted stock units will vest on May 1, 2015; and 300 restricted stock units will vest on May 1, 2016.

(8)

775 restricted stock units will vest on April 30, 2014; 775 restricted stock units will vest on April 30, 2015; 775 restricted stock units will vest on April 30, 2016; and 775 restricted stock units will vest on April 30, 2017.

(9)	2,000 performance-based restricted stock units will vest on December 20, 2014.

(10)	4,050 performance-based restricted stock units will vest on December 20, 2015.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Joan Parsons	920	-		-	$48.15	April 2, 2014
	1,926	-		-	48.76	April 29, 2015
	824	-		-	48.76	April 29, 2015
	624	-		-	23.16	January 27, 2016
	1,876	-		-	23.16	January 27, 2016
	2,625	-		-	19.48	April 28, 2016
	1,206	-		-	42.45	October 27, 2016
	1,294	-		-	42.45	October 27, 2016
	2,727	-		-	49.18	April 30, 2017
	1,023	1,250	(1)	-	49.18	April 30, 2017
	511	-		-	43.53	October 26, 2017
	1	170	(2)	-	43.53	October 26, 2017
	3,500	3,500	(3)	-	60.37	April 27, 2018
	2,300	6,900	(4)	-	64.37	May 1, 2019
	-	9,400	(5)	-	71.11	April 30, 2020
									500	(6)	$52,430
									194	(7)	20,343
									1,000	(8)	104,860
									1,275	(9)	133,697
									2,700	(10)	283,122
									2,900	(11)	304,094
									4,500	(12)	471,870

(1)	1,250 options will vest on April 30, 2014.

(2)	170 options will vest on October 26, 2014.

(3)	1,750 options will vest on April 27, 2014; and 1,750 options will vest on April 27, 2015.

(4)	2,300 options will vest on May 1, 2014; 2,300 options will vest on May 1, 2015; and 2,300 options will vest on May 1, 2016.

(5)	2,350 options will vest on April 30, 2014; 2,350 options will vest on April 30, 2015; 2,350 options will vest on April 30, 2016; and 2,350 options will vest on April 30, 2017.

(6)	500 restricted stock units will vest on April 30, 2014.

(7)	194 restricted stock units will vest on October 26, 2014.

(8)	500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

(9)	425 restricted stock units will vest on May 1, 2014; 425 restricted stock units will vest on May 1, 2015; and 425 restricted stock units will vest on May 1, 2016.

(10)

675 restricted stock units will vest on April 30, 2014; 675 restricted stock units will vest on April 30, 2015; 675 restricted stock units will vest on April 30, 2016; and 675 restricted stock units will vest on April 30, 2017.

(11)	2,900 performance-based restricted stock units will vest on December 20, 2014.

(12)	4,500 performance-based restricted stock units will vest on December 20, 2015.

    EXECUTIVE OFFICERS & COMPENSATION

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Bruce Wallace	525	-		-	$19.48	April 28, 2016
	1,025	1,000	(1)	-	49.18	April 30, 2017
	1,500	3,000	(2)	-	60.37	April 27, 2018
	2,250	6,750	(3)	-	64.37	May 1, 2019
	-	9,400	(4)	-	71.11	April 30, 2020
									437	(5)	$45,824
									500	(6)	52,430
									1,200	(7)	125,832
									2,600	(8)	272,636
									2,700	(9)	283,122
									4,500	(10)	471,870

(1)	1,000 options will vest on April 30, 2014.

(2)	1,500 options will vest on April 27, 2014; and 1,500 options will vest on April 27, 2015.

(3)	2,250 options will vest on May 1, 2014; 2,250 options will vest on May 1, 2015; and 2,250 options will vest on May 1, 2016.

(4)	2,350 options will vest on April 30, 2014; 2,350 options will vest on April 30, 2015; 2,350 options will vest on April 30, 2016; and 2,350 options will vest on April 30, 2017.

(5)	437 restricted stock units will vest on April 30, 2014.

(6)	250 restricted stock units will vest on April 27, 2014; and 250 restricted stock units will vest on April 27, 2015.

(7)	400 restricted stock units will vest on May 1, 2014; 400 restricted stock units will vest on May 1, 2015; and 400 restricted stock units will vest on May 1, 2016.

(8)

650 restricted stock units will vest on April 30, 2014; 650 restricted stock units will vest on April 30, 2015; 650 restricted stock units will vest on April 30, 2016; and 650 restricted stock units will vest on April 30, 2017.

(9)	2,700 performance-based restricted stock units will vest on December 20, 2014.

(10)	4,500 performance-based restricted stock units will vest on December 20, 2015.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price (per option)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
David Jones	-	2,272	(1)	-	$45.19	July 27, 2017
	-	5,000	(2)	-	60.37	April 27, 2018
	-	8,925	(3)	-	64.37	May 1, 2019
	-	11,800	(4)	-	71.11	April 30, 2020
									1,000	(5)	$104,860
									1,650	(6)	173,019
									3,400	(7)	356,524
									3,700	(8)	387,982
									5,550	(9)	581,973

(1)	2,272 options will vest on July 27, 2014.

(2)	2,500 options will vest on April 27, 2014; and 2,500 options will vest on April 27, 2015.

(3)	2,975 options will vest on May 1, 2014; 2,975 options will vest on May 1, 2015; and 2,975 options will vest on May 1, 2016.

(4)	2,950 options will vest on April 30, 2014; 2,950 options will vest on April 30, 2015; 2,950 options will vest on April 30, 2016; and 2,950 options will vest on April 30, 2017.

(5)	500 restricted stock units will vest on April 27, 2014; and 500 restricted stock units will vest on April 27, 2015.

(6)	550 restricted stock units will vest on May 1, 2014; 550 restricted stock units will vest on May 1, 2015; and 550 restricted stock units will vest on May 1, 2016.

(7)

850 restricted stock units will vest on April 30, 2014; 850 restricted stock units will vest on April 30, 2015; 850 restricted stock units will vest on April 30, 2016; and 850 restricted stock units will vest on April 30, 2017.

(8)	3,700 performance-based restricted stock units will vest on December 20, 2014.

(9)	5,550 performance-based restricted stock units will vest on December 20, 2015.

    EXECUTIVE OFFICERS & COMPENSATION

Pension Benefits

We do not maintain any defined benefit pension plans.

Non-Qualified Deferred Compensation

The following table sets forth information about executive contributions to, earnings from, and distributions of non-qualified deferred compensation under our Deferred Compensation Plan. We do not maintain any other non-qualified deferred compensation program for our NEOs.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last December 31, 2013
Greg Becker (1)			$38,446		$166,121
Michael Descheneaux
John China
Joan Parsons
Bruce Wallace
David Jones

(1)

Mr. Becker participated in the Deferred Compensation Plan in 2005. No additional contributions were made during 2013. The amounts in the above table are not required to be and are not reflected in the Summary Compensation Table above.

Other Post-Employment Payments

There are certain circumstances in which our NEOs may be entitled to post-employment payments, which are discussed in further detail below:

Change in Control Plan

Our Change in Control Plan, adopted in 2006, provides a specified severance benefit to our executive officers in the event their employment is involuntarily terminated (or they resign from such employment for a good reason, as defined by the plan) following a change in control of the Company. We adopted this plan in order to ensure that its executives remain incented to consider and, where determined by the Board or stockholders, as appropriate, to be in our best interests, to act diligently to promote a change in the control of the Company.

In 2012, we amended our Change in Control Plan to eliminate a tax gross-up provision, which provided coverage for an individual executive’s excise taxes if the total change-in-control benefits to that individual exceeded the Internal Revenue Code Section 280G limit by more than 10%.

We did not make any amendments or changes to the plan in 2013.

The plan provides for a cash severance payment equal to 300% of base salary and target ICP incentive for the Chief Executive Officer, 200% of base salary and target ICP incentive for the chief financial officer, the Bank’s president and the chief strategy officer, and 100% of base salary and target ICP incentive for the other executive officers. In addition, it provides for up to 12 months of Company-paid COBRA medical, dental and vision coverage, full vesting of Company contributions to tax-qualified retirement plans, and certain outplacement services.

The circumstances that constitute a “Change in Control” are set forth in the Change in Control Plan. Generally speaking, a Change in Control includes a merger or consolidation, other than a merger or consolidation in which the owners of our voting securities own fifty percent (50%) or more of the voting securities of the surviving entity; a liquidation or dissolution or the closing of the sale or other disposition of all or substantially all of our assets; an acquisition by any person, directly or indirectly, of 50% or more of our voting securities; and an acquisition by any person, directly or indirectly, of 25% or more of our voting securities and, within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the directors are incumbent directors.

Our Change in Control Plan includes a number of restrictive covenants that govern the executives’ rights to receive benefits under the plan. Specifically, unless we provide otherwise in writing, the executive must not directly or indirectly engage in, have any ownership in or participate in the financing, operation, management or control of any person, firm, corporation or business that competes with us or our affiliates, or any of our customers or our affiliates, for 18 months with respect to the chief executive officer,

    EXECUTIVE OFFICERS & COMPENSATION

12 months for the chief financial officer, the Bank’s president and chief strategy officer, and six months for other covered executives. In addition, unless we provide otherwise in writing, the executive may not directly or indirectly solicit, recruit or otherwise hire or attempt to hire any of our employees or cause any such person to leave his or her employment during the periods described in the previous sentence. Finally, the executive must execute a general release of claims in our favor covering all claims arising out of the executive’s involuntary termination of employment (as defined in the Change in Control Plan) and employment with us and our affiliates.

Any benefits payable to an executive under this Plan are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Group Severance Benefit Policy.

SVB Financial Group Severance Benefit Policy

Our Severance Benefit Policy provides severance pay and benefits to eligible employees who are involuntarily terminated from employment due to staff reduction, position elimination, closure of a business unit, organization restructuring, or such other circumstances as we deem appropriate for the payment of severance benefits. The policy is intended to promote our ability to modify its workforce and structure while providing a reasonable level of certainty and job security to our employees. The policy covers all regular full-time or regular part-time employees, including the NEOs.

The policy provides for a cash severance payment based on level of job. For NEOs, this benefit is equal to 6 weeks’ pay per year of service including a pro-rata amount for each partial year worked, with a minimum benefit of 6 months’ pay and a maximum benefit of 1 year’s pay. In addition, under the policy we continue to make co-payments for COBRA medical, dental, and vision coverage during the severance pay period and pays for certain designated outplacement services provided by a Company-selected external vendor. Any benefits payable to an executive under this Policy are reduced by any severance benefits we pay to that executive under any other policy, plan, program, or arrangement, including our Change in Control Plan discussed above.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan, in which the NEOs participate, provides for full vesting of outstanding awards in the event of a change in control (as defined in the plan) of the Company in the event that a successor corporation does not assume or substitute an equivalent option or right for the original equity awards under the plans.

    EXECUTIVE OFFICERS & COMPENSATION

Payments Upon Termination Of Employment

The following tables summarize the payments which would be payable to our NEOs in the event of various termination scenarios, including voluntary resignation, involuntary termination for cause, involuntary termination (not for cause), involuntary termination after a change in control, death and disability.

	GREG BECKER, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$840,000	$4,284,000	$-	$-
Market value of vested, exercisable stock options (1)	2,846,728	-	2,846,728	2,846,728	2,846,728	2,846,728
Market value of unvested stock options which would vest (2)	-	-	-	2,707,961	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	5,557,580	-	-
Company-paid health benefits	-	-	17,977	26,879	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	20,000	20,000	-	-
Deferred Compensation Plan balance payable (4)	166,121	166,121	166,121	166,121	166,121	166,121
Long-Term Cash Retention Award	-	-	-	-	-	-

TOTAL	$3,012,849	$166,121	$3,890,826	$15,609,269	$3,012,849	$3,012,849

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $3,586,212 and (b) the market value of performance-based restricted stock unit awards of $1,971,368 (performance-based restricted stock unit awards are deemed to be achieved at target level).

(4)

Deferred Compensation Plan balance for Mr. Becker reflects account balance as of December 31, 2013. Mr. Becker is entitled to receive his account balance under each of the termination scenarios, to be paid in accordance with the plan and Mr. Becker’s payment election.

	MICHAEL DESCHENEAUX, CHIEF FINANCIAL OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$412,540	$1,500,000	$-	$-
Market value of vested, exercisable stock options (1)	1,453,490	-	1,453,490	1,453,490	1,453,490	1,453,490
Market value of unvested stock options which would vest (2)	-	-	-	1,663,131	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	2,047,392	-	-
Company-paid health benefits	-	-	14,480	25,403	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable	-	-	-	-	-	-
Long-Term Cash Retention Award	-	-	-	-	-	-

TOTAL	$1,453,490	$-	$1,888,010	$6,696,916	$1,453,490	$1,453,490

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $914,904 and (b) the market value of performance-based restricted stock unit awards of $1,132,488 (performance-based restricted stock unit awards are deemed to be achieved at target level).

    EXECUTIVE OFFICERS & COMPENSATION

	JOHN CHINA, HEAD OF RELATIONSHIP BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$375,000	$675,000	$-	$-
Market value of vested, exercisable stock options (1)	780,276	-	780,276	780,276	780,276	780,276
Market value of unvested stock options which would vest (2)	-	-	-	588,450	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	1,003,930	-	-
Company-paid health benefits	-	-	17,551	25,403	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable	-	-	-	-	-	-
Long-Term Cash Retention Award (4)	597,500	-	597,500	-	597,500	597,500

TOTAL	$1,377,776	$-	$1,777,827	$3,080,559	$1,377,776	$1,377,776

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $511,088 and (b) the market value of performance-based restricted stock unit awards of $492,842 (performance-based restricted stock unit awards are deemed to be achieved at target level).

(4)	Earned cash long-term retention program award is payable as a result of termination without cause, death, and disability, and will be paid when other participants in the plan are paid.

	JOAN PARSONS, HEAD OF SPECIALTY BANKING
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$400,000	$600,000	$-	$-
Market value of vested, exercisable stock options (1)	1,354,596	-	1,354,596	1,354,596	1,354,596	1,354,596
Market value of unvested stock options which would vest (2)	-	-	-	832,372	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	1,213,125	-	-
Company-paid health benefits	-	-	17,551	25,403	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable	-	-	-	-	-	-
Long-Term Cash Retention Award	-	-	-	-	-	-

TOTAL	$1,354,596	$-	$1,779,647	$4,032,996	$1,354,596	$1,354,596

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $594,451 and (b) the market value of performance-based restricted stock unit awards of $618,674 (performance-based restricted stock unit awards are deemed to be achieved at target level).

    EXECUTIVE OFFICERS & COMPENSATION

	BRUCE WALLACE, CHIEF OPERATIONS OFFICER
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$265,796	$600,000	$-	$-
Market value of vested, exercisable stock options (1)	259,734		259,734	259,734	259,734	259,734
Market value of unvested stock options which would vest (2)	-	-	-	779,708	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	1,094,424	-	-
Company-paid health benefits	-	-	8,664	19,740	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	7,500	-	-
Deferred Compensation Plan balance payable	-	-	-	-	-	-
Long-Term Cash Retention Award	-	-	-	-	-	-

TOTAL	$259,734	$-	$541,694	$2,761,106	$259,734	$259,734

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $496,722 and (b) the market value of performance-based restricted stock unit awards of $597,702 (performance-based restricted stock unit awards are deemed to be achieved at target level).

	DAVID JONES, PRESIDENT OF ASIA
Compensation and Benefits	Voluntary Resignation (including Retirement)	Involuntary Termination for Cause	Involuntary Termination (Not for Cause)	Involuntary or for Good Reason After Change-in- Control	Death	Disability
Cash severance pay	$-	$-	$300,000	$-	$-	$-
Market value of vested, exercisable stock options (1)	-	-	-	-	-	-
Market value of unvested stock options which would vest (2)	-	-	-	1,117,643	-	-
Market value of unvested restricted stock which would vest (3)	-	-	-	1,410,367	-	-
Company-paid health benefits	-	-	8,335	-	-	-
Accelerated retirement plan vesting	-	-	-	-	-	-
Company-paid outplacement benefits	-	-	7,500	-	-	-
Deferred Compensation Plan balance payable	-	-	-	-	-	-
Long-Term Cash Retention Award	-	-	-	-	-	-

TOTAL	$-	$-	$315,835	$2,528,010	$-	$-

(1)	The market value of vested, exercisable stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(2)

Under our 2006 Equity Incentive Plan, if outstanding equity awards are not assumed or substituted by the successor of the Company upon a change of control event, all such awards will fully vest and all restrictions will lapse. The amounts reported in this table assume that awards have not been assumed or substituted. The market value of these unvested stock options is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013).

(3)

Similar to footnote (2) above, the amounts reported in this table assume that awards have not been assumed or substituted. The market value of unvested restricted stock is calculated assuming a market value of $104.86 per share (the closing share price as of December 31, 2013) and is comprised of (a) the market value of unvested restricted stock of $634,403 and (b) the market value of performance-based restricted stock unit awards of $775,964 (performance-based restricted stock unit awards are deemed to be achieved at target level).

    EXECUTIVE OFFICERS & COMPENSATION

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information regarding beneficial ownership as of the Record Date of our Common Stock by: (i) each of our directors and director nominees, (ii) each of the executive officers named in the “Summary Compensation Table” below, and (iii) all directors, director nominees and executive officers as a group. Unless otherwise noted and subject to applicable community property laws, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent of Class Owned
Eric Benhamou (1)	21,029	*%
David Clapper (1)	13,029	*%
Roger Dunbar (2)	12,752	*%
Joel Friedman (1)	18,029	*%
C. Richard Kramlich (1)	17,029	*%
Lata Krishnan (3)	9,767	*%
Jeffrey Maggioncalda (1)	3,024	*%
Kate Mitchell (3)	5,660	*%
John Robinson (1)	5,334	*%
Garen Staglin (1)	6,729	*%
Greg Becker (4)	106,031	*%
Michael Descheneaux (5)	31,203	*%
John China (6)	19,976	*%
Joan Parsons (7)	43,012	*%
Bruce Wallace (8)	6,349	*%
David Jones	108,010	*%
All directors, director nominees and executive officers as a group (21 persons) (9)	507,566	1.10%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 1,349 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(2)	Includes 2,698 shares which may be acquired pursuant to the release of restricted stock units within 60 days of the Record Date.

(3)	Does not include 1,349 shares underlying restricted stock units, receipt of which the director has elected to defer.

(4)	Includes 52,709 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(5)	Includes 26,051 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(6)	Includes 11,183 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(7)	Includes 21,312 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(8)	Includes 1,800 shares which may be acquired pursuant to the exercise of stock options within 60 days of the Record Date.

(9)	Includes 159,820 shares which may be acquired pursuant to the release of restricted stock units or the exercise of stock options within 60 days of the Record Date.

    SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of December 31, 2013 by those we know to own more than 5% of our outstanding Common Stock, and is based upon Schedules 13D and 13G filed with the SEC. Applicable percentages are based on 45,800,418 shares outstanding as of December 31, 2013. We know of no persons other than those entities described below which beneficially own more than 5% of our outstanding Common Stock. Unless otherwise noted, the respective nominees have sole voting and investment power with respect to the shares shown in the table as beneficially owned.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Class Owned
T. Rowe Price Associates, Inc. (1) 100 E. Pratt Street Baltimore, MD 21202	2,860,925	6.25%

BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	2,850,930	6.22%

The Vanguard Group (3) 100 Vanguard Blvd. Malvern, PA 19355	2,654,737	5.80%

(1)

Information is based on figures set forth in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) on February 13, 2014. According to such 13G/A, Price Associates, an investment adviser, has sole voting power with respect to 795,564 shares and sole dispositive power with respect to 2,860,925 shares.

(2)

Information is based on figures set forth in a Schedule 13G/A filed by BlackRock, Inc. on January 30, 2014. According to such 13G/A, of the total shares reported, BlackRock, Inc., an investment adviser, has sole voting power with respect to 2,665,204 shares and sole dispositive power with respect to 2,850,930 shares.

(3)

Information is based on figures set forth in a Schedule 13G/A filed by the Vanguard Group (“Vanguard Group”) on February 12, 2014. According to such 13G/A, Vanguard Group, an investment adviser, has sole voting power with respect to 28,244 shares, sole dispositive power with respect to 2,629,293 shares and shared dispositive power with respect to 25,444 shares.

    SECURITY OWNERSHIP INFORMATION

Proposal No. 2

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

The Board of Directors Recommends a Vote “For” Approval of

the Amended and Restated 2006 Equity Incentive Plan

EXECUTIVE SUMMARY OF PROPOSAL AND SELECTED PLAN AND FINANCIAL INFORMATION

Summary of Proposal:	We are proposing to increase the share reserve of our 2006 Equity Incentive Plan (the “Equity Plan”) by 2,000,000 shares of Common Stock

Number of Shares Available for Grant:	1,749,744*

Number of Shares Subject to Outstanding Options and Unvested RSUs:	2,196,506* (of which 1,514,159* shares are subject to outstanding options and 682,347* are subject to unvested restricted stock units)

Number of Total Shares of Common Stock Outstanding:	45,800,418

Burn Rate Limit:

We have committed to limit our burn rate such that the total number of shares subject to outstanding equity awards granted under the Equity Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. For these purposes, Full Value Awards count as two (2) shares for every one (1) share subject to an Award.

In 2013, we granted below our annual 2.5% burn rate limit. We granted equity awards covering a total of 971,282 shares under the Equity Plan (with Full Value Awards counted as two (2) shares for every one (1) share). Based on the total number of shares of common stock outstanding of 44,627,182 shares as of the beginning of 2013 (or as of December 31, 2012), our burn rate for 2013 was 2.18%.

Certain Equity Plan Highlights:

¡    No evergreen provision

¡    Minimum 100% fair market value exercise price for options and stock appreciation rights

¡    No repricing or other option exchange without stockholder approval

¡    Each share subject to a Full Value Award counts against our share reserve as two (2) shares

¡     Minimum 3 year time-based vesting for Full Value Awards (subject to certain exceptions in the Equity Plan)

¡    Minimum 1 year performance period for Full Value Awards that vest upon achievement of performance objectives (subject to certain exceptions in the Equity Plan)

¡     Annual grants of Full Value Awards to a member of the Board of Directors vest no earlier than the last day of the director’s last day of the applicable annual term to which the award relates (subject to certain exceptions in the Equity Plan)

¡     Non-employee directors may not be granted in any fiscal year Awards covering shares having an initial value greater than $500,000 in any fiscal year

¡     Maximum seven (7) year term for options and stock appreciation rights

Date of Plan Expiration:	April 24, 2024

* As of December 31, 2013 (as disclosed under Note 4 (Share-Based Compensation) in the “Notes to Consolidated Financial Statements” under Part II, Item 8 in our 2013 Annual Report on Form 10-K).

    OTHER PROXY PROPOSALS

We are asking our stockholders to approve the amendment and restatement of our 2006 Equity Incentive Plan (the “Equity Plan”) so that we can continue to use it to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Equity Plan. The Compensation Committee (the “Committee”) of our Board of Directors has approved the amended and restated Equity Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the amended Equity Plan requires the affirmative vote of a majority of the Votes Cast. Our named executive officers and directors have an interest in this proposal.

We are requesting approval to amend the Equity Plan to increase the number of shares of our common stock (“shares”) that may be issued under the Equity Plan by 2,000,000. We are additionally requesting approval of the Equity Plan so that Awards granted under it can continue to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (discussed in greater detail below).

We believe strongly that the increase in shares issuable under the amended Equity Plan is essential to our continued success and therefore is in the best interests of the Company and our stockholders. Our employees are our most valuable assets. The Committee believes that grants of stock options and other equity awards available under the Equity Plan help create long-term equity participation in the Company and thereby assist us in attracting, retaining, motivating and rewarding employees, directors, and consultants.

Additionally, approval of the Equity Plan will allow us to continue to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with certain awards granted under the plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are generally excluded from this deductibility limit. By approving the material terms of the Equity Plan, we will be able to grant awards under the Equity Plan that qualify as “performance based compensation” and that will allow us to fully deduct the compensation recognized by the covered employee from such awards for federal income tax purposes. If our stockholders approve the Equity Plan, our Compensation Committee may (but is not required to) approve awards under the Equity Plan that qualify as “performance-based compensation” under Section 162(m).

The amended Equity Plan does not differ in any other material respect from the current version of the Equity Plan.

Background

Our Equity Plan is administered by the Committee. The Committee reviewed the amended Equity Plan and discussed in detail management’s recommendations of the proposed plan changes, feedback from the Committee’s outside compensation consultant, the extent of feedback received from key stockholders of the Company regarding the plan, and a review of certain Institutional Shareholder Services policies. The Committee subsequently approved the amended Equity Plan, subject to approval by our stockholders. In determining the number of shares reserved for issuance under the amended Equity Plan, the Committee considered a number of factors, including:

•

Historical Grant Practices. The Committee considered the historical amounts of equity awards that the Company has granted in the past three years. As noted above, we have committed to limit our burn rate such that the total number of shares subject to outstanding equity awards granted under the Equity Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. For these purposes, Full Value Awards count as two (2) shares for every one (1) share subject to an Award. Our 2013 burn rate is below industry guidelines recommended by Institutional Shareholder Services. Historically, including during 2011 and 2012, we have granted close to, but not above, our 2.5% annual burn rate. In 2013, to help manage our burn rate and compensation expense, we made affirmative efforts to reduce the number of grants down to an annual burn rate of 2.18% in 2013, representing 971,282 shares subject to Awards.

•

Forecasted Grant Practices. We currently forecast granting options and Full Value Awards (in the form of restricted stock units) covering up to approximately 1,000,000 shares over each of the next two years, which is equal to approximately 2.2% of our common shares outstanding as of December 31, 2013. (The actual number of shares granted will depend on a variety of factors, including but not limited to, our stock price, the extent of new hires or promotions and market grant practices. Nevertheless, we do not expect that it will exceed our 2.5% annual burn rate limit.) As noted above, we made affirmative efforts to lower our annual burn rate in 2013 to 2.18%, and we intend to continue to make similar efforts in 2014.

    OTHER PROXY PROPOSALS

•

Awards Outstanding Under Existing Grants. The Company has outstanding, as of December 31, 2013, stock options covering 1,514,159 shares and 682,347 unvested restricted stock units. Accordingly, the 2,196,506 shares subject to outstanding Awards (commonly referred to as the “overhang”) represent approximately 4.8% of our outstanding shares. In addition, the 2,196,506 shares subject to outstanding Awards, the 1,749,744 shares available for issuance and the 2,000,000 shares subject to our proposed increase, represent approximately 13.0% of our outstanding shares (referred to as the dilution rate).

•

Expected Utilization. With the proposed increase of 2,000,000 shares, we expect that we will have sufficient shares for future Awards at least through the year 2015, and we would expect that we would not have to seek stockholder approval of an additional increase until 2016 at the earliest.

Summary of the Amended and Restated 2006 Equity Incentive Plan

The following is a summary of the principal features of the Equity Plan, as amended, and its operation. The summary is qualified in its entirety by reference to the Equity Plan itself set forth in Appendix B.

The Equity Plan provides for the grant of the following types of incentive awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance shares and performance units, and (vi) other cash or stock awards. Each of these is referred to individually as an “Award.” Those who will be eligible for Awards under the Equity Plan include employees, directors and consultants who provide services to the Company and its affiliates. As of December 31, 2013: (i) approximately 297 employees and directors were eligible to participate in the Equity Plan, and (ii) 293 current employees and directors actually received grants during 2013. No consultants received any grants under the Equity Plan in 2013.

Number of Shares of Common Stock Available Under the Amended Equity Plan.    Subject to the provisions of the Equity Plan, the maximum aggregate number of shares of our common stock that may be awarded and sold under the Equity Plan is 7,543,321 shares. Included in this total is our proposed increase of 2,000,000 shares of our common stock for issuance under the Equity Plan which has been approved by the Compensation Committee, but is subject to receipt of stockholders’ approval.

Pursuant to the commitment letters we entered into with certain stockholders in 2006, we are subject to an annual equity burn rate limit. The total number of shares of our common stock subject to Awards granted under the Equity Plan during a fiscal year may not exceed two and one-half percent (2.5%) of the total number of shares of common stock outstanding as of the beginning of such fiscal year. We may, in the future, amend these commitments to increase the burn rate limit.

Shares subject to Awards granted with an exercise price, if any, less than the fair market value on the date of grant, which would include Awards of restricted stock, restricted stock units, performance shares and performance units (“Full Value Awards”), count against the share reserve as two (2) shares for every one (1) share subject to such an Award. To the extent that a share that was subject to a Full Value Award that counted as two (2) shares against the Equity Plan reserve pursuant to the preceding sentence is returned to the Equity Plan, the Equity Plan reserve will be credited with two (2) shares that will thereafter be available for issuance under the Equity Plan.

If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares and performance units, is forfeited to or repurchased by the Company, the unpurchased shares (or for Awards other than options or stock appreciation rights, the forfeited shares) which were subject thereto will become available for future grant or sale under the Equity Plan (unless the Equity Plan has terminated). With respect to stock appreciation rights, all of the shares covered by the Award (that is, shares actually issued pursuant to a stock appreciation right, as well as the shares that represent payment of the exercise price) will cease to be available under the Equity Plan. Shares that have actually been issued under the Equity Plan under any Award will not be returned to the Equity Plan and will not become available for future distribution under the Equity Plan; except that if shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company, such shares will become available for future grant under the Equity Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Equity Plan. Shares used to satisfy the tax withholding obligations related to an Award (other than an option or stock appreciation right) will become available for future grant or sale under the Equity Plan. To the extent an Award under the Equity Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Equity Plan.

If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator (as defined below) will adjust the number and class of shares available for issuance under the Equity Plan, and/or the number, class and price of shares covered by each outstanding Award, and the specified as per-person limits on Awards.

    OTHER PROXY PROPOSALS

Administration of the Amended Equity Plan.    Under the terms of the Equity Plan, the Board, or a committee of directors or of other individuals satisfying applicable laws and appointed by the Board, administers the Equity Plan. Subject to the terms of the Equity Plan, the Board or its committee has the sole discretion to select the employees, consultants, and directors who will receive Awards, determine the terms and conditions of Awards, and interpret the provisions of the Equity Plan and outstanding Awards. Notwithstanding the foregoing, the Board or committee may not modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted (except for certain adjustments made pursuant to the Equity Plan) or cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price without first obtaining stockholder approval. Further, subject to the terms of the Equity Plan, the Board or committee may accelerate certain vesting provisions. The Board or other committee administering the Equity Plan is referred to below as the “Administrator.” The Board has delegated its authority to the Committee to administer the Equity Plan.

Options.    The Administrator is able to grant nonstatutory stock options and incentive stock options under the Equity Plan. The Administrator determines the number of shares subject to each option, although the Equity Plan provides that a participant may not receive options for more than 250,000 shares in any fiscal year.

The Administrator determines the exercise price of options granted under the Equity Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

The term of an option may not exceed seven (7) years, except that, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five (5) years.

After a termination of service with the Company, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant’s Award agreement, the participant will generally be able to exercise his or her option for (i) three (3) months following his or her termination for reasons other than death or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the option will immediately terminate. In no event may an option be exercised later than the expiration of its term.

Stock Appreciation Rights.    The Administrator is able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. The Company can pay the appreciation in cash, shares of common stock or a combination thereof. Stock appreciation rights will become exercisable at the times and on the terms established by the Administrator, subject to the terms of the Equity Plan. The Administrator, subject to the terms of the Equity Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Equity Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant. No participant will be granted stock appreciation rights covering more than 250,000 shares during any fiscal year.

The term of a stock appreciation right may not exceed seven (7) years. After termination of service with the Company, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant’s Award agreement, a participant generally will be able to exercise his or her stock appreciation right for (i) three (3) months following his or her termination for reasons other than cause, death, or disability, and (ii) twelve (12) months following his or her termination due to death or disability. If a participant is terminated for cause, the stock appreciation right will immediately terminate. In no event will a stock appreciation right be exercised later than the expiration of its term.

Restricted Stock.    Awards of restricted stock are rights to acquire or purchase shares of Company common stock, which vest in accordance with the terms and conditions established by the Administrator, subject to the terms and conditions of the Equity Plan. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Subject to the terms of the Equity Plan, the restrictions will lapse at a rate determined by the Administrator; provided, however, that with respect to restricted stock granted to employees and consultants, and except in the event of a change in control or a termination due to retirement, death or disability, Awards of restricted stock will not vest more rapidly than 1/3 of the shares of restricted stock subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. However, the Administrator may provide at the time of or following the grant of the Award for accelerated vesting for an Award of restricted stock. The Award agreement will generally grant the Company a right to repurchase or reacquire the shares upon the termination of the participant’s service with the Company. The Administrator

    OTHER PROXY PROPOSALS

will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted stock during any fiscal year.

Restricted Stock Units.    Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes, subject to the terms and conditions of the Equity Plan, is satisfied. For example, the Administrator may set restrictions based on the achievement of specific performance goals. Subject to the terms of the Equity Plan, the restricted stock units will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control or a termination due to retirement, death or disability, Awards of restricted stock units to employees or consultants will not vest more rapidly than 1/3 of the restricted stock units subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Equity Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to the Company. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year of the Company, no participant may be granted more than 125,000 restricted stock units during any fiscal year.

Performance Units and Performance Shares.    The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish in accordance with the terms and conditions of the Equity Plan are achieved or the Awards otherwise vest. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. Subject to the terms of the Equity Plan, the performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that except in the event of a change in control or a termination due to retirement, death or disability, performance units and performance shares to employees or consultants will not vest more rapidly than 1/3 of the performance units and performance shares subject to the Award each year from the date of grant (or the date of the participant’s employment or service, as applicable), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of performance units or performance shares. During any fiscal year, no participant will receive more than 125,000 performance shares and no participant will receive performance units having an initial value greater than $4,000,000. Performance units will have an initial dollar value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of the Company’s common stock on the grant date.

Limitation on Vesting of Full Value Awards.    Up to 5% of the maximum aggregate number of shares authorized for issuance under the Equity Plan may be granted without respect to any minimum vesting provisions under the Plan.

Limitation on Awards to Non-Employee Directors.    No non-employee director may be granted, in any fiscal year of the Company, Awards covering shares having an initial value greater than $500,000. Awards granted to an individual while he or she was an employee or consultant of the Company (but not a non-employee director) will not count against the foregoing limitation.

Performance Goals.    Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Equity Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement including: assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; economic profit; economic value added; equity or stockholder’s equity; earnings; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; return on equity; results of regulatory reviews and examinations; return on net assets; return on sales; revenues; sales; total return to stockholders; book value; ratio of nonperforming assets to performing assets; credit quality; loan balances; deposit balances; or measures of regulatory capital. With respect to the Company as a whole or a business unit of the Company, any performance goals may be: (i) used to measure specific performance levels or growth over certain performance periods, and (ii) may be measured relative to a peer group or index. The Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under 162(m) of the Code, including Awards that are based on performance goals or other specific criteria or goals but do not satisfy the requirements of 162(m) of the Code.

    OTHER PROXY PROPOSALS

Transferability of Awards.    Awards granted under the Equity Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change of Control.    In the event of a merger of the Company with or into another company or change of control of the Company, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or the parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options or stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a change of control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Amendment and Termination of the Equity Plan.    The Administrator will have the authority to amend, alter, suspend or terminate the Equity Plan, except that stockholder approval will be required for any amendment to the Equity Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Equity Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and the Company. The Equity Plan will terminate on April 24, 2024, unless the Board or Committee terminates it earlier.

Equity Plan Information

The following table provides certain information as of December 31, 2013 with respect to our 2006 Equity Incentive Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by stockholders	1,514,159	$55.27	2,446,053
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

Total	1,514,159	$55.27	2,446,053

(1)	Represents options granted under our 2006 Equity Incentive Plan. This number does not include securities to be issued for unvested restricted stock units of 682,347 shares.

(2)

Includes shares available for issuance under our 2006 Equity Incentive Plan and 696,309 shares available for issuance under the 1999 Employee Stock Purchase Plan. This amount excludes securities already granted under our 2006 Equity Incentive Plan (as discussed above).

Number of Awards Granted to Employees, Consultants, and Directors

The number of Awards that an employee or consultant may receive, or that an outside director may receive, under the Equity Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares of common stock subject to options or other awards (if any) granted under the Equity Plan during the last fiscal year, (b) the average per share exercise price of such options (or other awards (if any), and (c) the dollar value of such shares based on $104.86 per share, the fair market value as of December 31, 2013:

    OTHER PROXY PROPOSALS

Name of Individual or Group	Number of Shares Granted	Average Per Share Exercise Price	Dollar Value of Shares Granted
Greg Becker
Options	31,600	$71.11	$3,313,576
Restricted Stock Units and Performance Restricted Stock Units	23,800	N/A	2,495,668
Michael Descheneaux
Options	17,300	$71.11	$1,814,078
Restricted Stock Units and Performance Restricted Stock Units	13,150	N/A	1,378,909
John China
Options	8,600	$71.11	$901,796
Restricted Stock Units and Performance Restricted Stock Units	7,150	N/A	749,749
Joan Parsons
Options	9,400	$71.11	$985,684
Restricted Stock Units and Performance Restricted Stock Units	7,200	N/A	754,992
Bruce Wallace
Options	9,400	$71.11	$985,684
Restricted Stock Units and Performance Restricted Stock Units	7,100	N/A	744,506
David Jones
Options	11,800	$71.11	$1,237,348
Restricted Stock Units and Performance Restricted Stock Units	8,950	N/A	938,497
All executive officers, as a group:
Options	110,910	$71.50	$11,630,023
Restricted Stock Units and Performance Restricted Stock Units	86,070	N/A	9,025,300
All directors who are not executive officers, as a group:
Options
Restricted Stock Units	14,839	N/A	$1,556,017
All employees who are not executive officers, as a group:
Options	202,562	$71.78	$21,240,651
Restricted Stock Units	227,996	N/A	23,907,660

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and use of Awards granted under the Equity Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price at least equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two (2) years after the grant date and more than one (1) year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two (2)- or one (1)-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the

    OTHER PROXY PROPOSALS

recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for Us.    We generally will be entitled to a tax deduction in connection with an Award under the Equity Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Equity Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Equity Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

Section 409A.    Section 409A of the Internal Revenue Code, or Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such individual’s distribution commence no earlier than six (6) months after such officer’s separation from service.

Awards granted under the Equity Plan with a deferral feature will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that Award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an Award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as possible interest charges and penalties. In addition, certain states such as California have adopted similar provisions. It is the Company’s intention to structure all Awards to comply with, or be exempt from, Section 409A.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE AMENDED EQUITY PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Our Board of Directors recommends that stockholders vote “FOR” the approval of the 2006 Equity Incentive Plan, as amended and restated, to increase the number of shares reserved for issuance thereunder.

    OTHER PROXY PROPOSALS

Proposal No. 3

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of the Appointment

of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of KPMG LLP to be our independent registered public accounting firm for our 2014 fiscal year. KPMG LLP has audited our financial statements since November 1994. While neither our bylaws nor other governing documents require stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm, the Board is, based on the recommendation of the Audit Committee, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify such selection by the affirmative vote of the holders of a majority of the Votes Cast, the Audit Committee may reconsider its selection.

Representatives from the firm of KPMG LLP will be present at the Meeting and afforded the opportunity to make a statement if they desire to do so. They will also be available to respond to stockholders’ questions.

PRINCIPAL AUDIT FEES AND SERVICES

The following table sets forth fees for services billed by or expected to be billed by KPMG LLP for the fiscal years 2013 and 2012, all of which were approved by the Audit Committee in conformity with its pre-approval process:

	2013	2012
Audit fees	$4,771,482	$4,361,548
Audit-related fees (1)	223,031	191,993
Tax fees (2)	609,361	557,412
All other fees (3)	120,000	398,985

Total	$5,723,874	$5,509,938

(1)

Consists principally of fees billed or expected to be billed related to reviews of internal controls for selected information systems and business units (SSAE 16 audits), and services related to proposed accounting standards.

(2)	Represents fees for services provided in connection with the Company’s tax compliance and advice.

(3)	Represents fees for advisory services relating to the Company’s global banking initiatives, analysis of certain accounting standards and processes, and analysis of outsourcing initiatives.

In accordance with its charter, the Audit Committee must explicitly approve the engagement of the independent auditor for all audit and permissible non-audit related services, as required by law. The charter also provides that, to the extent permitted by applicable law, the Audit Committee may adopt pre-approval policies and procedures, as well as delegate authority to grant approvals to one or more members of the Audit Committee. During the fiscal years 2013 and 2012, all such services provided by KPMG LLP were approved or pre-approved by the Audit Committee. Additionally, all non-audit related services provided by KPMG LLP were reviewed with the Audit Committee, which concluded that the provision of such services did not compromise KPMG LLP’s independence in the conduct of its auditing function. KPMG LLP also confirmed their independence to the Audit Committee.

    OTHER PROXY PROPOSALS

Proposal No. 4

ADVISORY APPROVAL OF OUR EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “FOR” the Approval of the Compensation of our Named Executive Officers, as Disclosed in this Proxy Statement

In 2011, pursuant to the recommendation of our Board, our stockholders approved the frequency of our advisory vote to approve our executive compensation (otherwise known as “Say on Pay”) to be on an annual basis. Pursuant to Section 14A of the Exchange Act, we are submitting this Say on Pay vote to provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our NEOs as further described in the “Compensation Discussion and Analysis” section of this Proxy Statement, including the compensation tables and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

We ask our stockholders to indicate their support for our executive compensation program for our NEOs and vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee and may not be construed as overruling any decision by the Board or the Compensation Committee. However, the Board and Compensation Committee may, in each of their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” and “Compensation for Named Executive Officers” sections of this Proxy Statement for a detailed discussion of our executive compensation program for our NEOs.

    OTHER PROXY PROPOSALS

INFORMATION ABOUT VOTING AND PROXY SOLICITATION

Voting

Stockholders of our Common Stock are entitled to one vote for each share held on all matters covered by this Proxy Statement, except for the election of directors. With respect to the election of directors, each stockholder has the right to invoke cumulative voting, which entitles each stockholder to as many votes as shall equal the number of shares held by such stockholder multiplied by the number of directors to be elected. A stockholder may cast all of his or her votes for a single candidate or distribute such votes among as many of the candidates as he or she chooses (up to a maximum of the number of directors to be elected). However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination prior to the voting in accordance with Article Fifth of the Restated Certificate of Incorporation of the Company and the stockholder (or any other stockholder) has given notice at the meeting prior to the voting of the stockholder’s intention to cumulate votes. If any stockholder has given such notice, all stockholders may cumulate their votes for candidates properly placed in nomination. If cumulative voting is properly invoked, the Proxy holders (the individuals named on the Proxy Card) are given discretionary authority under the terms of the Proxy to cumulate votes represented by shares for which they are named Proxy holders as they see fit among the nominees in order to assure the election of as many of such nominees as possible.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a Proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by telephone, by using the Internet or by mail are on your Proxy Card or “Notice Regarding the Availability of Proxy Materials,” as applicable. For shares held through a broker, bank or other nominee, follow the voting instructions included with your materials. If you provide specific voting instructions, your shares will be voted as you have instructed for any item on which you provide instructions and as the Proxy holders may determine within their discretion for any other matters, including any additional matters, which properly come before the meeting.

If you hold shares in your name and you sign and return a Proxy Card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters set forth in this Proxy Statement and as the Proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. See “Quorum; Abstentions; Broker Non-Votes” below.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares voted are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares “represented and voting” at the Meeting (the “Votes Cast”) with respect to such matter.

We count abstentions for purposes of determining both (i) the presence or absence of a quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal (other than Proposal No. 1 regarding the election of directors). Accordingly, in cases other than the election of directors, abstentions will have the same effect as a vote against the proposal.

Broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and the beneficial owner does not give instructions. Without such voting instructions, for example, your broker or other nominee cannot vote your shares on “non-routine” matters such as the election of directors, approval of the amended and restated 2006 Equity Incentive Plan and the advisory vote on Say on Pay. Your broker or other nominee may, however, have discretion to vote your shares on “routine” matters, such as the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our 2014 fiscal year. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of Votes Cast with respect to proposals on which brokers, banks or other nominees are prohibited from exercising their discretionary authority.

    MEETING & OTHER INFORMATION

Voting Required

The vote required for each proposal is as follows:

Proposal	Vote Required	Broker Non- Votes Allowed	You May Vote

Proposal No. 1 – Election of Directors	Plurality of Votes Cast*	No	FOR or WITHHOLD

Proposal No. 2 – Approval of Amended and Restated 2006 Equity Incentive Plan	Majority of Votes Cast	No	FOR, AGAINST, or ABSTAIN

Proposal No. 3 – Ratification of Auditors	Majority of Votes Cast	Yes	FOR, AGAINST or ABSTAIN

Proposal No. 4 – Advisory Vote on Say on Pay	Majority of Votes Cast	No	FOR, AGAINST or ABSTAIN

* See “Majority Voting Policy” under “Proposal No. 1 – Elections of Directors.”

Revocability of Proxies

Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke the Proxy at any time prior to its use. A Proxy is revocable prior to the Meeting by delivering either a written instrument revoking it or a duly executed Proxy bearing a later date to our Corporate Secretary or Assistant Corporate Secretary. A Proxy is also automatically revoked if the stockholder is present at the Meeting and votes in person.

Solicitation

This solicitation of Proxies is made by, and on behalf of, our Board. We will bear the entire cost of preparing, assembling, printing, mailing and otherwise making available Proxy materials furnished by the Board to stockholders. Copies of Proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of our Common Stock, as requested. In addition to the solicitation of Proxies by mail, some of our officers, directors and employees may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which we will bear.

Unless otherwise instructed, each valid returned Proxy that is not revoked will be voted:

•	“FOR” each of our nominees to the Board of Directors,

•	“FOR” approval of the amended and restated 2006 Equity Incentive Plan, to reserve an additional 2,000,000 shares of common stock for issuance thereunder,

•	“FOR” ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014,

•	“FOR” approval, on an advisory basis, of our executive compensation (“Say on Pay”), and

•	At the Proxy holders’ discretion on such other matters, if any, as may properly come before the Meeting (including any proposal to adjourn the Meeting).

Delivery of Proxy Materials

In accordance with the rules adopted by the Securities and Exchange Commission (the “SEC”), commonly referred to as “Notice and Access,” we have decided to provide access to our Proxy materials over the internet instead of mailing a printed copy of the materials to every stockholder. Stockholders will not receive printed copies of the Proxy materials unless they request them. Instead, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record (other than stockholders who previously requested electronic or paper delivery of proxy materials) on or about March 12, 2014. The Notice explains the process to access and review the information contained in the Proxy materials and how to vote their proxies over the internet. In addition, the Notice will provide you the option to instruct us to send our future Proxy materials to you electronically by email. All stockholders will have the ability to access the Proxy materials on a website referred to in the Notice or request to receive a printed set of the Proxy materials.

    MEETING & OTHER INFORMATION

For those stockholders who will receive printed copies of the Proxy materials upon request or otherwise, you may receive more than one set of materials, including multiple copies of this Proxy Statement and multiple Proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please follow the instructions on your Proxy Card(s) and vote accordingly.

How to Obtain a Separate Set of Proxy Materials

Stockholders may request to receive Proxy materials in printed form by mail or electronically by email on an ongoing basis. Stockholders who sign up to receive Proxy materials electronically will receive an email with links to the materials, which may give them faster delivery of the materials and will help save printing and mailing costs and conserve natural resources. If you choose to receive future Proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive Proxy materials by email will remain in effect until you terminate it.

For those stockholders who share an address with another stockholder, you may receive only one set of Proxy materials (including our 2013 Annual Report on Form 10-K, Proxy Statement or Notice Regarding the Availability of Proxy Materials, as applicable) unless you have provided contrary instructions. If you wish to receive a separate set of Proxy materials now or in the future, you may write or call us to request a separate copy of these materials from:

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Attention: Kristi Gilbaugh

Telephone: (408) 654-7400

Facsimile: 408-969-6500

Email: kgilbaugh@svb.com

Similarly, if you share an address with another stockholder and have received multiple copies of our Proxy materials, you may write or call us at the above address and phone number to request delivery of a single copy of these materials.

    MEETING & OTHER INFORMATION

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Stockholder Proposals

For a stockholder proposal to be considered for inclusion in our Proxy Statement for the annual meeting next year, the written proposal must be received by our Corporate Secretary at our principal executive offices no later than November 14, 2014. If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s annual meeting, the deadline for inclusion of proposals in the Company’s Proxy Statement is instead a reasonable time before SVB Financial Group begins to print and mail its Proxy materials for the annual meeting next year. Such proposals will need to comply with the SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

SVB Financial Group

3003 Tasman Drive

Santa Clara, California 95054

Facsimile: (408) 969-6500

For a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to approve that proposal, provide the information required by our bylaws and give timely notice to our Corporate Secretary in accordance with our bylaws. In general, our bylaws require that the notice be received by our Corporate Secretary:

•	Not earlier than the close of business on December 24, 2014, and

•	Not later than the close of business on January 24, 2015.

However, if the date of the stockholder meeting is moved more than 30 days before or 60 days after the first anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our Proxy Statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and no later than the close of business on the later of the following two dates:

•	90 days prior to the meeting, and

•	10 days after public announcement of the meeting date.

Nomination of Director Candidates

You may propose director candidates for consideration by the Board’s Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver a Proxy Statement and form of Proxy to holders of a sufficient number of shares of our Common Stock to elect such nominee and provide the information required by our bylaws, as well as a statement by the nominee acknowledging that he or she will owe a fiduciary obligation to us and its stockholders. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time period described above under “Stockholder Proposals.”

    MEETING & OTHER INFORMATION

COPY OF BYLAW PROVISIONS

You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our bylaws also are available through the SEC’s website at www.sec.gov.

2013 ANNUAL REPORT

Stockholders who wish to obtain copies of our Annual Report on Form 10-K for the year ended December 31, 2013, without charge, should address a written request to Kristi Gilbaugh, SVB Financial Group, 3003 Tasman Drive, Santa Clara, California 95054 (Facsimile: (408) 969-6500). The report is also available electronically at www.svb.com/proxy.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Meeting. However, if other matters do properly come before the Meeting, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

    MEETING & OTHER INFORMATION

APPENDIX A

SVB FINANCIAL GROUP

RECONCILIATION OF GAAP

The following table provides a summary of non-GAAP net gains on investment securities, net of noncontrolling interests, for the year ended December 31, 2013:

(Dollars in thousands)	2013
GAAP net gains on investment securities	$419,408

Less: income attributable to noncontrolling interests, including carried interest	342,128

Net gains on investment securities, net of noncontrolling interests	77,280

Less: gains on sales of certain available-for-sale securities	-

Non-GAAP net gains on investment securities, net of noncontrolling interests and excluding gains on sales of certain available-for-sale securities	$77,280

    APPENDICES

APPENDIX B

SVB FINANCIAL GROUP

2006 EQUITY INCENTIVE PLAN

Adopted by the Board of Directors as of February 21, 2006

Approved by Shareholders as of May 11, 2006, April 21, 2011 and April 26, 2012

Amended by the Compensation Committee of the Board of Directors as of June 29, 2006, April 26, 2007, October 22, 2008, March 7, 2011, December 15, 2011 and January 8, 2014, and

by the Board of Directors as of February 22, 2011, February 21, 2012

1.	Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,
•	to provide incentives to individuals who perform services to the Company,
•	to align with stockholder interests, and
•	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

2.	Definitions. As used herein, the following definitions will apply:

(a)	“Administrator” means the Board or any of its Committees, including its Compensation Committee, as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

(c)

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(d)

“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

(e)

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)	“Board” means the Board of Directors of the Company.

(g)	“Cause” means:

(i)	An act of embezzlement, fraud, dishonesty, or breach of fiduciary duty to the Company; or

(ii)	A deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company, or

(iii)	Any unauthorized disclosure of any of the secrets or confidential information of the Company, or

    APPENDICES

(iv)	Inducing any client or customer of the Company to break any contract with the Company or inducing any principal for whom the Company acts as agent to terminate such agency relations; or

(v)	Engaging in any conduct which constitutes unfair competition with the Company; or

(vi)	Any act which results in the Participant being removed from any office of the Company by any bank regulatory agency.

(h)	“Change in Control” means the consummation of any of the following transactions:

(i)

A merger or consolidation of Silicon Valley Bank (the “Bank”) or the Company with any other corporation, other than a merger or consolidation which would result in beneficial owners of the total voting power in the election of directors represented by the voting securities (“Voting Securities”) of the Bank or the Company (as the case may be) outstanding immediately prior thereto continuing to beneficially own securities representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total Voting Securities of the Bank or the Company, or of such surviving entity, outstanding immediately after such merger or consolidation;

(ii)

The filing of a plan of liquidation or dissolution of the Bank or the closing of the sale, lease, exchange or other transfer or disposition by the Bank or the Company of all or substantially all of the Bank’s assets;

(iii)

Any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their beneficial ownership of stock in the Company, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing fifty percent (50%) or more of the Voting Securities; or

(iv)

Any person (as such term is used in Sections 13(d) or 14(d) of the Exchange Act), other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Company, (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Bank, or (C) the Company (with respect to the Company’s ownership of the stock of the Bank) is or becomes the beneficial owner (within the meaning or Rule 13d-3 under the Exchange Act), directly or indirectly, of the securities of the Bank or the Company representing twenty-five percent (25%) or more of the Voting Securities of such corporation, and within twelve (12) months of the occurrence of such event, a change in the composition of the Board occurs as a result of which sixty percent (60%) or fewer of the Directors are Incumbent Directors. For purposes of this definition, Incumbent Directors will mean Directors who either (A) are Directors as of the date hereof, (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) above at the time of such election or nomination, or (C) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors who are Incumbent Directors described in (A) or (B) above at the time of such election or nomination. Notwithstanding the foregoing, “Incumbent Directors” will not include an individual whose election or nomination to the Board occurs in order to provide representation for a person or group of related persons who have initiated or encouraged an actual or threatened proxy contest relating to the election of Directors.

(i)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

    APPENDICES

(j)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(k)	“Common Stock” means the common stock of the Company.

(l)	“Company” means SVB Financial Group, a Delaware corporation, or any successor thereto.

(m)	“Consultant” means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

(n)	“Covered Employee” has the meaning given to such term in Section 12(c).

(o)	“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Section 162(m) of the Code.

(p)	“Director” means a member of the Board.

(q)

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(r)

“Employee” means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(s)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)

“Fair Market Value” means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

(u)	“Fiscal Year” means the fiscal year of the Company.

(v)

“Full Value Award” means an Award granted with an exercise price, if any, less than the Fair Market Value on the date of grant of such Award and generally will be in the form of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units.

(w)

“Incentive Stock Option” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(y)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z)	“Option” means a stock option granted pursuant to the Plan.

(aa)	“Outside Director” means a Director who is not an Employee.

    APPENDICES

(bb)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(cc)	“Participant” means the holder of an outstanding Award.

(dd)	“Performance Goals” will have the meaning set forth in Section 12 of the Plan.

(ee)	“Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

(ff)

“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 11.

(gg)

“Performance Unit” means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 11.

(hh)

“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ii)	“Plan” means this 2006 Equity Incentive Plan.

(jj)	“Restricted Stock” means Shares issued pursuant to an Award of Restricted Stock under Section 9 of the Plan, or issued pursuant to the early exercise of an Option.

(kk)

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 10. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(ll)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(mm)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(nn)	“Service Provider” means an Employee, Director or Consultant.

(oo)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(pp)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 8 is designated as a Stock Appreciation Right.

(qq)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr)	“Successor Corporation” has the meaning given to such term in Section 16(c) of the Plan.

    APPENDICES

3.	Stock Subject to the Plan.

(a)

Stock Subject to the Plan.  Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 7,543,321 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)

Full Value Awards.  Any Shares subject to Full Value Awards will be counted against the numerical limits of this Section 3 as two Shares for every one Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

(c)

Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award will not become available for future grant or sale under the Plan. Shares used to satisfy the tax withholding obligations related to an Award (other than an Option or Stock Appreciation Right) will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 16, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

4.	Administration of the Plan.

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)

Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)

Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

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(b)

Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

(iv)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vi)	to modify or amend each Award (subject to Section 6(c) and 21(c) of the Plan);

(vii)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(viii)

to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine; and

(ix)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

(d)

Limitations on Vesting and Acceleration.  Full Value Awards that result in issuing up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (the “5% Limit”) may be granted to any one or more Service Providers without respect to any minimum vesting provisions included in the Plan. Further, all Full Value Awards that have their vesting discretionarily accelerated by the Administrator other than upon or in connection with a Change in Control or upon or in connection with a Participant’s termination of service due to death, Disability or retirement, are subject to the 5% Limit. Notwithstanding the foregoing, the Administrator may, in its discretion, accelerate the vesting of Full Value Awards such that the Plan minimum vesting requirements still must be met, without such vesting acceleration counting toward the 5% Limit. The 5% Limit shall be considered as one aggregate limit applying to the granting of Full Value Awards to Service Providers without respect to Plan minimum vesting requirements and to the discretionary vesting acceleration of Full Value Awards.

(e)

Vesting of Full Value Awards Granted to Directors.  Full Value Awards that are granted on an annual basis to Directors following the Company’s Annual Meeting of Stockholders, shall become fully vested no earlier than the last day of the Director’s then current annual term of service as a member of the Board. Notwithstanding the foregoing, Full Value Awards granted pursuant to the 5% Limit or Full Value Awards that accelerate in connection with a Change in Control or upon or in connection with a Director’s termination of service due to death, Disability or retirement are not subject to the vesting provisions contained in this Section 4(e).

5.         Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

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6.	Limitations.

(a)

Incentive Stock Option $100,000 Rule.  Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)

Section 162(m) Limitations.  The following limitations shall apply to Awards under the Plan: during any Fiscal Year, no Employee will be granted: (i) Options to purchase more than 250,000 Shares; (ii) Stock Appreciation Rights covering more than 250,000 Shares; (iii) more than an aggregate of 125,000 Shares of Restricted Stock; (iv) more than an aggregate of 125,000 Restricted Stock Units; and (v) Performance Units having an initial value greater than $4,000,000, and more than 125,000 Performance Shares.

(c)

Repricings/Modifications.  The Administrator may not, without first obtaining stockholder approval: (A) modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 16), or (B) cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price. This will include, without limitation, a repricing of the Option or Stock Appreciation Right as well as an exchange program whereby the Participant agrees to cancel an existing Option or Stock Appreciation Right in exchange for an Option, Stock Appreciation Right or other Award.

(d)

Outside Director Award Limitations.  No Outside Director may be granted, in any Fiscal Year, Awards covering Shares having an initial value greater than $500,000. Awards granted to an individual while he or she was an Employee or Consultant, but not an Outside Director, shall not count for purposes of these limitations. The foregoing limitations will be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

7.	Stock Options.

(a)

Term of Option.  The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b)	Option Exercise Price and Consideration.

(i)

Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 7(b), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

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(ii)

Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

(c)	Exercise of Option.

(i)

Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator specifies from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

(ii)

Termination of Relationship as a Service Provider.  If a Participant ceases to be a Service Provider, other than upon the Participant’s termination for Cause or as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)

Disability of Participant.  If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)

Death of Participant.  If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the

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Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(v)

Termination for Cause.  If a Participant’s status as a Service Provider is terminated for Cause, then the Option will immediately terminate, and the Shares covered by such Option will revert to and again become available for issuance under the Plan.

(vi)

Other Termination.  A Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon the Participant’s death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant’s Award Agreement may also provide that if the exercise of the Option following the termination of the Participant’s status as a Service Provider (other than upon the Participant’s death or disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

8.	Stock Appreciation Rights.

(a)

Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)	Number of Shares. Subject to the provisions of Section 6(b), the Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(c)

Exercise Price and Other Terms.  The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant.

(d)

Stock Appreciation Right Agreement.  Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)

Expiration of Stock Appreciation Rights.  The Administrator will determine the term of each Stock Appreciation Right in its sole discretion. Any Stock Appreciation Right granted under the Plan will not be exercisable after the expiration of seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the rules of Section 7(c) also will apply to Stock Appreciation Rights.

(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

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(ii)	The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

9.	Restricted Stock.

(a)

Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)

Restricted Stock Agreement.  Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)

Transferability.  Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)

Removal of Restrictions.  Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The restrictions will lapse at a rate determined by the Administrator; provided, however, that, with respect to Restricted Stock granted to Employees or Consultants, and except as otherwise provided in Section 15(c), Shares of Restricted Stock will not vest more rapidly than one-third (1/3rd) of the total number of Shares of Restricted Stock subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock.

(f)

Voting Rights.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)

Dividends and Other Distributions.  During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)

Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

(i)

Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to

    APPENDICES

qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

10.	Restricted Stock Units.

(a)

Grant.  Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 10(d), may be left to the discretion of the Administrator.

(b)

Vesting Criteria and Other Terms.  The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Restricted Stock Units granted to Employees or Consultants, and except as otherwise provided in Section 15(c), an Award of Restricted Stock Units will not vest more rapidly than one-third (1/3rd) of the total number of Restricted Stock Units subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Restricted Stock Units.

(c)	Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement.

(d)

Form and Timing of Payment.  Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

(e)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

(f)

Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.	Performance Units and Performance Shares.

(a)

Grant of Performance Units/Shares.  Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. Subject to the provisions of Section 6(b), the Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant.

    APPENDICES

(b)

Value of Performance Units/Shares.  Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)

Performance Objectives and Other Terms.  The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine; provided, however, that, with respect to Performance Units/Shares granted to Employees or Consultants, and except as otherwise provided in Section 15(c), Performance Units/Shares will not vest more rapidly than one-third (1/3rd) of the total number of Performance Units/Shares subject to an Award each year from the date of grant (or, if applicable, the date an Employee or Consultant begins his or her employment or service with the Company or any Parent or Subsidiary of the Company), unless the Administrator determines that the Award is to vest upon the achievement of performance criteria and the period for measuring such performance will cover at least twelve (12) months. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may provide at the time of or following the date of grant for accelerated vesting for an Award of Performance Units/Shares.

(d)

Earning of Performance Units/Shares.  After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved.

(e)

Form and Timing of Payment of Performance Units/Shares.  Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)

Cancellation of Performance Units/Shares.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

(g)

Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Performance Units/Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to be qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.	Performance Based Compensation Under Section 162(m).

(a)

General.    If the Administrator, in its discretion, decides to grant an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the provisions of this Section 12 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 12.

    APPENDICES

(b)

Performance Goals.    Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement (“Performance Goals”) including assets; bond rating; cash flow; cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per Share; economic profit; economic value added; equity or stockholder’s equity; earnings; revenue; market share; net income; net profit; net sales; noninterest income as percent of total income; operating earnings; operating income; profit before tax; ratio of debt to debt plus equity; ratio of operating earnings to capital spending; results of regulatory reviews and examinations; return on equity; return on net assets; return on sales; sales; total return to stockholders; book value; ratio of nonperforming assets to performing assets; credit quality; loan balances; deposit balances; or measures of regulatory capital. With respect to the Company as a whole or a business unit of the Company, any Performance Goals may be: (i) used to measure specific performance levels or growth over certain performance periods, and (ii) may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Prior to the Determination Date, the Administrator, will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to the issuance of an Award, which is consistently applied and identified in the financial statements, including footnotes, or the management discussion and analysis section of the Company’s annual report.

(c)

Procedures.    To the extent necessary to comply with the performance-based compensation requirements of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, no later than the Determination Date, the Administrator will, in writing, (a) designate one or more Service Providers who would be considered a “covered employee” within the meaning of Section 162(m) of the Code (hereinafter a “Covered Employee”), (b) select the Performance Goals applicable to the Performance Period, (c) establish the Performance Goals, and amounts or methods of computation of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Goals and the amounts or methods of computation of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Covered Employee, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

(d)

Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Section 162(m) of the Code will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m) of the Code) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

13.       Compliance With Code Section 409A.    Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code, except as otherwise determined in the sole discretion of the Administrator. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A of the Code and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A of

    APPENDICES

the Code the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A of the Code, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A of the Code.

14.       Leaves of Absence.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant who is an Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company of the Affiliate employing the Participant or (ii) transfers between locations of the Company or between the Company and its Affiliates.

For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

15.       Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

16.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)

Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9, 10, and 11.

(b)

Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)

Change in Control.  In the event of a merger of the Company with or into another company or Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the

    APPENDICES

Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Performance Units, the number of implied shares determined by dividing the value of the Performance Units by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 16(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

Notwithstanding anything in this Section 16(c) to the contrary, if a payment under an Award Agreement is subject to Section 409A of the Code and if the change in control definition contained in the Award Agreement does not comply with the definition of “change of control” for purposes of a distribution under Section 409A of the Code, then any payment of an amount that is otherwise accelerated under this Section 16 will be delayed until the earliest time that such payment would be permissible under Section 409A of the Code without triggering any penalties applicable under Section 409A of the Code.

17.	Tax Withholding

(a)

Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)

Withholding Arrangements.  The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

18.       No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

    APPENDICES

19.       Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.       Term of Plan.    Subject to Section 24 of the Plan, the Plan will become effective upon its adoption by the Administrator. It will continue in effect until April 24, 2024, unless terminated earlier under Section 21 of the Plan.

21.	Amendment and Termination of the Plan.

(a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)

Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

22.	Conditions Upon Issuance of Shares.

(a)

Legal Compliance.  Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)

Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.       Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

24.       Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

    APPENDICES

svb

SVB FINANCIAL GROUP

3003 TASMAN DRIVE

SANTA CLARA, CA 95054

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M67044-P45792

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SVB FINANCIAL GROUP

The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:

01) Greg W. Becker 07) Lata Krishnan

02) Eric A. Benhamou 08) Jeffrey N. Maggioncalda

03) David M. Clapper 09) Kate D. Mitchell

04) Roger F. Dunbar 10) John F. Robinson

05) Joel P. Friedman 11) Garen K. Staglin

06) C. Richard Kramlich

The Board of Directors recommends you vote FOR the following proposals: For Against Abstain

2. To approve our 2006 Equity Incentive Plan, as amended and restated, to reserve an additional 2,000,000 shares of common stock for issuance thereunder.

3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

4. To approve, on an advisory basis, our executive compensation.

5. To transact such other business as may properly come before the meeting and any postponements or adjournments thereof, according to the Proxy Holders’ decision and in their discretion.

To cumulate votes as to a particular nominee as explained in the Proxy Statement, check box to the right then indicate the name(s) and the number of votes to be given to such nominee(s) on the reverse side of this card. Please do not check box unless you want to exercise cumulative voting.

Please indicate if you plan to attend this meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Letter to Stockholders from the Chief Executive Officer and Board Chairman, and 2013 Form 10-K Annual Report are available at www.proxyvote.com.

M67045-P45792

SVB FINANCIAL GROUP

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 24, 2014

The undersigned appoints GREG W. BECKER and MICHAEL R. DESCHENEAUX, or either of them, with full power of substitution for himself, as the proxy holder of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the Annual Meeting of Stockholders of SVB Financial Group to be held on Thursday, April 24, 2014, at 4:30 p.m. local time, at the Company’s offices located at 3005 Tasman Drive, Santa Clara, California 95054 and any postponements or adjournments thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner. If the undersigned holds shares in its name, and signs and returns this proxy card without giving specific voting instructions, the undersigned’s shares will be voted as recommended by the Company’s Board on each of the matters set forth below and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Cumulative voting (Complete only if applicable)

NAME OF CANDIDATE

# OF VOTES CAST

1.1

1.2

1.3

1.4

1.5

1.6

1.7

1.8

1.9

1.10

1.11

(If you exercised cumulative voting, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SVB Financial Group
Letter to our stockholders
and partners
YEAR IN REVIEW: 2013
SVB Financial Group made 2013 — our 30th year — our most
successful ever, with record earnings, strong growth across
the business and continued global expansion. We delivered
exceptional financial results while significantly expanding
our relationships and deepening our market position as the
bank of choice for the world’s most innovative companies.

2013 Financial highlights
AVERAGE LOAN letter to our stockholders and partners
BALANCES:
$9.4 BILLION
NET INTEREST
INCOME:
$697
MILLION
AVERAGE
DEPOSIT
BALANCES:
$19.6
BILLION
EARNINGS
PER DILUTED
SHARE: $4.70
GAINS ON
INVESTMENT
SECURITIES: 1
$419.4
MILLION*
GAINS ON
EQUITY
WARRANTS:
$46.1
MILLION
AVERAGE
TOTAL
ASSETS:
$23.2
BILLION
SVB sustained growth and profitability through
another year of low interest rates and intensifying
competition. We grew average loans by 24% and
average total client funds 2 by 15% in 2013, while
also maintaining high credit quality.
We experienced strong performance in our stock
price, which increased 87% from 2012 year-end
to 2013 year-end. We are also proud of the
recognition we received this year, which included
earning a place among Forbes Magazine’s “Best
Banks in America.”3
Our strong performance was driven by a single-minded
pursuit of one goal: to be the bank of the
global innovation economy. To achieve our goal, we
start by forging strong connections with the most
innovative companies early in their development,
as well as their investors, and deepen those
relationships by providing expertise, networks
and solutions that support their long-term growth.
For our success, we owe thanks to our employees,
whose exceptional client focus, enterprising spirit
and drive enable us to maintain our position as the
premier financial partner for innovators worldwide.
Connect
Connecting an innovation economy
across borders
For three decades, we’ve served clients whose ideas and inventions are literally changing the world. Our reputation and relationships give us unique opportunities to help forge new and stronger links among leading players in the global innovation economy, and our ability to help them grow continues to drive significant revenue for SVB. In 2013, we added more than 2,000 new early-stage clients, continuing to fuel our pipeline of growing companies we can serve as they expand. We also increased our investments in products and services designed to meet the needs of larger companies, which are typically 10 to 20 times more profitable than early-stage companies. As a result, we grew our ranks of new larger clients
(those with more than $75 million in annual revenue) and drove $600 million in new loans outstanding in 2013 from this group alone. 4
Innovation is a global phenomenon. More than ever, we are connecting entrepreneurs, multinational companies, investors and partners across borders as a normal course of our business. Our global expansion efforts to date have garnered new, non-U.S. clients that contributed $800 million in loans from our international locations. More than 700 of these companies also leverage our U.S. banking services.
The London branch of Silicon Valley Bank, which celebrated its first full year of operation in June, was named service provider of the year for the second year in a row by investors at the annual Investor AllStars awards in the United Kingdom. 5 This year also marked the first anniversary of SPD-
Silicon Valley Bank, our joint-venture bank in China, where we are forming relationships to support innovation and our long-term growth in Asia.
Champion
Championing innovation through insights
and influence
Using the knowledge, networks and solutions we have built by being the banking partner of choice for technology and life science companies of all sizes, we can truly help innovators grow and succeed.
As a champion of innovation, we have made strides in helping our high-growth clients get an audience with some of the world’s largest companies as a result of our relationships with corporate venture funds, corporate development teams and innovation groups. For example, early in 2013, we hosted an event that brought together a large educational toy company and several online gaming startup clients to explore partnership opportunities.
Another of our events gave emerging media clients the chance to meet with a global broadcasting entity and discuss the future of media. Our deep portfolio of clients and our understanding of their offerings helped facilitate these meetings, resulting in new, valuable relationships for both established corporations and startups. This is exactly what we mean when we say we help increase our clients’ probability of success.
We also strive to increase our clients’ chances of success by speaking out on issues that significantly influence innovation companies’ growth,
Q2
Completed rollout of new business-to-business payment
platform for small and midsize companies
Excellence Award for international
service to midsize companies from
Greenwich Associates
Released mobile
banking app
Average loans broke the
$9 billion threshold
Q1

including immigration reform, science/technology/engineering/math (STEM)
education and the medical-device tax provision of the Affordable Care Act in the United States. We have an opportunity to ensure our government representatives consider the impact of their decisions on high-growth, innovative companies in particular and on the future of business overall.
To that end, we conduct annual research to share with the public and government officials, and in 2013 led delegations of CEOs to speak directly with policymakers in Washington, D.C.
Guide
Guiding clients from idea to innovation
As a valued partner to the global innovation ecosystem, we must innovate ourselves — continually working to anticipate and resolve our clients’
challenges more effectively and to make it easy for companies to do business with us. We expanded our products and services in 2013 as part of our long-term strategy to be the bank of choice for innovation companies of all sizes worldwide. Simplicity and scalability remain high priorities as we continue to invest in expertise, technology and solutions that improve our clients’ experience.
These efforts included improving our digital and mobile banking systems so clients can bank with us from any platform. We also introduced a digital client on boarding system that improved a historically painful process. We now provide single-point entry of client information and have reduced the time required to open accounts from weeks to days.
Our investments in products that growing companies require, such as trade finance and foreign exchange, has fueled our success in retaining early-stage clients and winning the business of larger companies. Today, we have a wide range of solutions to serve high-performance companies wherever they do business, and we are continually developing new products and services.
For example, we are creating new solutions that meet the needs of emerging payments businesses, generate high payment volumes and in turn deliver new revenue streams for SVB.
Achieve
Realizing success when our clients succeed
The global innovation economy is growing, and we are growing with it. Our performance is directly tied to the success of our clients, who seek us out for our decades of experience, extensive connections and proven ability to increase their chances of success.
Our long-standing commitment to these companies has allowed us to increase our share of the most promising and best performers among them. In 2013,
64% of U.S.-based venture capital-backed technology and life science companies that went public were SVB clients.
The success of our clients creates additional long-term growth opportunities for us and solidifies our market position as the banking partner of choice for high-growth companies.
2013 accomplishments
92%
We continued our
global expansion
in 2013, growing
global loans
outstanding
by 92%.
600M
We increased the
number of new larger
clients (those with
more than $75 million
in annual revenue) and
drove $600 million in
new loans outstanding
from this group alone.
64%
64% of U.S.-based
venture capital–
backed technology
and life science
companies that went
public were SVB clients.
2 K+
We added more than
2,000 early-stage
companies.
Launched 30 Years | 30 Causes
global community service initiative
First anniversary of U.K. branch and
joint-venture bank in China
Received the European Investor
AllStars Service Provider of the Year
award for second straight year5
Celebrated 30th year
in business
Listed among America’s
biggest banks by Forbes6
Named one of America’s
best banks by Forbes3

Letter to our stockholders and partners
Share MIX Paper from responsible sources FSC® C101537 FSC www.fsc.org
Sharing our success
Our continued success and dedicated employees afford us greater opportunities to give back to the communities in which we operate.
To celebrate our 30th anniversary, we launched the “30 Years | 30
Causes” initiative, which united our employees around the world in performing volunteer projects to benefit local not-for-profit organizations. In all, nearly 1,400 employees and their families gave more than 6,000 hours of volunteer service at events in five countries.
The initiative was the brainchild of our employees, reflecting the same dedication and spirit of service they bring to our clients.
Our employees support many other fundraising and community
service projects annually. In 2013, SVB was selected yet again as one of the top corporate philanthropists in the San Francisco Bay Area.
Our employees worldwide raised $42,000 for men’s health during the global Movember campaign, $140,000 for the Leukemia and
Lymphoma Society and $830,000 for Best Buddies International.
Also, the SVB Foundation awarded grants totaling nearly $200,000 to 85 organizations for which our employees volunteer.
Outlook for 2014 and beyond
After years of strong performance, we see abundant opportunities ahead and believe we are well positioned for continued growth. The pace of new company formation remains strong, and startups and established companies alike are bringing exceptional products and intellectual property to market at a healthy pace. With new industries and technologies emerging every day, the pie is getting bigger for the innovation sector.
We remain committed to supporting our clients of all sizes, especially early-stage companies and their investors. We will continue to nurture and maintain those relationships to help our startup clients grow.
At the same time, we will cultivate new relationships with larger innovation companies, private equity firms and the people who drive them. And we will support our clients wherever they are by continuing to expand our global presence and international capabilities.
Like all businesses, we face some familiar challenges. More banks are competing to do business with the best companies, and interest rates are expected to remain low in the near term despite an improving economic outlook.
SVB is well positioned to meet these challenges. Our focus and commitment to the innovation sector, and our history of helping clients succeed, give us a significant competitive advantage with companies at all stages. We are off to a strong start in 2014. Moreover, the stellar performance we achieved in 2013, and the dedication of our outstanding employees to advance our strategic plans, make us even more optimistic for the long term.
Sincerely,
Roger F. Dunbar
Chairman of the Board of Directors
Greg Becker
President and CEO
1 For the year ended December 31, 2013, we had net gains on investment securities of $419.4 million with $342.1 million of net gains attributable to noncontrolling interests, including carried interests, resulting in non-GAAP net gains on investment securities, net of noncontrolling interests, of $77.3 million.
2 Total client funds consist of on-balance sheet deposits and off-balance sheet client investment funds.
3 “Full List: America’s Best and Worst Banks 2014,” December 19, 2013, www.forbes.com/sites/kurtbadenhausen/2013/12/19/full-list-americas-best-and-worst-banks-2014.
4 All monetary figures are U.S. dollars.
5 “Investor AllStars 2013,” September 2013, www.investorallstars.com/IAS/winners.html.
6 “America’s Biggest Banks,” November 21, 2013, www.forbes.com/sites/halahtouryalai/2013/11/21/americas-biggest-banks-jpmorgan-wells-fargokeep-
growing-while-bofa-citi-shrink.
Letter to our stockholders and partners
CORPORATE HEADQUARTERS
3003 Tasman Drive, Santa Clara, CA 95054 U.S.A., Phone 408.654.7400 svb.com
This letter contains forward-looking statements within the meaning of applicable federal securities laws. Such statements are predictions and actual results may differ materially. Information about factors that could cause actual results to differ materially from our forward-looking statements is provided in our 2013 Annual Report on Form 10-K.
© 2014 SVB Financial Group. All rights reserved. Member Federal Reserve System. SVB>, SVB> Find a way,
SVB Financial Group and Silicon Valley Bank are registered trademarks.
FG-14-13259. Rev 02-27-14.